     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 20, 2003



                                                     REGISTRATION NO. 333-105783

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          TESORO PETROLEUM CORPORATION
                             AND OTHER REGISTRANTS
                     (SEE TABLE OF OTHER REGISTRANTS BELOW)
             (Exact name of registrant as specified in its charter)

           DELAWARE                          2911                         95-0862768
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

           300 CONCORD PLAZA DRIVE                        JAMES C. REED, JR., ESQ.
        SAN ANTONIO, TEXAS 78216-6999                    EXECUTIVE VICE PRESIDENT,
                (210) 828-8484                         GENERAL COUNSEL AND SECRETARY
 (Address, including zip code, and telephone              300 CONCORD PLAZA DRIVE
                   number,                             SAN ANTONIO, TEXAS 78216-6999
including area code, of registrant's principal                 (210) 828-8484
              executive offices)                  (Name, address, including zip code, and
                                                             telephone number,
                                                 including area code, of agent for service)

                                    COPY TO:

                               CHARLES L. STRAUSS
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                              HOUSTON, TEXAS 77010
                                 (713) 651-5151

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                             ---------------------
     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           TABLE OF OTHER REGISTRANTS

                                                   STATE OR OTHER    PRIMARY STANDARD
                                                  JURISDICTION OF       INDUSTRIAL       I.R.S. EMPLOYER
EXACT NAME OF REGISTRANT AS                        INCORPORATION      CLASSIFICATION      IDENTIFICATION
SPECIFIED IN ITS CHARTER                          OR ORGANIZATION         NUMBER              NUMBER
---------------------------                       ----------------   ----------------   ------------------
Digicomp Inc. ..................................  Delaware                 7379             74-2521015
Far East Maritime Company.......................  Delaware                 4422             74-2886469
Gold Star Maritime Company......................  Delaware                 4422             74-2886462
Kenai Pipe Line Company.........................  Delaware                 4613             94-6062891
Smiley's Super Service, Inc. ...................  Hawaii                   5541             99-0088611
Tesoro Alaska Company...........................  Delaware                 2911             94-1646130
Tesoro Alaska Pipeline Company..................  Delaware                 4613             74-1839523
Tesoro Aviation Company.........................  Delaware                 4522             74-2922277
Tesoro Financial Services Holding Company.......  Delaware                 6711             51-0377202
Tesoro Gas Resources Company, Inc. .............  Delaware                 1311             92-0150083
Tesoro Hawaii Corporation.......................  Hawaii                   2911             99-0143882
Tesoro High Plains Pipeline Company.............  Delaware                 4612             74-3009696
Tesoro Marine Services Holding Company..........  Delaware                 5171             74-2807425
Tesoro Marine Services, LLC.....................  Delaware                 5171             74-2766974
Tesoro Maritime Company.........................  Delaware                 4422             74-2886466
Tesoro Northstore Company.......................  Alaska                   5541             92-0098209
Tesoro Petroleum Companies, Inc. ...............  Delaware                 7389             74-2385513
Tesoro Refining and Marketing Company...........  Delaware                 2911             76-0489496
Tesoro Technology Company.......................  Delaware                 7379             74-2521013
Tesoro Trading Company..........................  Delaware                 5172             75-3025497
Tesoro Vostock Company..........................  Delaware                 5172             74-2257610
Tesoro Wasatch, LLC.............................  Delaware                 6519             74-3009694
Victory Finance Company.........................  Delaware                 6719             51-0377203

                      (TESORO PETROLEUM CORPORATION LOGO)

                          TESORO PETROLEUM CORPORATION
                               OFFER TO EXCHANGE
                   8% SENIOR SECURED NOTES DUE 2008, SERIES B
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                                      FOR
                            ANY AND ALL OUTSTANDING
                        8% SENIOR SECURED NOTES DUE 2008
                 ($375,000,000 IN PRINCIPAL AMOUNT OUTSTANDING)

                               THE EXCHANGE OFFER


     The exchange offer expires at 5:00 p.m., New York City time, on July 22, 2003, unless extended.


     The exchange offer is not conditioned upon the tender of any minimum aggregate amount of the outstanding 8% Senior Secured Notes due 2008, which we refer to in this prospectus as the outstanding 8% notes.

     All of the outstanding 8% notes tendered according to the procedures in this prospectus and not withdrawn will be exchanged for an equal principal amount of exchange notes.

     The exchange offer is not subject to any condition other than that it not violate applicable laws or any applicable interpretation of the staff of the Securities and Exchange Commission.

                               THE EXCHANGE NOTES

     The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding 8% notes, except that we have registered the exchange notes with the Securities and Exchange Commission. In addition, the exchange notes will not be subject to the transfer restrictions applicable to the outstanding 8% notes. We will not apply for listing any of the exchange notes on any securities exchange or to arrange for them to be quoted on any quotation system.

     Tesoro's obligations under the exchange notes will be jointly and severally guaranteed by each of its current and future material domestic restricted subsidiaries. In addition, the exchange notes and the guarantees will be secured on a first-priority basis (subject to permitted prior liens) by certain collateral as described in "Description of the Exchange Notes -- Security".

     Interest on the exchange notes will accrue from April 17, 2003, or from the most recent interest payment date to which interest has been paid, and is payable on April 15 and October 15 of each year, beginning on October 15, 2003. The notes will mature on April 15, 2008.

     WE URGE YOU TO CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 21 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this prospectus is June 20, 2003.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Available Information.......................................  iii
Forward-Looking Statements..................................  iii
Prospectus Summary..........................................    1
Risk Factors................................................   21
The Exchange Offer..........................................   32
Use of Proceeds.............................................   41
Ratio of Earnings to Fixed Charges..........................   41
Capitalization..............................................   43
Selected Historical Consolidated Financial Data.............   44
Description of Other Indebtedness...........................   46
Description of the Exchange Notes...........................   49
Certain Federal Income Tax Considerations...................  107
Plan of Distribution........................................  111
Legal Matters...............................................  111
Experts.....................................................  112


     We are not making an offer to sell, or a solicitation of an offer to buy, the outstanding 8% notes or the exchange notes in any jurisdiction where, or to any person to or from whom, the offer or sale is not permitted.

     We urge you to contact us with any questions about this exchange offer or if you require additional information to verify the information contained in this document.

     We are not making any representation to any holder of the outstanding 8% notes regarding the legality of an investment in the exchange notes by it under any legal investment or similar laws or regulations. You should not consider any information in this document to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the exchange notes.

     The federal securities laws prohibit trading in our securities while in possession of material non-public information with respect to us.
                             ---------------------
                     NOTICE TO NEW HAMPSHIRE RESIDENTS ONLY

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.
                             ---------------------
     We sold the outstanding 8% notes to Goldman, Sachs & Co. and Banc One Capital Markets, Inc., as the initial purchasers, on April 17, 2003, in transactions not registered under the Securities Act of 1933, as amended, in reliance upon the exemption provided in Section 4(2) of the Securities Act. The initial purchasers placed the outstanding 8% notes with qualified institutional buyers (as defined in Rule 144A under the Securities
Act) ("Qualified Institutional Buyers" or "QIBs"), each of whom agreed to comply with certain transfer restrictions and other restrictions. Accordingly, the outstanding 8% notes may not be reoffered, resold or otherwise transferred in the United States unless such transaction is registered under the Securities Act or an applicable exemption from the registration requirements of the Securities Act is available. We are offering the exchange notes hereby in order to satisfy our obligations under a registration rights agreement among us, the subsidiary guarantors and the initial purchasers relating to the outstanding 8% notes.

     The exchange notes will bear interest at a rate of 8% per annum, payable semiannually on April 15 and October 15 of each year, commencing October 15, 2003. Holders of exchange notes of record on October 1, 2003, will receive on October 15, 2003, an interest payment in an amount equal to (x) the accrued interest on such exchange notes from the date of issuance thereof to October 15, 2003, plus (y) the accrued interest on the previously held outstanding 8% notes from the date of issuance of such outstanding 8% notes (April 17, 2003) to the date of exchange thereof. The outstanding 8% notes and the exchange notes mature on April 15, 2008.

     The outstanding 8% notes were initially represented by two global outstanding 8% notes (the "Old Global Notes") in registered form, registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC" or the "Depositary"), as depositary. The exchange notes exchanged for outstanding 8% notes represented by the Old Global Notes will be initially represented by one or more global exchange notes (the "Exchange Global Notes") in registered form, registered in the name of the Depositary. See "Description of the Exchange Notes -- Book-Entry, Delivery and Form". References herein to "Global Notes" shall be references to the Old Global Notes and the Exchange Global Notes.

     Based on an interpretation of the Securities Act by the staff of the Securities and Exchange Commission (the "SEC" or "Commission"), exchange notes issued pursuant to the exchange offer in exchange for outstanding 8% notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased such outstanding 8% notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is our "affiliate" (within the meaning of Rule 405 of the Securities Act)), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is acquiring the exchange notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes. Holders of outstanding 8% notes wishing to accept the exchange offer must represent to us that such conditions have been met.

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must agree that it will deliver a prospectus in connection with any resale of such exchange notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding 8% notes where such outstanding 8% notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of one year after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".

     The exchange notes will be a new issue of securities for which there currently is no market. The initial purchasers are not obligated to make a market in the exchange notes, and any such market making may be discontinued at any time without notice. As the outstanding 8% notes were issued and the exchange notes are being issued to a limited number of institutions who typically hold similar securities for investment, we do not expect that an active public market for the exchange notes will develop. Accordingly, there can be no assurance as to the development, liquidity or maintenance of any market for the exchange notes on any securities exchange or for quotation through the Nasdaq Stock Market. See "Risk Factors".

                             AVAILABLE INFORMATION

     Tesoro files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document Tesoro files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-888-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's Web site at www.sec.gov or through Tesoro's web site at www.tesoropetroleum.com. However, the information on Tesoro's web site does not constitute a part of this prospectus.

     In this document, Tesoro "incorporates by reference" the information it files with the SEC, which means that Tesoro can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. Tesoro incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and until this offering is completed:

     - Tesoro's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

     - Tesoro's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003;

     - Tesoro's Current Report on Form 8-K filed on February 25, 2002, as amended by Amendment No. 1 to the Current Report on Form 8-K filed on April 22, 2002;

     - Tesoro's Current Report on Form 8-K filed on May 24, 2002, as amended by Amendment No. 1 to the Current Report on Form 8-K filed on July 16, 2002 and Amendment No. 2 to the Current Report on Form 8-K filed on July 24, 2002;

     - Tesoro's Current Report on Form 8-K filed on April 2, 2003;

     - Tesoro's Current Report on Form 8-K filed on April 24, 2003; and

     You may request a copy of these filings at no cost, by writing or telephoning Tesoro at: 300 Concord Plaza Drive, San Antonio, Texas 78216-6999, or (210) 828-8484, Attention: Corporate Communications.

     The financial statements as of December 31, 2001 and 2000 and for the year ended December 31, 2001 and the four month period ended December 31, 2000 of the Golden Eagle Refining and Marketing Assets Business (the California refinery and related business) incorporated herein by reference were audited by Arthur Andersen LLP. After reasonable efforts, we were not able to obtain Arthur Andersen LLP's consent to the incorporation by reference of its audit report dated February 14, 2002 (Note 16 is dated February 20, 2002) into this prospectus. However, Rule 437a under the Securities Act of 1933, as amended, permits us to file the registration statement of which this prospectus is a part without Arthur Andersen LLP's written consent. Accordingly, investors will not be able to sue Arthur Andersen LLP pursuant to Section 11(a)(4) of the Securities Act of 1933, and any recover under that section you may have may be limited as a result of the lack of Arthur Andersen LLP's consent.

     You should rely only upon the information provided in this prospectus or incorporated by reference into this prospectus. Tesoro has not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, including any information incorporated by reference, is accurate as of any date other than the date of this prospectus.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes and incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are included throughout this prospectus, including in the sections entitled "Prospectus Summary" and "Risk Factors" and relate to, among other things, projections of refining margins, revenues, earnings, earnings per share, cash flows, capital expenditures, working capital or other financial items, throughput, expectations regarding debt reduction goals, discussions of estimated future revenue enhancements, potential synergies and cost savings. These statements also relate to our business strategy, goals and expectations concerning our market position, future operations, margins, profitability, liquidity and capital resources. We have used the words "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "predict", "project", "will" and similar terms and phrases to identify forward-looking statements in this prospectus.

     Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Accordingly, these forward-looking statements are qualified in their entirety by reference to the factors described in "Risk Factors" and elsewhere, in this prospectus.

     Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors including, but not limited to:

     - changes in general economic conditions;

     - the timing and extent of changes in commodity prices and underlying demand for our products;

     - the availability and costs of crude oil, other refinery feedstocks and refined products;

     - changes in our cash flow from operations, liquidity and capital requirements;

     - our ability to achieve our debt reduction goal;

     - our ability to meet debt covenants;

     - adverse changes in the ratings assigned to our trade credit and debt instruments;

     - reduced availability of trade credit;

     - increased interest rates and the condition of the capital markets;

     - the direct or indirect effects on our business resulting from actual or threatened terrorist incidents or acts of war;

     - political developments in foreign countries;

     - changes in our inventory levels and carrying costs;

     - seasonal variations in demand for refined products;

     - changes in the cost or availability of third-party vessels, pipelines and other means of transporting feedstocks and products;

     - changes in fuel and utility costs for our facilities;

     - disruptions due to equipment interruption or failure at our or third-party facilities;

     - execution of planned capital projects;

     - state and federal environmental, economic, safety and other policies and regulations, any changes therein, and any legal or regulatory delays or other factors beyond our control;

     - adverse rulings, judgments, or settlements in litigation or other legal or tax matters, including unexpected environmental remediation costs in excess of any reserves;

     - actions of customers and competitors;

     - weather conditions affecting our operations or the areas in which our products are marketed; and

     - earthquakes or other natural disasters affecting operations.

     Many of these factors are described in greater detail in our filings with the SEC. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this prospectus.

                               PROSPECTUS SUMMARY

     This summary may not contain all the information that may be important to you. You should read this entire prospectus, including the financial data and related notes, before making an investment decision. The terms "Tesoro", the "company", "we", "our" and "us" in this prospectus refer to Tesoro Petroleum Corporation and its subsidiaries, unless the context otherwise requires. You should pay special attention to the "Risk Factors" section beginning on page 21 of this prospectus to determine whether an investment in the notes is appropriate for you.

                                    OVERVIEW

     We are an independent refiner and marketer with two major operating segments -- (1) refining crude oil and other feedstocks and selling petroleum products in bulk and wholesale markets (we refer to this segment as "Refining") and (2) selling motor fuels and convenience products and services in the retail market (we refer to this segment as "Retail"). Through our Refining segment, we manufacture products, primarily gasoline and gasoline blendstocks, jet fuel, diesel fuel and residual fuel, for sale to a wide variety of commercial customers in the mid-continental and western United States. Our Retail segment distributes motor fuels through a network of gas stations, primarily under the Tesoro(R) and Mirastar(R) brands. In addition to our Refining and Retail segments, we also market and distribute petroleum products and provide logistical support services to the marine and offshore exploration and production industries operating in the Gulf of Mexico.

                                  THE COMPANY

THE TRANSFORMATION OF TESORO

     Beginning in 1998, we entered into a series of acquisitions and strategic initiatives that we believe have significantly enhanced our competitive position, the composition and geographical focus of our assets and our financial and operating performance. Key components of this transformation include:

     - expansion of our refining capacity through the acquisition of our Hawaii and Washington refineries in 1998, our Mid-Continent refineries in 2001 and our California refinery in 2002, which increased our rated crude oil capacity from 72,000 barrels-per-day ("bpd") in 1997 to 558,000 bpd today;

     - achievement of significant size by becoming the second largest refiner in our core markets;

     - creation of an integrated refining and marketing system focused on markets in the western United States;

     - divestiture of our exploration and production assets at the end of 1999 to focus on the refining and marketing sector; and

     - investment in capital projects to increase our ability to process less expensive feedstocks, maximize high value products, increase throughput and meet environmental requirements.

REFINING

     We own and operate six petroleum refineries, which are located in California ("California" region), Alaska and Washington ("Pacific Northwest" region), Hawaii ("Mid-Pacific" region) and North Dakota and Utah
("Mid-Continent" region). We sell refined products to a wide variety of customers in the mid-continental and western United States.

     Our six refineries have a combined rated crude oil capacity of 558,000 bpd. We operate the largest refineries in Hawaii and Utah, the second largest refinery in Alaska, the only refinery in North Dakota and the second largest refinery in northern California. Capacity and throughput rates of crude oil and other feedstocks by refinery are as follows:

                                                             THROUGHPUT (BPD)
                                                  ---------------------------------------
                                                                                  THREE
                                                                                 MONTHS
                                        RATED                                     ENDED
                                      CRUDE OIL                                 MARCH 31,
REFINERY                              CAPACITY     2000      2001      2002       2003
--------                              ---------   -------   -------   -------   ---------
                                        (BPD)
CALIFORNIA(a)
  California........................   168,000         --        --    94,600    157,800
PACIFIC NORTHWEST
  Washington........................   108,000    116,600   119,400   104,000    105,600
  Alaska............................    72,000     48,500    50,000    53,000     44,300
MID-PACIFIC
  Hawaii............................    95,000     84,400    87,100    81,900     75,400
MID-CONTINENT(b)
  North Dakota......................    60,000         --    17,100    51,400     49,200
  Utah..............................    55,000         --    16,500    50,100     32,200
                                       -------    -------   -------   -------    -------
     Total(a)(b)....................   558,000    249,500   290,100   435,000    464,500
                                       =======    =======   =======   =======    =======

---------------

(a) Throughput volumes in 2002 included the California refinery since we acquired it on May 17, 2002, averaged over 365 days. Throughput for the California refinery averaged over the 229 days we owned it in 2002 was 150,800 bpd.

(b) Throughput volumes in 2001 included the Mid-Continent refineries since we acquired them on September 6, 2001, averaged over 365 days. Throughput for these refineries averaged over the 117 days that we owned them in 2001 was 53,500 bpd in North Dakota and 51,500 bpd in Utah.

  CALIFORNIA REFINERY

     Our California refinery, located in Martinez approximately 30 miles east of San Francisco, is a highly complex refinery with a rated crude oil capacity of 168,000 bpd. Major product upgrading units at the refinery include a fluid catalytic cracking ("FCC"), fluid coker, hydrocracking, naphtha reforming, vacuum distillation, hydrotreating and alkylation units. These units enable the refinery to produce a high proportion of motor fuels, including cleaner-burning California Air Resources Board ("CARB") gasoline and CARB diesel products as well as conventional gasoline and diesel. Other products produced at the refinery include liquefied petroleum gas, coke, fuel oil, decant oil and other residual products. The refinery receives crude oil primarily from California and Alaska transported by ship and third-party pipelines. The refinery distributes refined products through third-party pipelines, terminals and truck racks and our Stockton and Martinez, California terminals. A major turnaround at the refinery, including the refinery's fluid coker, was completed in March 2002, and a turnaround of the larger crude unit was completed in the second quarter of 2002. The next scheduled turnaround is for the hydrocracker in the fourth quarter of 2004.

  PACIFIC NORTHWEST REFINERIES

  Washington

     Our Washington refinery, located in Anacortes on the Puget Sound about 60 miles north of Seattle, has a total rated crude oil capacity of 108,000 bpd. Major product upgrading units at the refinery include the FCC, alkylation, hydrotreating, vacuum distillation and catalytic reforming units. The FCC and other product upgrade units enable the Washington refinery to produce approximately 75% of its output as light products, that is, gasoline (including cleaner-burning CARB gasoline), diesel and jet fuel. The FCC unit also can upgrade heavy vacuum gas oils from our Alaska and Hawaii refineries and other suppliers. The refinery receives crude oil from Canada transported by the third-party Transmountain Pipeline and from Alaska and Southeast Asia by ship through the refinery's marine terminal. The refinery distributes refined products through third-party pipeline systems, truck racks, marine terminals, and by rail. We completed a turnaround of the FCC and alkylation units at the end of the first quarter of 2002. The next scheduled turnaround is for the crude distillation and reformer units in the fourth quarter of 2004.

  Alaska

     Our Alaska refinery is located near Kenai approximately 70 miles southwest of Anchorage and adjacent to the Cook Inlet. The refinery has a total rated crude oil capacity of 72,000 bpd. Major product upgrading units include the vacuum distillation, distillate hydrocracking, hydrotreating and catalytic reforming units. The Alaska refinery produces liquefied petroleum gas, gasoline and gasoline blendstocks, jet fuel, diesel fuel, heating oil, liquid asphalt, heavy oils and residual products. The refinery receives crude oil primarily from the Alaska Cook Inlet and North Slope transported either by ship through our Kenai marine terminal or through our pipeline connecting some of the Cook Inlet producing fields with the Kenai marine terminal. The refinery distributes refined products through the Kenai marine terminal and our pipeline connecting the Alaska refinery to our terminals and the airport in Anchorage. We completed a scheduled maintenance turnaround of all major process units at the Alaska refinery in May 2003, and the next turnaround of all major process units is scheduled for the second quarter of 2005.

  MID-PACIFIC REFINERY

  Hawaii

     Our Hawaii refinery, located at Kapolei 22 miles west of Honolulu, produces liquified petroleum gas, gasoline and gasoline blendstocks, jet fuel, diesel fuel and fuel oil. The refinery has a total rated crude oil capacity of 95,000 bpd. Major product upgrading units include the vacuum distillation, distillate hydrocracking, hydrotreating, visbreaking and catalytic reforming units. The refinery receives crude oil primarily from Alaska and Southeast Asia transported by ship to our offshore mooring terminal, which is connected by three pipelines to the refinery. The refinery distributes refined products through our pipeline system on the island of Oahu, and through third-party and Tesoro-owned terminals at Honolulu International Airport, Honolulu Harbor and on the islands of Maui, Kauai and Hawaii. We completed a scheduled maintenance turnaround in the third quarter of 2000, and the next turnaround of all major units is scheduled for the first quarter of 2004.

  MID-CONTINENT REFINERIES

  North Dakota

     Our North Dakota refinery is located near Mandan. This 60,000 bpd refinery is the only one in the state and serves both in-state needs and those of neighboring Minnesota. Major product upgrading units at the refinery include the FCC, reforming, hydrotreating and alkylation units. The North Dakota refinery's primary products include gasoline, diesel fuel and jet fuel. The refinery receives crude oil primarily from the Williston Basin transported through our pipeline connecting the refinery with the Williston Basin and adjacent production areas in North Dakota and Montana. The refinery distributes refined products through a third-party pipeline connecting the refinery with third-party terminals in Minnesota and North Dakota. A maintenance turnaround of all major process units is scheduled at the North Dakota refinery in the fourth quarter of 2003.

  Utah

     Our Utah refinery is located in Salt Lake City. The 55,000 bpd refinery supplies products to the Utah, Idaho and eastern Washington marketing areas. The Utah refinery's primary products include gasoline, diesel fuel and jet fuel. Major product upgrading units include the FCC, reforming, hydrotreating and alkylation units. The refinery receives crude oil from Canada and the Rocky Mountains transported by third party pipelines and trucks. The refinery distributes refined products through a system of both Tesoro-owned and third-party terminals and pipeline connections to Utah, Idaho, Washington, Nevada and Wyoming. We completed a maintenance turnaround of the crude distillation and reforming units in March 2003. The next major turnaround is scheduled for the first quarter of 2006.

  TYPES OF FEEDSTOCKS AND PRODUCT YIELD

     Actual throughput of crude oil and other feedstocks and our refining yield, in volume and as a percentage, are summarized below:

                                                                                    THREE MONTHS
                                                                                       ENDED
                                          2000           2001           2002       MARCH 31, 2003
                                      ------------   ------------   ------------   --------------
                                      VOLUME    %    VOLUME    %    VOLUME    %    VOLUME     %
                                      ------   ---   ------   ---   ------   ---   -------   ----
                                                     (VOLUMES IN THOUSANDS OF BPD)
TOTAL REFINING THROUGHPUT(a)(b)
  Heavy crude(c)....................   106      43%   131      45%   212      49%    283      61%
  Light crude.......................   133      53    151      52    205      47     168      36
  Other feedstocks..................    10       4      8       3     18       4      14       3
                                       ---     ---    ---     ---    ---     ---     ---     ---
     Total Throughput...............   249     100%   290     100%   435     100%    465     100%
                                       ===     ===    ===     ===    ===     ===     ===     ===
TOTAL REFINING YIELD(d)(e)
  Gasoline and gasoline
     blendstocks....................    95      37%   111      37%   204      45%    230      47%
  Jet fuel..........................    58      23     59      20     64      15      56      12
  Diesel fuel.......................    39      15     53      18     87      19      98      20
  Heavy oils, residual products,
     internally produced fuel and
     other..........................    65      25     75      25     95      21     100      21
                                       ---     ---    ---     ---    ---     ---     ---     ---
     Total Yield....................   257     100%   298     100%   450     100%    484     100%
                                       ===     ===    ===     ===    ===     ===     ===     ===

---------------

(a) Throughput volumes in 2001 included 33,600 bpd for the Mid-Continent refineries since we acquired them on September 6, 2001, averaged over 365 days. Throughput for these refineries averaged over the 117 days that we owned them in 2001 was 105,000 bpd.

(b) Throughput volumes in 2002 included 94,600 for the California refinery since we acquired it on May 17, 2002, averaged over 365 days. Throughput for the California refinery averaged over the 229 days we owned it in 2002 was 150,800 bpd.

(c) We define "heavy" crude oil as Alaska North Slope or crude oil with an American Petroleum Institute specific gravity of 32 or less.

(d) Refining yield in 2001 included 34,900 bpd for the Mid-Continent refineries since we acquired them on September 6, 2001, averaged over 365 days. Refining yield for these refineries averaged over the 117 days we owned them in 2001 was 108,700 bpd.

(e) Refining yield in 2002 included 100,400 bpd for the California refinery since we acquired it on May 17, 2002, averaged over 365 days. Refining yield for the California refinery averaged over the 229 days we owned it was 160,000 bpd.

  TERMINALS AND PIPELINES

     We currently operate refined product terminals in the following locations:

     - California -- Martinez and Stockton;

     - Washington -- Anacortes, Port Angeles and Vancouver;

     - Alaska -- Anchorage and Kenai;

     - Hawaii -- on the islands of Hawaii, Kauai, Maui and Oahu;

     - North Dakota -- Mandan;

     - Utah -- Salt Lake City; and

     - Idaho -- Boise and Burley.

     These terminals are supplied primarily by our refineries. We also distribute products through third-party terminals and truck racks. Fuel distributed through third-party terminals also is supplied by our refineries and through purchases and exchange arrangements with other refining and marketing companies.

     We also own and operate the following pipelines:

     - a 71-mile, ten-inch diameter, common-carrier petroleum products pipeline that runs from our Alaska refinery to our terminal facilities in Anchorage and to the Anchorage airport and has the capacity to transport approximately 40,000 bpd of products;

     - a 24-mile pipeline from Swanson River Field to the Alaska Refinery;

     - a 23-mile pipeline system we use to distribute refined products to customers on the island of Oahu that includes connections to military facilities at several locations; and

     - a common-carrier crude oil pipeline system consisting of over 700 miles of pipeline that delivers all of the crude oil supply to our North Dakota refinery.

RETAIL

     Our Retail segment sells gasoline and diesel in retail markets in the mid-continental and western United States (including Alaska and Hawaii). The demand for gasoline is seasonal in a majority of our markets, with highest demand for gasoline during the summer driving season. We sell gasoline to retail customers through Tesoro-operated sites and agreements with third-party branded distributors ("jobber/dealers"). As of March 31, 2003, our Retail segment included a network of 584 branded retail stations (under the Tesoro(R) and Mirastar(R) brands), including 230 Tesoro-operated retail gasoline stations and 354 jobber/dealer stations in the mid-continental and western United States. Our retail network provides a committed outlet for a portion of the motor fuels produced at our refineries. Currently, we have adopted a flat to modest growth strategy for our Retail segment that will focus on selected jobber/dealer investments in certain of our markets. We do not expect to build any new retail stations in 2003.

                       STRATEGY AND COMPETITIVE STRENGTHS

     Our strategy is to create a geographically-focused, value-added refining and marketing business that has (i) economies of scale, (ii) a low-cost structure, (iii) superior management information systems and (iv) outstanding employees focused on business excellence, and that seeks to provide stockholders with competitive returns in any economic environment. Our immediate focus is to reduce our level of debt through a combination of cash flow from operations, cost savings and revenue enhancements.

DEBT REDUCTION INITIATIVES

     In June 2002, we announced our goal to reduce debt by $500 million by the end of 2003. As reflected in our operating results, we experienced a weak margin environment in 2002, which negatively affected our debt reduction plans. Nevertheless, through March 31, 2003, we have repaid $200 million of term loan debt since May 2002 (including a $16 million prepayment in January 2003 and a $60 million payment in March 2003, of which $13 million was a scheduled payment and $47 million was a voluntary prepayment).

     We continue to pursue our goal to further reduce debt through positive operating cash flows and cash conservation measures based on the following strategic initiatives: (i) a cost reduction and refinery improvement program,
(ii) elimination or deferral of capital expenditures and refinery turnaround spending, (iii) achievement of system-wide synergies from the acquisition of our California refinery, (iv) asset sales and (v) increasing cash available to reduce debt through the reduction of early payments and prepayments by use of letters of credit under our new credit agreement. Our next goal is to pay down at least another $150 million by the end of the second quarter of 2003, assuming that the industry does not experience substantial increases in crude oil prices.

  COST REDUCTION AND REFINERY IMPROVEMENT PROGRAM

     Our largest initiative is to realize $65 million of operating income improvements in 2003 through cost reductions and refining improvements that do not require significant capital investments. During the 2003 first quarter we continued programs to consolidate our marketing organization, eliminate non-essential travel and reduce contract labor in both operations and administration. We completed a workforce reduction program in the first quarter which included a voluntary early retirement offer and various position eliminations. We estimate that the results of the workforce reduction program will yield annual savings of approximately $20 million. In addition, we made other reductions in manufacturing costs, but they were partially offset by higher utility expenses. Through these programs and other efficiencies, we achieved $15 million in operating improvements during the 2003 first quarter, including $10 million in cost reductions and $5 million in refining improvements. For the remainder of 2003, we expect to further reduce operating expenses by achieving economies in refinery maintenance and purchasing and other cost savings.

  REDUCTIONS IN CAPITAL EXPENDITURES AND REFINERY TURNAROUND SPENDING

     Another initiative is to reduce capital expenditures and refinery turnaround spending. We currently expect to spend approximately $164 million in 2003, including approximately $47 million for major turnarounds at three of our refineries and $5 million for retail projects. Capital expenditures in 2002 totaled $191 million for refining projects (including refinery turnaround and other major maintenance projects), $41 million for retail projects and $12 million for corporate and other projects. The reduced capital spending for retail projects reflects our current strategy of flat to modest growth that will focus on jobber/dealer investments in selected markets. We do not expect to build any new retail stations in 2003. We spent $36 million in the 2003 first quarter, which included $15 million for the CARB III project at the California refinery and $8 million for refinery turnaround and other major maintenance costs. With the March 2003 completion of the CARB III project, our California refinery can produce up to 93,000 bpd of CARB III gasoline.

  ACHIEVEMENT OF SYNERGIES

     We also are focusing on pursuing new synergies from our refinery system following the acquisition of the California refinery. Our goal is to achieve $25 million of annual system synergies by the end of 2003, and we achieved approximately $12 million in synergies in the 2003 first quarter. During the first quarter, we were able to achieve benefits that otherwise would have been unavailable without the California refinery. For example, we were able to increase the value of certain gasoline volumes through movements between refineries.

                                    OUTLOOK

     We believe that the outlook for the United States refining industry is attractive due to certain significant trends. We believe that:

     - refined petroleum product supply and demand fundamentals have improved since the late 1990s and will continue to improve;

     - industry conditions that led to low margins in 2002 have improved due to various factors, including:

      - the cold winter experienced in the Northeast United States in 2003, which increased demand and margins for distillates throughout the country; and

      - jet fuel demand, which has slowly improved and now approaches pre-September 11, 2001 levels; and

     - gasoline supply is expected to tighten due to several factors, including changes in gasoline specifications related to the phase-out of MTBE in California.

                           THE FINANCING TRANSACTIONS

     Concurrently with the consummation of the offering of the outstanding 8% notes, we borrowed (a) approximately $321 million under a new $650 million credit agreement and (b) $200 million under new term loans. Those borrowings, together with the net proceeds from the sale of the outstanding 8% notes, were used to repay all outstanding amounts under our previous senior secured credit facility and to repurchase $25 million aggregate principal amount of our outstanding senior subordinated notes.

     The outstanding 8% notes are, and the exchange notes will be, secured on an equal and ratable basis with the new term loans by security interests in certain assets of Tesoro and its domestic subsidiaries. At March 31, 2003, the property, plant and equipment of our refining segment represented approximately $2.0 billion of net book value. The collateral, which includes substantially all of the property, plant and equipment of our refining segment, consists of:

     - Currently owned refinery assets which comprise the six refineries, consisting of the:

      - California refinery, located in Martinez, California;

      - Washington refinery, located in Anacortes, Washington;

      - Alaska refinery, located near Kenai, Alaska;

      - Hawaii refinery, located at Kapolei, Hawaii;

      - North Dakota refinery, located near Mandan, North Dakota; and

      - Utah refinery, located in Salt Lake City, Utah;

     - Currently owned terminals consisting of:

      - the terminal assets that are located in or near, or used or useful for, or in connection with the California refinery (the Martinez terminal), the Washington refinery (the Anacortes marine terminal), the Alaska refinery (the Kenai Pipe Line Company marine terminal), the North Dakota terminal (the Mandan terminal), and the Salt Lake City terminal (Salt Lake City terminal);

      - the terminal located in Burley, Idaho; and

      - the terminal located in Boise, Idaho;

     - After-acquired real property, fixtures or equipment located on or contiguous to or connected with any of the refineries and terminals referred to above and necessary or used in connection with the ownership, expansion, operation, use or maintenance of any of the refineries and terminals referred to above, and in connection with certain leases related to the Hawaii, California and Washington refineries;

     - After-acquired general intangibles necessary, used or useful for, or in connection with, or in any respect related, incidental or ancillary to, the ownership, expansion, operation, use, maintenance or sale or other disposition of any of the refineries, terminals referred to above and pipelines referred to below;

     - Currently owned and after-acquired fixtures and equipment used in connection with pipelines consisting of:

      - the 71-mile pipeline from the Alaska refinery to Anchorage, Alaska;

      - the 24-mile pipeline from Swanson River Field to the Alaska refinery;

      - the 23-mile pipeline system connected to the Hawaii refinery;

      - the 700-mile pipeline system extending from the Williston Basin fields to the North Dakota refinery; and

      - any other pipeline at any time acquired to serve any of, and connected to, the refineries referred to above;

     - Rights to payment at any time owned or acquired constituting:

      - intercompany indebtedness resulting from the declaration of a dividend or a debt distribution on account of capital stock of a subsidiary or a redemption, reclassification or recapitalization of the capital stock of any such subsidiary; and

      - intercompany indebtedness resulting from the funding of proceeds of any transaction raising capital (whether by the issuance of debt or equity) for us or any of our subsidiaries as an intercompany loan to us or any of such subsidiaries (other than the funding of proceeds of any extension of credit or borrowing under our new credit agreement), in each case, whether such rights to payment constitute accounts or payment intangibles, or arise under or in connection with chattel paper of instruments;

     - Currently owned and after-acquired capital stock and all intercompany indebtedness of:

      - Tesoro Alaska Pipeline Company, owner of the 71-mile pipeline from the Alaska Refinery to Anchorage, Alaska; and

      - Kenai Pipe Line Company, owner of the 24-mile pipeline from Swanson River Field to the Alaska Refinery;

     - 66 2/3% of the currently owned and after-acquired capital stock and intercompany indebtedness of Tesoro High Plains Pipeline Company, owner of the 700-mile pipeline extending from the Williston Basin fields to the North Dakota refinery;

     - Currently owned or after-acquired fixtures and equipment located at any terminals or other facilities at which inventory is stored or distributed that are leased by us and are necessary for or used in connection with the operation, use or maintenance of any of the refineries referred to above or the transportation of any inventory to or from such leased terminals or facilities or the refineries referred to above;

     - Certain assets purchased with the proceeds of asset sales; and

     - All proceeds from sales of any of the foregoing,

provided, that the preceding assets will not at any time include any property that is, at such time, an excluded asset (as described in "Description of the Exchange Notes").

     The collateral agent's security interests (1) in the North Dakota-Montana pipeline system and the capital stock of Tesoro High Plains Pipeline Company are subject to obtaining the consents of the North Dakota Public Service Commission and (2) in certain leased real estate with governmental authorities which is located in navigable waters adjacent to our Hawaii, Alaska, California and Washington refineries are subject to obtaining the consents of governmental authorities.

     The collateral securing the 8% notes (both the outstanding and the exchange notes) and the new term loans does not include, among other assets of Tesoro and its subsidiaries, the interests in real estate related to our pipelines, our marine services assets, our retail business assets, most after-acquired assets (including refineries) not described above and leased terminal properties and does not include the property securing our new credit agreement. See "Description of the Exchange Notes -- Collateral". Our new credit agreement is secured by liens on all of Tesoro's and substantially all of its domestic subsidiaries' inventory and the proceeds thereof, accounts and other rights to payment related to the sale of inventory or the rendering of services, intercompany indebtedness obligations not arising from proceeds of the note and the new term loans, cash and cash equivalents, related contracts and general intangibles and other rights related to, and all proceeds of, the foregoing. After giving effect to the collateral for the 8% notes, the new term loans and the new credit agreement, all of our assets will not be encumbered. See "Description of the Exchange Notes -- Definition of 'Credit Facility
Collateral' ". The terms of our new term loan agreement and our new credit agreement are summarized below under "Description of Other Indebtedness". The 8% notes constitute senior debt, and rank pari passu in right of payment with all other senior debt of Tesoro and the guarantors, including the new term loans and the new credit agreement.

                             ---------------------

                               THE EXCHANGE OFFER

BACKGROUND OF THE OUTSTANDING
8% NOTES......................   Tesoro Petroleum Corporation issued $375
                                 million aggregate principal amount of our 8%
                                 Senior Secured Notes due 2008 to Goldman, Sachs
                                 & Co. and Banc One Capital Markets, Inc., as the initial purchasers, on April 17, 2003. The initial purchasers then sold the outstanding 8% notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons outside the United
                                 States in reliance on Regulation S under the Securities Act. Because they were sold pursuant to exemptions from registration, the outstanding 8% notes are subject to transfer restrictions.

                                 In connection with the issuance of the
                                 outstanding 8% notes, we entered into a
                                 registration rights agreement in which we agreed to deliver to you this prospectus and to use our reasonable best efforts to complete the exchange offer or to file and cause to become effective a registration statement covering the resale of the outstanding 8% notes.

THE EXCHANGE OFFER............   We are offering to exchange up to $375 million
                                 principal amount of exchange notes for an identical principal amount of the outstanding
                                 8% notes. The outstanding 8% notes may be exchanged only in $1,000 increments. The terms of the exchange notes are identical in all material respects to the outstanding 8% notes except that the exchange notes have been registered under the Securities Act. Because we have registered the exchange notes, the exchange notes will not be subject to transfer restrictions and holders of exchange notes will have no registration rights.

RESALE OF EXCHANGE NOTES......   We believe you may offer, sell or otherwise
                                 transfer the exchange notes you receive in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

                                 - You acquire the exchange notes you receive in
                                   the exchange offer in the ordinary course of your business;

                                 - you are not participating and have no
                                   understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer; and

                                 - you are not an affiliate of ours.

                                 Each broker-dealer issued exchange notes in the exchange offer for its own account in exchange for the outstanding 8% notes acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes issued in the exchange offer. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.


EXPIRATION DATE...............   5:00 p.m., New York City time, on July 22, 2003
                                 unless we extend the exchange offer. It is possible that we will extend the exchange offer until all of the outstanding 8% notes are tendered. You may withdraw the outstanding 8% notes you tendered at any time before 5:00 p.m., New York City time, on the expiration date. See "The Exchange
                                 Offer -- Expiration Date; Extensions;
                                 Amendments".

WITHDRAWAL RIGHTS.............   You may withdraw the outstanding 8% notes you
                                 tendered by furnishing a notice of withdrawal to the exchange agent or by complying with applicable Automated Tender Offer Program
                                 (ATOP) procedures of The Depositary Trust
                                 Company (DTC) at any time before 5:00 p.m. New
                                 York City time on the expiration date. See "The
                                 Exchange Offer -- Withdrawal of Tenders".

ACCRUED INTEREST ON THE
EXCHANGE NOTES AND OUR
OUTSTANDING
8% NOTES......................   The exchange notes will bear interest from
                                 April 17, 2003 or, if later, from the most recent date of payment of interest on the outstanding 8% notes. Accordingly, holders of outstanding 8% notes that are accepted for exchange will not receive interest that is accrued but unpaid on the outstanding 8% notes at the time of tender.

CONDITIONS TO THE EXCHANGE
OFFER.........................   The exchange offer is subject only to the
                                 following conditions:

                                 - the compliance of the exchange offer with
                                   securities laws;

                                 - the proper tender of the outstanding 8%
                                   notes;

                                 - the representation by the holders of the
                                   outstanding 8% notes that they are not our affiliates, that the exchange notes they will receive are being acquired by them in the ordinary course of business and that at the time the exchange offer is completed the holders had no plans to participate in the distribution of the exchange notes; and

                                 - no judicial or administrative proceeding is
                                   pending or shall have been threatened that would limit us from proceeding with the exchange offer.

REPRESENTATIONS AND
WARRANTIES....................   By participating in the exchange offer, you
                                 represent to us that, among other things:

                                 - you will acquire the exchange notes you
                                   receive in the exchange offer in the ordinary course of your business;

                                 - you are not participating and have no
                                   understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer; and

                                 - you are not an affiliate of ours or, if you
                                   are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

PROCEDURES FOR TENDERING OUR
OUTSTANDING 8% NOTES..........   To accept the exchange offer, you must send the
                                 exchange agent either

                                 - a properly completed and executed letter of
                                   transmittal; or

                                 - a computer-generated message transmitted by
                                   means of DTC's ATOP system that, when
                                   received by the exchange agent will form a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal;

                                 and either

                                 - a timely confirmation of book-entry transfer
                                   of your outstanding 8% notes into the
                                   exchange agent's account at DTC; or

                                 - the documents necessary for compliance with
                                   the guaranteed delivery procedures described below.

                                 Other procedures may apply to holders of certificated notes. For more information, see "The Exchange Offer -- Procedures for Tendering".

TENDERS BY BENEFICIAL
OWNERS........................   If you are a beneficial owner whose outstanding
                                 8% notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender those outstanding 8% notes in the exchange offer, please contact the registered holder as soon as possible and instruct that holder to tender on your behalf and comply with the instructions in this prospectus.

GUARANTEED DELIVERY
PROCEDURES....................   If you are unable to comply with the procedures
                                 for tendering, you may tender your outstanding
                                 8% notes according to the guaranteed delivery procedures described in this prospectus under the heading "The Exchange Offer -- Guaranteed
                                 Delivery Procedures".

ACCEPTANCE OF THE OUTSTANDING
8% NOTES AND DELIVERY OF THE
EXCHANGE NOTES................   If the conditions described under "The Exchange
                                 Offer -- Conditions" are satisfied, we will accept for exchange any and all outstanding 8% notes that are properly tendered before the expiration date.

EFFECT OF NOT TENDERING.......   Any of the outstanding 8% notes that are not
                                 tendered or that are tendered but not accepted will remain subject to restrictions on transfer. Since the outstanding 8% notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of an exemption from registration.
                                 Upon completion of the exchange offer, we will have no further obligation, except under limited circumstances, to provide for registration of the outstanding 8% notes under the federal securities laws.

FEDERAL INCOME TAX
CONSIDERATIONS................   See "Certain Federal Income Tax Considerations"
                                 for a discussion of U.S. federal income tax considerations we urge you to consider before tendering the outstanding 8% notes in the exchange offer.

EXCHANGE AGENT................   The Bank of New York is serving as exchange
                                 agent for the exchange offer. The address for the exchange agent is listed under "The
                                 Exchange Offer -- Exchange Agent".

                               THE EXCHANGE NOTES

     The form and terms of the exchange notes to be issued in the exchange offer are the same as the form and terms of the outstanding 8% notes except that the exchange notes will be registered under the Securities Act and, accordingly, will not bear legends restricting their transfer. The notes issued in the exchange offer will evidence the same debt as the outstanding 8% notes, and both the outstanding 8% notes and the exchange notes are governed by the same indenture. The following terms are applicable to both the outstanding 8% notes and the exchange notes. In this document, the terms "notes" or "8% notes" refer to both the outstanding 8% notes and the exchange notes. We define certain capitalized terms used in this summary in the "Description of the Exchange Notes -- Certain Definitions" section of this prospectus.

ISSUER........................   Tesoro Petroleum Corporation.

SECURITIES OFFERED............   $375 million in aggregate principal amount of
                                 8.00% Senior Secured Notes due 2008, Series B.

MATURITY......................   April 15, 2008.

INTEREST RATE.................   8.00% per year.

INTEREST PAYMENT DATES........   April 15 and October 15 of each year,
                                 commencing October 15, 2003.

RANKING.......................   The notes will be our senior obligations and
                                 will be pari passu in right of payment with all our existing and future senior Indebtedness, including Indebtedness under our new term loans and our new credit agreement. The notes will be senior in right of payment to all our existing and future subordinated Indebtedness, including our outstanding 9% Senior Subordinated Notes due 2008, 9 5/8% Senior Subordinated Notes due
                                 2008 and 9 5/8% Senior Subordinated Notes due
                                 2012. The term "Indebtedness" is defined in the "Description of the Exchange Notes -- Certain
                                 Definitions" section of this prospectus.

GUARANTEES....................   The notes will be jointly and severally
                                 guaranteed by each of our current and future domestic restricted subsidiaries (other than our immaterial subsidiaries). Each guarantee will be pari passu in right of payment with all existing and future senior Indebtedness of that guarantor, including guarantees of Indebtedness under our new term loans and our new credit agreement. Each guarantee will be senior in right of payment to all existing and future subordinated Indebtedness of such guarantor, including guarantees of our existing senior subordinated notes.

SECURITY......................   The notes and the subsidiary guarantees will be
                                 secured together with the new term loans and the related term loan guarantees on an equal and ratable basis by first-priority security interests (subject to permitted prior liens) in the Collateral. The Collateral includes each of our existing six refineries and certain related assets. The term "Collateral" is defined in the "Description of the Exchange
                                 Notes -- Security -- Collateral" section of this prospectus.

OPTIONAL REDEMPTION...........   We cannot redeem the notes until April 15,
                                 2006, except as described below. At anytime on or after April 15, 2006, we can redeem some or all of the notes at the redemption prices listed in the "Description of the Exchange
                                 Notes -- Optional Redemption" section of this prospectus, plus accrued interest.

OPTIONAL REDEMPTION AFTER
EQUITY OFFERINGS..............   At any time before April 15, 2006, on one or
                                 more occasions, we can choose to redeem up to 35% of the outstanding principal amount of the notes, including any additional notes, with the net cash proceeds of any one or more public or private equity offerings, so long as:

                                 - we pay holders of the notes a redemption
                                   price of 108% of the face amount of the notes we redeem, plus accrued interest;

                                 - we redeem the notes within 90 days of such
                                   equity offering; and

                                 - at least 65% of the aggregate principal
                                   amount of notes issued under the indenture, including the principal amount of any additional notes, remains outstanding immediately after each such redemption.

                                 See "Description of the Exchange
                                 Notes -- Optional Redemption".

CHANGE OF CONTROL OFFER.......   If a change of control of our company occurs,
                                 we must give holders of the notes the
                                 opportunity to sell to us at a purchase price of 101% of their face amount, plus accrued interest. The term "Change of Control" is defined in the "Description of the Exchange
                                 Notes -- Certain Definitions" section of this prospectus.

COVENANTS.....................   The indenture governing the notes will contain
                                 covenants that limit our ability and that of our subsidiaries to:

                                 - incur additional debt;

                                 - pay dividends or distributions on, or redeem
                                   or repurchase, our capital stock;

                                 - make investments;

                                 - engage in transactions with affiliates;

                                 - create liens on our assets;

                                 - transfer or sell assets;

                                 - guarantee debt;

                                 - restrict dividend or other payments to us;

                                 - consolidate, merge or transfer all or
                                   substantially all of our assets and the
                                   assets of our subsidiaries; and

                                 - engage in unrelated businesses.

                                 These covenants are subject to important exceptions and qualifications, which are described in the "Description of the Exchange Notes" section of this prospectus. If the notes and the term loans are assigned a rating equal to or higher than Baa3 by Moody's and BBB- by S&P and no default or event of default has occurred and is continuing, certain covenants will be suspended. If the ratings should subsequently decline to below Baa3 or BBB-, the suspended covenants will be reinstituted. For more details, see the "Description of the Exchange Notes -- Certain Covenants -- Covenant Suspension" section of this prospectus. The security documents creating the security interests in the Collateral will include certain covenants relating to the Collateral.

EXCHANGE OFFER; REGISTRATION
RIGHTS........................   We and the Guarantors have agreed to offer to
                                 exchange the notes for a new issue of
                                 substantially identical debt securities
                                 registered under the Securities Act as evidence of the same underlying obligation of indebtedness. We have also agreed to provide a shelf registration statement to cover resales of the notes under certain circumstances. If we fail to satisfy these obligations, we have agreed to pay special interest to holders of the notes under specified circumstances. See "Description of the Exchange Notes -- Registration Rights;
                                 Special Interest".

AMENDMENTS AND WAIVERS........   Except for specific amendments, the indenture
                                 may be amended with the consent of the holders of a majority of the principal amount of the notes then outstanding. In general, the security documents may be amended with the consent of the holders of a majority of the principal amount of the notes and the new term loans, voting together as a single class, provided that all or substantially all of the Collateral cannot be released without the consent of 100% in principal amount of the notes and the term loans voting together as a single class. In general, the intercreditor agreement may be amended with the consent of the holders of a majority of the principal amount of the notes and the new term loans then outstanding, voting together as a single class, except that any amendment that adversely affects the rights of the holders of the notes and the new term loans will be effective only with the consent of the holders of 66 2/3% in principal amount of the notes and the new term loans.

ORIGINAL ISSUE DISCOUNT.......   The outstanding 8% notes were issued with
                                 original issue discount for United States federal income tax purposes. Thus, in addition to the stated interest on the notes, you may be required to include amounts representing the original issue discount in gross income on a constant yield basis for United States federal income tax purposes in advance of the receipt of cash payments to which such income is attributable.

USE OF PROCEEDS...............   We will not receive any cash proceeds from the
                                 exchange offer. We used all of the net proceeds of the issuance of the outstanding 8% notes, along with the proceeds of our new term loans and borrowings under our new credit agreement, primarily to repay all amounts outstanding under our previous senior secured credit facility and repurchase a portion of our outstanding senior subordinated notes.

                                  RISK FACTORS

     Investing in the notes involves substantial risk. See "Risk Factors" section of this prospectus for a description of certain of the risks you should consider before participating in the exchange offer.

                             ADDITIONAL INFORMATION

     We were incorporated in Delaware in 1968. Our principal executive office is located at 300 Concord Plaza Drive, San Antonio, Texas 78216-6999, and our telephone number is (210) 828-8484.

           SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA

     The following tables set forth certain of our summary historical condensed consolidated financial data and certain pro forma information after giving effect to the Financing Transactions. The summary historical financial information presented below for each of the years ended December 31, 2000, 2001 and 2002 and the three months ended March 31, 2002 and 2003 has been derived from the financial statements incorporated by reference in this prospectus. The pro forma balance sheet data gives effect to the Financing Transactions as if they had occurred on March 31, 2003. The pro forma financial ratio of earnings to fixed charges (1) gives effect to the acquisition of our California refinery and related assets (the "California Acquisition") as if it had occurred on January 1, 2002 and (2) gives further effect to the Financing Transactions as if they had occurred on January 1, 2002. The pro forma information giving effect to the California Acquisition is based on historical data and we believe it is not indicative of future results of operations (see note (k) below). You should read this information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements incorporated by reference in this prospectus.

                                                                      THREE MONTHS ENDED
                                        YEAR ENDED DECEMBER 31,            MARCH 31,
                                     ------------------------------   -------------------
                                       2000     2001(A)    2002(B)      2002       2003
                                     --------   --------   --------   --------   --------
                                                    (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Revenues
  Refining.........................  $4,788.2   $4,851.4   $6,760.3   $1,166.9   $2,200.4
  Retail...........................     305.0      491.3    1,052.5      190.8      224.2
  Other............................     186.5      172.9      132.2       26.5       43.2
  Intersegment sales from
     Refining to Retail............    (212.9)    (333.9)    (825.7)    (151.6)    (181.7)
                                     --------   --------   --------   --------   --------
       Total Revenues..............   5,066.8    5,181.7    7,119.3    1,232.6    2,286.1
                                     --------   --------   --------   --------   --------
Costs of Sales and Expenses
  Refining.........................   4,326.6    4,228.6    5,757.5    1,030.7    1,879.7
  Retail...........................     300.1      455.2    1,047.9      197.0      227.3
  Other............................     173.7      159.7      126.8       25.3       41.4
  Corporate........................      43.7       57.8       66.7       17.4       21.0
  Depreciation and amortization....      69.3       79.9      130.7       25.2       37.0
  Loss on asset sales and
     impairment....................        --        1.8        8.4        0.2        0.2
                                     --------   --------   --------   --------   --------
       Total Costs of Sales and
          Expenses.................   4,913.4    4,983.0    7,138.0    1,295.8    2,206.6
                                     --------   --------   --------   --------   --------
Operating Income (Loss)............     153.4      198.7      (18.7)     (63.2)      79.5
Interest and Financing Costs, Net
  of Capitalized Interest..........     (32.7)     (52.8)    (166.1)     (30.3)     (47.2)
Interest Income....................       2.8        1.0        3.5        0.7        0.2
                                     --------   --------   --------   --------   --------
Earnings (Loss) Before Income
  Taxes............................     123.5      146.9     (181.3)     (92.8)      32.5
Income Tax Provision (Benefit).....      50.2       58.9      (64.3)     (37.2)      12.1
                                     --------   --------   --------   --------   --------
Net Earnings (Loss)................      73.3       88.0     (117.0)     (55.6)      20.4
Preferred Dividend
  Requirements(c)..................      12.0        6.0         --         --         --
                                     --------   --------   --------   --------   --------
Net Earnings (Loss) Applicable to
  Common Stock.....................  $   61.3   $   82.0   $ (117.0)  $  (55.6)  $   20.4
                                     ========   ========   ========   ========   ========

                                                                      THREE MONTHS ENDED
                                        YEAR ENDED DECEMBER 31,            MARCH 31,
                                     ------------------------------   -------------------
                                       2000     2001(A)    2002(B)      2002       2003
                                     --------   --------   --------   --------   --------
                                                    (DOLLARS IN MILLIONS)
OTHER DATA:
EBITDA(d):
  Refining.........................  $  248.7   $  288.9   $  177.1   $  (15.4)  $  139.0
  Retail...........................       4.9       36.1        4.6       (6.2)      (3.1)
  Other............................      12.8       13.2        5.4        1.2        1.8
                                     --------   --------   --------   --------   --------
       Total Segment EBITDA........     266.4      338.2      187.1      (20.4)     137.7
  Corporate and unallocated........     (43.7)     (57.8)     (66.7)     (17.4)     (21.0)
  Loss on asset sales and
     impairment....................        --       (1.8)      (8.4)      (0.2)      (0.2)
                                     --------   --------   --------   --------   --------
       Total Consolidated EBITDA...  $  222.7   $  278.6   $  112.0   $  (38.0)  $  116.5
                                     ========   ========   ========   ========   ========
Capital Expenditures(e):
  Refining.........................  $   56.5   $  140.0   $  150.9   $   36.3   $   27.0
  Retail...........................      31.0       43.2       40.6       10.1        0.2
  Other............................       3.2        3.1        2.5        1.2        0.3
  Corporate........................       3.3       23.2        9.5        5.0        0.2
                                     --------   --------   --------   --------   --------
       Total Capital
          Expenditures.............  $   94.0   $  209.5   $  203.5   $   52.6   $   27.7
                                     ========   ========   ========   ========   ========

                                                AS OF
                                             DECEMBER 31,         AS OF MARCH 31, 2003
                                                 2002       ---------------------------------
                                             ------------                PRO FORMA FOR THE
                                                ACTUAL       ACTUAL    FINANCING TRANSACTIONS
                                             ------------   --------   ----------------------
                                                          (DOLLARS IN MILLIONS)
BALANCE SHEET DATA:
Cash and Cash Equivalents(f)...............    $  109.8     $   13.6         $       --(g)
Working Capital............................       445.9        450.5              482.0
Property, Plant and Equipment, Net.........     2,303.4      2,303.5            2,303.5
Total Assets...............................     3,758.8      3,664.0            3,651.2(i)
Total Senior Debt..........................       946.8        870.5              917.0
Total Debt and Other Obligations(f)........     1,976.7      1,906.0            1,926.4
Stockholders' Equity(h)....................       887.6        908.0              887.4(i)

                                  FOR THE YEAR ENDED DECEMBER 31, 2002
                                -----------------------------------------    FOR THE THREE MONTHS
                                                           PRO FORMA FOR     ENDED MARCH 31, 2003
                                             PRO FORMA    THE CALIFORNIA    ----------------------
                                              FOR THE     ACQUISITION AND            PRO FORMA FOR
                                            CALIFORNIA     THE FINANCING             THE FINANCING
                                ACTUAL(B)   ACQUISITION    TRANSACTIONS     ACTUAL   TRANSACTIONS
                                ---------   -----------   ---------------   ------   -------------
Ratio of Earnings to Fixed
  Charges.....................     (j)          (k)             (l)          1.56x        1.68x

---------------

(a) Financial results of the Mid-Continent refining and retail operations have been included in the amounts above since September 6, 2001, their acquisition date.

(b) Financial results of the California refinery have been included in the amounts above since May 17, 2002, its acquisition date.

(c) The Premium Income Equity Securities automatically converted into shares of common stock in July 2001, which eliminated our $12 million annual preferred dividend requirement.

(d) EBITDA represents earnings before interest and financing costs, interest income, income taxes and depreciation and amortization. EBITDA is presented herein because we believe it enhances an investor's understanding of our ability to satisfy principal and interest obligations with respect to our indebtedness and to use cash for other purposes, including capital expenditures. EBITDA is also used for internal analysis and as a component of the fixed charge coverage financial covenant in our new credit agreement. EBITDA should not be considered as an alternative to net earnings (loss), earnings (loss) before income taxes, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). EBITDA may not be comparable to similarly titled measures used by other entities. Our EBITDA and segment EBITDA for the years ended December 31, 2000, 2001 and 2002 and the three months ended March 31, 2002 and 2003 were as follows (in millions):

                                                                        THREE MONTHS
                                                                            ENDED
                                            YEAR ENDED DECEMBER 31,       MARCH 31,
                                           -------------------------   ---------------
                                            2000     2001     2002      2002     2003
                                           ------   ------   -------   ------   ------
CONSOLIDATED EBITDA
Net Earnings (Loss)......................  $ 73.3   $ 88.0   $(117.0)  $(55.6)  $ 20.4
Add Income Tax Provision (Benefit).......    50.2     58.9     (64.3)   (37.2)    12.1
Add Interest and Financing Costs.........    32.7     52.8     166.1     30.3     47.2
Less Interest Income.....................    (2.8)    (1.0)     (3.5)    (0.7)    (0.2)
                                           ------   ------   -------   ------   ------
  Operating Income (Loss)................   153.4    198.7     (18.7)   (63.2)    79.5
Add Depreciation and Amortization........    69.3     79.9     130.7     25.2     37.0
                                           ------   ------   -------   ------   ------
  Consolidated EBITDA....................  $222.7   $278.6   $ 112.0   $(38.0)  $116.5
                                           ======   ======   =======   ======   ======
EBITDA BY SEGMENT
Refining
  Operating income (loss)................  $191.1   $225.8   $  72.9   $(35.8)  $109.2
  Depreciation and amortization..........    57.6     63.1     104.2     20.4     29.8
                                           ------   ------   -------   ------   ------
     Refining EBITDA.....................   248.7    288.9     177.1    (15.4)   139.0
                                           ------   ------   -------   ------   ------
Retail
  Operating income (loss)................    (1.7)    25.0     (12.3)    (9.6)    (8.1)
  Depreciation and amortization..........     6.6     11.1      16.9      3.4      5.0
                                           ------   ------   -------   ------   ------
     Retail EBITDA.......................     4.9     36.1       4.6     (6.2)    (3.1)
                                           ------   ------   -------   ------   ------
Other
  Operating income.......................    10.1     10.3       2.3      0.5      1.1
  Depreciation and amortization..........     2.7      2.9       3.1      0.7      0.7
                                           ------   ------   -------   ------   ------
     Other EBITDA........................    12.8     13.2       5.4      1.2      1.8
                                           ------   ------   -------   ------   ------
Total Segment EBITDA.....................   266.4    338.2     187.1    (20.4)   137.7
  Corporate and Unallocated..............   (43.7)   (57.8)    (66.7)   (17.4)   (21.0)
  Loss on asset sales and impairment.....      --     (1.8)     (8.4)    (0.2)    (0.2)
                                           ------   ------   -------   ------   ------
     Consolidated EBITDA.................  $222.7   $278.6   $ 112.0   $(38.0)  $116.5
                                           ======   ======   =======   ======   ======

     Historical EBITDA as presented above is different than EBITDA as defined under our previous senior secured credit facility and new credit agreement. The primary differences are non-cash postretirement benefit costs and loss on asset sales and impairment, which are added to net earnings (loss) under the credit agreement EBITDA calculations.

(e) Capital expenditures exclude amounts to fund acquisitions in the Refining segment and Retail segment in 2001 and 2002 and exclude amounts for refinery turnaround spending and other major maintenance.

(f) At December 31, 2002, cash and cash equivalents included $16 million which was used to prepay term loans in January 2003, as required by our previous senior secured credit facility.

(g) Pro forma cash and cash equivalents as adjusted for the Financing Transactions were used to partially pay underwriting fees and offering expenses of approximately $34 million.

(h)  We have not paid dividends on our common stock since 1986.

(i) The reduction in pro forma total assets and stockholders' equity is due to the write-off of debt issuance costs, net of income taxes, primarily associated with our previous senior secured credit facility.

(j) For the year ended December 31, 2002, fixed charges exceeded earnings by $183.8 million on a historical basis.

(k) For the year ended December 31, 2002, fixed charges exceeded earnings by $261.1 million on a pro forma basis, as adjusted for the California Acquisition. A major turnaround of our California refinery, including the refinery's fluid coker, was completed in March 2002 and a turnaround of the larger crude unit was completed in June 2002. The inclusion of the results of our California Acquisition prior to May 17, 2002, the date of the consummation of that acquisition, in our pro forma as adjusted results for the year ended December 31, 2002 resulted in a $46 million increase in our net loss from our historical results for the same period.

(l) For the year ended December 31, 2002, fixed charges exceeded earnings by $251.2 million on a pro forma basis as adjusted for the California Acquisition and the Financing Transactions. See also Note (k).

                 SUMMARY REFINING AND MARKETING OPERATING DATA

                                                                                      THREE MONTHS
                                                           YEAR ENDED DECEMBER 31,       ENDED
                                                           ------------------------    MARCH 31,
                                                            2000     2001     2002        2003
                                                           ------   ------   ------   ------------
REFINING THROUGHPUT (thousand bpd):
California Refinery(a)...................................     --       --       95          158
Washington Refinery(b)...................................    117      119      104          106
Hawaii Refinery(b).......................................     84       87       82           76
Alaska Refinery..........................................     48       50       53           44
North Dakota Refinery(c).................................     --       17       51           49
Utah Refinery(c).........................................     --       17       50           32
                                                           -----    -----    -----       ------
     Total Throughput....................................    249      290      435          465
                                                           =====    =====    =====       ======
RATED CRUDE OIL REFINING CAPACITY (thousand bpd).........    275      390      558          558
                                                           =====    =====    =====       ======
REFINING YIELD (thousand bpd):
California Refinery(d)
  Gasoline and gasoline blendstocks......................     --       --       62          101
  Diesel fuel............................................     --       --       22           40
  Heavy oils, residual products, internally-produced fuel
     and other...........................................     --       --       16           27
                                                           -----    -----    -----       ------
     Total...............................................     --       --      100          168
                                                           -----    -----    -----       ------
Pacific Northwest Refineries
  Gasoline and gasoline blendstocks......................     74       73       68           66
  Jet fuel...............................................     32       28       28           25
  Diesel fuel............................................     27       30       24           23
  Heavy oils, residual products, internally-produced fuel
     and other...........................................     38       44       42           41
                                                           -----    -----    -----       ------
     Total...............................................    171      175      162          155
                                                           -----    -----    -----       ------

                                                                                      THREE MONTHS
                                                           YEAR ENDED DECEMBER 31,       ENDED
                                                           ------------------------    MARCH 31,
                                                            2000     2001     2002        2003
                                                           ------   ------   ------   ------------
Mid-Pacific Refinery
  Gasoline and gasoline blendstocks......................     21       20       20           18
  Jet fuel...............................................     26       27       26           23
  Diesel fuel............................................     12       14       12           13
  Heavy oils, residual products, internally-produced fuel
     and other...........................................     27       27       25           23
                                                           -----    -----    -----       ------
     Total...............................................     86       88       83           77
                                                           -----    -----    -----       ------
Mid-Continent Refineries(e)
  Gasoline and gasoline blendstocks......................     --       18       54           45
  Jet fuel...............................................     --        4       10            8
  Diesel fuel............................................     --        9       29           22
  Heavy oils, residual products, internally-produced fuel
     and other...........................................     --        4       12            9
                                                           -----    -----    -----       ------
     Total...............................................     --       35      105           84
                                                           -----    -----    -----       ------
Total Refining Yield(d)(e)
  Gasoline and gasoline blendstocks......................     95      111      204          230
  Jet fuel...............................................     58       59       64           56
  Diesel fuel............................................     39       53       87           98
  Heavy oils, residual products, internally-produced fuel
     and other...........................................     65       75       95          100
                                                           -----    -----    -----       ------
     Total...............................................    257      298      450          484
                                                           =====    =====    =====       ======
REFINING MARGIN ($/throughput barrel)(f)(g):
California
  Gross refining margin..................................  $  --    $  --    $6.41       $10.56
  Manufacturing cost before depreciation and
     amortization........................................  $  --    $  --    $4.17       $ 4.27
Pacific Northwest
  Gross refining margin..................................  $6.93    $6.07    $4.09       $ 6.19
  Manufacturing cost before depreciation and
     amortization........................................  $1.99    $1.89    $2.05       $ 2.45
Mid-Pacific
  Gross refining margin..................................  $4.14    $4.96    $2.85       $ 3.15
  Manufacturing cost before depreciation and
     amortization........................................  $1.29    $1.27    $1.39       $ 1.40
Mid-Continent
  Gross refining margin..................................  $  --    $7.25    $4.17       $ 4.71
  Manufacturing cost before depreciation and
     amortization........................................  $  --    $2.07    $2.22       $ 2.47
Total Refining Segment
  Gross refining margin..................................  $5.98    $5.87    $4.38       $ 6.92
  Manufacturing cost before depreciation and
     amortization........................................  $1.75    $1.72    $2.43       $ 2.90

                                                                                      THREE MONTHS
                                                           YEAR ENDED DECEMBER 31,       ENDED
                                                           ------------------------    MARCH 31,
                                                            2000     2001     2002        2003
                                                           ------   ------   ------   ------------
NUMBER OF BRANDED RETAIL STATIONS (end of period):
Tesoro (including Tesoro Alaska(R))
  Tesoro-operated........................................     63      138      154          150
  Jobber/dealer..........................................    193      183      359          354
Mirastar
  Tesoro-operated........................................     20       55       78           78
Other
  Tesoro-operated........................................     --       20        2            2
  Jobber/dealer..........................................     --      281       --           --
Total Branded Retail Stations
  Tesoro-operated(h).....................................     83      213      234          230
  Jobber/dealer(i).......................................    193      464      359          354
                                                           -----    -----    -----       ------
     Total...............................................    276      677      593          584
                                                           =====    =====    =====       ======

---------------

(a) Throughput volumes in 2002 included the California refinery since we acquired it on May 17, 2002, averaged over 365 days. Throughput for the California refinery averaged over the 229 days we owned it in 2002 was 150,800 bpd.

(b) The Washington refinery reduced throughput in 2002 during a scheduled turnaround. The Hawaii refinery temporarily reduced throughput in 2003 for maintenance to its crude oil distribution unit.

(c) Throughput volumes in 2001 included the Mid-Continent refineries since we acquired them on September 6, 2001, averaged over 365 days. Throughput for these refineries averaged over the 117 days that we owned them in 2001 was 53,500 bpd in North Dakota and 51,500 bpd in Utah.

(d) Refining yield in 2002 included the California refinery since we acquired it on May 17, 2002, averaged over 365 days. Refining yield for the California refinery averaged over the 229 days we owned it was 160,000 bpd.

(e) Refining yield in 2001 included the Mid-Continent refineries since we acquired them on September 6, 2001, averaged over 365 days. Refining yield for these refineries averaged over the 117 days we owned them in 2001 was 108,700 bpd.

(f) Management uses gross refining margin per barrel to compare profitability to other companies in the industry. Gross refining margin per barrel is calculated by dividing gross refining margin by total refining throughput. Gross refining margin per barrel may not be comparable to similarly titled measures used by other entities.

(g) Management uses manufacturing costs per barrel to evaluate the efficiency of refinery operations. Manufacturing costs per barrel may not be comparable to similarly titled measures used by other entities.

(h) Tesoro-operated stations included 31 in Alaska, 33 in Hawaii, 47 in Washington, 40 in Utah and 83 in several other western states at December 31, 2002 and 29 in Alaska, 33 in Hawaii, 47 in Washington, 40 in Utah and 81 in several other western states at March 31, 2003.

(i) At December 31, 2002, the branded jobber/dealer stations included 88 in Alaska, 22 in California, 34 in Idaho, 71 in Utah, 60 in North Dakota, 44 in Washington and 40 in several other western states. The decrease in jobber/dealer stations during 2002 was primarily due to approximately 150 BP/Amoco jobber/dealer stations (included in the Mid-Continent acquisition) that did not rebrand to the Tesoro(R) brand name. This decision not to rebrand resulted in us no longer being those jobber/dealer stations' exclusive supplier under the terms of the acquisition agreement. At March 31, 2003, the branded jobber/dealer stations included 88 in Alaska, 21 in California, 32 in Idaho, 68 in Utah, 62 in North Dakota, 44 in Washington and 39 in several other western states.

                                  RISK FACTORS

     Your investment in the notes will involve risks. Before you decide to purchase any notes, you should carefully consider the following risk factors and other information contained, or incorporated by reference, in this prospectus.

RISKS RELATING TO THE NOTES

  WE HAVE A SUBSTANTIAL AMOUNT OF DEBT THAT COULD PREVENT US FROM SATISFYING OUR OBLIGATIONS UNDER THE NOTES. OUR DEBT HAS LIMITED AND COULD FURTHER LIMIT OUR FLEXIBILITY IN OPERATING OUR BUSINESS AND COULD LIMIT OUR ACCESS TO FUNDS WE NEED TO GROW OUR BUSINESS.

     Giving effect to the Financing Transactions, our pro forma consolidated indebtedness as of March 31, 2003 would have been $1.9 billion (including the notes, the new term loans, and borrowings under our new credit agreement, but excluding additional amounts available under our new credit agreement). Our high degree of leverage may have important consequences, including the following:

     - a substantial portion of our cash flow is used to service debt, which reduces the funds that would otherwise be available for operations and future business opportunities;

     - our debt level makes us more vulnerable to the impact of economic downturns and adverse developments in our business;

     - our debt level could limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     - we may have difficulties obtaining additional or favorable financing for capital expenditures, working capital, acquisitions or other purposes;

     - our debt level may impact our level of discretionary capital expenditures and related expansion opportunities; and

     - our debt level may place us at a competitive disadvantage to our less leveraged competitors.

     Our ability to meet our expenses and debt obligations, to refinance our debt obligations and to fund capital expenditures will depend on our future performance, which will be affected by general economic, financial, competitive, legislative, regulatory and other factors beyond our control.

     Our business may not generate sufficient cash flow, or we may not be able to borrow funds under our new credit agreement, in an amount sufficient to enable us to service our indebtedness, including the notes, the new term loans and our existing senior subordinated notes, or make capital expenditures. If we are unable to generate sufficient cash flow from operations or to borrow sufficient funds, we may be required to sell assets, eliminate or defer future capital expenditures, refinance all or a portion of our existing debt (including the notes) or obtain additional financing. We may not be able to refinance our debt, sell assets or borrow more money on terms acceptable to us, if at all. Additionally, our ability to incur additional debt will be restricted under the covenants contained in our new term loans, our new credit agreement and our indentures.

  IT MAY BE DIFFICULT TO REALIZE THE VALUE OF THE COLLATERAL PLEDGED TO SECURE THE NOTES, AND THE PROCEEDS FROM THE SALE OF THE COLLATERAL MAY BE INSUFFICIENT TO REPAY THE NOTES.

     As described below under the caption "Description of the Exchange
Notes -- Security", the notes will be secured together with the new term loans, equally and ratably, by first priority security interests (subject to permitted prior liens) in the Collateral. The Collateral includes substantially all of the non-working capital assets which constitute each of our existing six refineries and certain related assets.

     The Collateral may be illiquid, and the proceeds from the sale of the Collateral may not be adequate to repay the principal amount of, or the accrued and unpaid interest on, the notes and the new term loans. In the event that a bankruptcy case is commenced by or against us, if the value of the Collateral is less than the amount of principal and accrued and unpaid interest on the notes and the new term loans, interest may cease to accrue on the notes from and after the date the bankruptcy petition is filed.

     The collateral agent's ability to foreclose on the Collateral on the noteholders' behalf may be subject to perfection and priority issues. For example, since neither mortgages nor fixture filings (other than pursuant to transmitting utilities financing statements) will be made with respect to the pipelines included in the Collateral, no liens will be created in the real estate interests related to such pipelines. Although personal property financing statements, including transmitting utility filings, will be filed with respect to the pipelines, such financing statements may be ineffective to perfect the security interest of the collateral trustee therein or, even if effective, may be subject to the interests of other creditors who may obtain priority over the security interest of the collateral agent therein.

     In addition, the security interest of the collateral agent will be subject to practical problems generally associated with the realization of its security interest in the Collateral. For example, the collateral agent may need to obtain the consent of a third party prior to obtaining a security interest in, or thereafter transferring, a contract. We cannot assure you that the collateral agent will be able to obtain any such consent. If the collateral agent exercises its right to foreclose on certain assets, transferring required government approvals to, or obtaining new approvals by, a purchaser or new operator of a refinery may require governmental proceedings with consequent delays.

  NOT ALL OF THE ASSETS RELATED TO, OR NEEDED FOR THE OPERATION OF, THE COLLATERAL WILL BE PLEDGED TO SECURE THE NOTES. THE VALUE OF THE COLLATERAL MAY BE DIMINISHED BY THE ABSENCE OF SECURITY INTERESTS IN, AND ASSURED ACCESS TO, THOSE ASSETS.

     As described below under the caption "Description of the Exchange
Notes -- Security -- Collateral", the notes and the Guarantees will not be secured by all of our assets or all of the assets of our subsidiaries. In particular, the collateral agent will not have a perfected first priority security interest in all of the assets which constitute, or which are associated with the operation of, the refineries.

     For example, the collateral agent may not have security interests in all of our pipelines currently used to supply refinery feedstocks and distribute products. We must receive state regulatory approval prior to granting a security interest in the fixtures and equipment comprising the North Dakota-Montana pipeline system and the outstanding capital stock of Tesoro High Plains Pipeline Company. Those regulatory approvals have yet to be obtained. We and Tesoro High Plains Pipeline Company have agreed to use all commercially reasonable efforts to obtain such consents as soon as practicable after the date of the closing of this offering, but if we conclude in good faith that such efforts will not be successful, we and Tesoro High Plains Pipeline Company will not be required to grant a security interest in the North Dakota-Montana pipeline system and we will not be required to grant a security interest in the capital stock of Tesoro High Plains Pipeline Company. We may not be able to receive those state regulatory approvals prior to closing of this offering, or at all. Furthermore, if securing the notes with the capital stock of any Pipeline Subsidiary (as defined under "Description of the Exchange Notes") requires us to prepare audited financial statements of such entity in order to comply with Regulation S-X, the collateral agent will be required to release the security interest in such capital stock.

     The grant of a security interest in some of the Collateral requires the consent of third-parties which may not have been obtained. In addition, and as discussed above, certain of the facilities that are important to the operation of the refineries are leased from, held under contract with, or regulated by, governmental authorities pursuant to agreements that require consent to encumber the asset and may require consent to further transfer the asset in the event of a foreclosure. These assets include waterfront rights at our Hawaii, Alaska, California and Washington refineries. We have committed to use all commercially reasonable efforts to obtain these consents as soon as practicable after the closing of this offering, but if we conclude in good faith that such efforts will not be successful, we will not be required to continue to seek such consents. It is possible that we will not be successful, and a number of the governmental authorities from whom we will seek such consents are generally not in a position to grant such consents in a timely manner.

     Furthermore, the collateral agent will not have a security interest in the real estate over, under or through which certain of the pipelines that are part of the Collateral run, and as described above, the security interest granted in the pipelines may be subject to perfection and priority issues. Similarly, the collateral agent will not possess security interests in leased terminals that are owned by third-parties, including the terminals located in Anchorage, Alaska which are the primary sources of distribution of the refined products produced by our Alaska refinery and the collateral agent will not have security interests in our rights to use any of the third-party pipelines currently used to supply and distribute products. Finally, we are not permitted to collaterally assign many of our contracts, including those pursuant to which we are granted the right to use proprietary technology necessary for the operation of our refineries without the prior consent of such counterparty. Accordingly, these rights are not included in the Collateral.

     Consequently, in the event of a bankruptcy or liquidation, the collateral agent may not possess a security interest in all assets that would ensure that our refineries will have continued access to crude oil, or access to transportation for the sale of refined products, in either case in sufficient volume or at all. This inability to access sufficient volumes of crude oil, or to distribute sufficient volumes of refined products, may cause a diminution in the value of the refineries and other Collateral securing the notes and the guarantees.

  THE NOTES WILL NOT BE SECURED BY ALL OF OUR ASSETS. THE NOTES WILL BE SUBORDINATED TO THE SECURITY INTEREST OF OUR NEW CREDIT AGREEMENT IN CERTAIN ASSETS, AND WILL HAVE AN UNSECURED SENIOR CLAIM TO ALL OF OUR ASSETS OTHER THAN THE COLLATERAL.

     Our new credit agreement will be secured by first priority security interests (subject to permitted prior liens) in all of Tesoro's and substantially all of its domestic subsidiaries' inventory, accounts and other rights to payment related to the sale of inventory or the rendering of services, intercompany indebtedness (other than intercompany indebtedness constituting collateral securing the notes and the new term loans), cash and cash equivalents, related contracts and general intangibles and other rights related to, and all proceeds of, the foregoing. Lenders under our new credit agreement will be entitled to receive the proceeds from any sale of those assets to repay in full all outstanding obligations under our new credit agreement before the holders of the notes and the new term loans, as well as any other holders of senior debt, will be entitled to any recovery from those assets.

     The notes, our new term loans and our new credit agreement will not have security interests in certain of our assets, including our retail assets. If the proceeds from the sale of Collateral are not sufficient to repay amounts outstanding under the notes and new term loans, then holders of notes and term loans (to the extent not repaid from the proceeds from the sale of the Collateral) would only have an unsecured claim against our remaining assets. Additionally, to the extent that proceeds from the sale of the assets securing the new credit agreement are insufficient to repay in full all outstanding obligations under that facility, lenders under that facility, along with all of our unsecured creditors (including the holders of our senior subordinated notes), will also have a claim against those of our assets that have not been pledged as Collateral and that claim would be pari passu in right of payment with the claim of the holders of the notes and the new term loans, as well as any other holders of senior debt, against those remaining assets.

  THE VALUE OF SOME OF THE COLLATERAL MAY BE LOWERED DUE TO THE DIFFICULTY TO TRANSFER REQUIRED ENERGY AND ENVIRONMENTAL PERMITS AND THE PRESENCE OF SOME CONTAMINATION, EVEN IF COVERED BY CERTAIN INDEMNITIES.

     Our business requires numerous federal, state and local energy and environmental permits. Continued operation of the Collateral depends on the maintenance of such permits, which are described more fully in Items 1 and 2 -- "Business and Properties -- Government Regulation and Legislation" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, incorporated by reference in this prospectus, and below under "-- Risks relating to our business -- Our operations are subject to general environmental risks, expenses and liabilities which could affect our results of operation". In the event of foreclosure, the transfer of such permits may require us to incur significant cost and expense. Further, we cannot assure you that the applicable governmental authorities will consent to the transfer of all such permits. If the regulatory approval required for such transfers are not obtained or are delayed, the foreclosure may be delayed, a temporary shutdown of operations may result and the value of the Collateral may be significantly decreased.

     In addition, our operations involve the use, storage, distribution, manufacture and refining of petroleum and other hazardous materials. As described more fully in Item 7 -- "Management's Discussion and Analysis -- Capital Resources and Liquidity -- Long-Term Commitments -- Other Environmental Matters" section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, incorporated by reference in this prospectus and below under "-- Risks relating to our business -- Our business is impacted by risks inherent in petroleum refining operations" and "-- Risks relating to our business -- Our operations are subject to general environmental risks, expenses and liabilities which could affect our results of operations", this has led, and could lead, to the presence of contamination on the Collateral. The presence of such contamination may reduce the value of any contaminated Collateral, even if the contamination is covered by indemnities, such as at our California refinery. Further, the transfer of such environmental indemnities may require the consent of the indemnitor. The delay or failure to obtain such consent may greatly reduce the value of the Collateral.

  FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND LIENS GRANTED BY THE GUARANTORS AND REQUIRE HOLDERS OF NOTES TO RETURN PAYMENTS RECEIVED FROM GUARANTORS OR THEIR PROPERTY.

     Tesoro Petroleum Corporation is a holding company and conducts substantially all of its operations through its subsidiaries. Our only significant assets are the capital stock of our subsidiaries. As a holding company, we are dependent on distributions of funds from our subsidiaries to meet our debt service and other obligations, including the payment of principal and interest on the notes. If we are unable to obtain funds from our subsidiaries or if the subsidiary guarantees were to be held unenforceable for any reason, we may not be able to pay interest or principal on the notes when due and we cannot assure you that we will be able to obtain the necessary funds from other sources.

     The notes will be guaranteed on a senior basis by all of our current and future domestic restricted subsidiaries. Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee and any liens granted to secure such guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

     - received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

     - was insolvent or rendered insolvent by reason of such incurrence; or

     - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

     In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending on the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

     - if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     - it could not pay its debts as they become due.

     We believe that each guarantor, after giving effect to its guarantee of these notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

  YOU MAY SUFFER ADVERSE CONSEQUENCES IF YOU DO NOT EXCHANGE THE OUTSTANDING 8% NOTES.

     Any of the outstanding 8% notes that are not exchanged for exchange notes have not been registered with the SEC or in any state. Unless the outstanding 8% notes are registered, they only may be offered and sold pursuant to an exemption from, or in a transaction that is not subject to, the registration requirements of the Securities Act. Depending upon the percentage of the outstanding 8% notes exchanged for exchange notes, the liquidity of the outstanding 8% notes may be adversely affected.

  THE COLLATERAL SECURING THE NOTES COULD BE IMPAIRED IN THE EVENT WE WERE TO FILE FOR BANKRUPTCY.

     As described below under the caption "Description of the Exchange
Notes -- Security", the notes will be secured together with the new term loans on an equal and ratable basis by first priority security interests (subject to permitted prior liens), in all our currently owned and all after-acquired Collateral. Upon the occurrence of an event of default, the collateral agent will have the right to foreclose upon and sell the Collateral if so directed by the holders of a majority in outstanding principal amount of the notes and the new term loans, voting together as a single class. See "Description of the Exchange Notes -- Security -- Collateral Agent". This right, however, would be subject to limitations under applicable bankruptcy laws if we become subject to a bankruptcy proceeding. To the extent that your rights as a secured creditor are limited or set aside in a bankruptcy proceeding, you would lose some or all of the benefit of the security that the Collateral was intended to provide.

  ANY FUTURE PLEDGE OF COLLATERAL MIGHT BE AVOIDABLE BY A TRUSTEE IN BANKRUPTCY.

     Any future pledge of Collateral in favor of the collateral agent, including pursuant to security documents delivered after the date of the indenture, might be avoidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy in certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

  YOUR RIGHT TO RECEIVE PAYMENTS ON THE NOTES COULD BE ADVERSELY AFFECTED IF ANY OF OUR NON-GUARANTOR SUBSIDIARIES DECLARE BANKRUPTCY, LIQUIDATE OR REORGANIZE.

     On the closing date, substantially all of our operating subsidiaries will guarantee the notes. However, under the terms of the indenture, we may, under certain circumstances, designate additional subsidiaries as unrestricted subsidiaries, and those unrestricted subsidiaries will not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

     On March 31, 2003, our non-guarantor subsidiaries had no indebtedness including trade payables. Our non-guarantor subsidiaries generated less than 1% of our consolidated revenues in the year ended December 31, 2002 and the three months ended March 31, 2003 and held less than 1% of our consolidated assets as of March 31, 2003.

  OUR DEBT INSTRUMENTS IMPOSE RESTRICTIONS ON US THAT MAY ADVERSELY AFFECT OUR ABILITY TO OPERATE OUR BUSINESS.

     Under our new credit agreement, we will be required to comply with specified financial covenants and conditions, including maintaining, at certain times, a minimum consolidated fixed charge coverage ratio and, at all times, a minimum excess availability and a minimum consolidated tangible net worth.

     Our ability to comply with these covenants, as they currently exist or as they may be amended, may be affected by many events beyond our control and our future operating results may not allow us to comply with the covenants, or in the event of a default, to remedy that default. Our failure to comply with those financial covenants or to comply with the other restrictions contained in our new credit agreement could result in a default, which could cause that indebtedness (and by reason of cross-acceleration provisions, our new term loans, the notes, our existing senior subordinated notes and other indebtedness) to become immediately due and payable. If we are unable to repay those amounts, the lenders under our new credit agreement could proceed against the collateral granted to them to secure that indebtedness. If those lenders accelerate the payment of our new credit agreement, we cannot assure you that we could pay that indebtedness immediately and continue to operate our business.

     In addition, our new term loans and the indentures for the notes and our existing senior subordinated notes contain other covenants that restrict, among other things, our ability to

     - pay dividends and other distributions with respect to our capital stock and purchase, redeem or retire our capital stock;

     - incur additional indebtedness and issue preferred stock;

     - enter into asset sales unless the proceeds from those asset sales are used to repay debt;

     - enter into transactions with affiliates;

     - incur liens on assets to secure certain debt;

     - engage in certain business activities; and

     - engage in certain mergers or consolidations and transfers of assets.

     See "Description of Other Indebtedness" and "Description of the Exchange Notes".

  WE MAY NOT BE ABLE TO FINANCE A CHANGE OF CONTROL OFFER AS REQUIRED BY THE INDENTURE.

     Upon a change of control under the indenture, we will be required to offer to repurchase all of the notes then outstanding at 101% of the principal amount, plus accrued and unpaid interest and special interest, if any, to the repurchase date. Since the events that constitute a change of control under the indenture will also constitute a change of control under our new credit agreement, under our new term loan agreement and under the indentures that govern our existing senior subordinated notes, upon each occurrence, we will be required to offer to repay outstanding term loans and offer to repurchase all of our existing senior subordinated notes then outstanding, each at 101% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date. Additionally, a change of control under the indenture would constitute a default under our new credit agreement. If a change of control were to occur today, we would not have the financial resources available to repay all of the debt that would become payable upon a change of control and to repurchase all of the notes. We cannot assure you that we will have the financial resources available or that we will be permitted by our debt instruments to fulfill these obligations upon a change of control.

  YOUR ABILITY TO TRANSFER THE NOTES MAY BE LIMITED BY THE ABSENCE OF AN ACTIVE TRADING MARKET AND WE CANNOT ASSURE YOU THAT ANY ACTIVE TRADING MARKET WILL DEVELOP FOR THE NOTES.

     We do not intend to list the notes on any national securities exchange or to seek the admission of the notes for trading on the Nasdaq National Market. The initial purchasers are not obligated to make a market in the notes and any market-making activities with respect to the notes may be discontinued at any time without notice. Accordingly, we cannot assure you that an active public or other market will develop for the notes or provide you with assurances as to the liquidity of the trading market for the notes. If a trading market does not develop or is not maintained, holders of the notes may experience difficulty in reselling the notes or may be unable to sell them at all. If a market for the notes develops, that market may be discontinued at any time. If a public trading market develops for the notes, future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our financial condition and results of operations and the market for similar notes. Depending on those and other factors, the notes may trade at a discount from their principal amount.

  SINCE ARTHUR ANDERSEN LLP ACTED AS THE INDEPENDENT AUDITOR OF THE CALIFORNIA REFINERY AND RELATED BUSINESS PRIOR TO OUR ACQUISITION OF IT, YOUR ABILITY TO SEEK POTENTIAL RECOVERIES FROM THEM RELATED TO THEIR WORK WILL BE LIMITED.

     The financial statements as of December 31, 2001 and 2000 and for the year ended December 31, 2001 and the four month period ended December 31, 2000 of the Golden Eagle Refining and Marketing Assets Business (our California refinery and related assets) incorporated herein by reference were audited by Arthur Andersen LLP. After reasonable efforts, we were not able to obtain Arthur Andersen LLP's consent to the incorporation by reference of its audit report dated February 14, 2002 (Note 16 is dated February 20, 2002) into this prospectus. Accordingly, any recovery you may have may be limited as a result of the lack of Arthur Andersen LLP's consent.

RISKS RELATING TO OUR BUSINESS

  OUR HIGH LEVEL OF DEBT AFFECTS OUR ACCESS TO TRADE CREDIT.

     We have experienced a tightening of the trade credit we receive because of our high level of debt, combined with the weakness in industry refining margins from the fourth quarter of 2001 through January 2003 and continued economic uncertainty. Under current economic conditions and in light of the general uncertainty that surrounds business, we cannot assure you that the trade credit extended to us will not be further tightened. A significant further tightening in trade credit could result in our business not generating sufficient cash flow to fund operations, capital expenditures and debt service.

  THE VOLATILITY OF CRUDE OIL PRICES, REFINED PRODUCT PRICES AND NATURAL GAS AND ELECTRICAL POWER PRICES MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR CASH FLOW AND RESULTS OF OPERATIONS.

     Our earnings and cash flows from our refining and wholesale marketing operations depend on a number of factors, including fixed and variable expenses (including the cost of refinery feedstocks) and the margin above those expenses at which we are able to sell refined products. In recent years, the prices of crude oil and refined products have fluctuated substantially. These prices depend on numerous factors beyond our control, including the demand for crude oil, gasoline and other refined products, which are subject to, among other things:

     - changes in the economy and the level of foreign and domestic production of crude oil and refined products;

     - threatened or actual terrorist incidents, acts of war, and other worldwide political conditions;

     - availability of crude oil and refined products and the infrastructure to transport crude oil and refined products;

     - weather conditions, earthquakes or other natural disasters;

     - government regulations; and

     - local factors, including market conditions and the level of operations of other refineries in our markets.

     Prices for refined products are influenced by the commodity price of crude oil. Generally, an increase or decrease in the price of crude oil results in a corresponding increase or decrease in the price of gasoline and other refined products. The timing of the relative movement of the prices as well as the overall change in product prices, however, can reduce profit margins and could have a significant impact on our refining and wholesale marketing operations and our earnings and cash flow. Industry margins deteriorated beginning in the fourth quarter of 2001 and continued through January 2003, which adversely impacted our profit margins, earnings and cash flows. In addition, we maintain inventories of crude oil, intermediate products and refined products, the values of which are subject to rapid fluctuation in market prices. Also, crude oil supply contracts are generally term contracts with market-responsive pricing provisions. We purchase our refinery feedstocks prior to selling the refined products manufactured. Price level changes during the period between purchasing feedstocks and selling the manufactured refined products from these feedstocks could have a significant effect on our financial results. We also purchase refined products manufactured by others for sale to our customers. Price level changes during the periods between purchasing and selling these products could have a material adverse effect on our business, financial condition and results of operations.

     The rising costs and unpredictable availability of natural gas and electrical power used by our refineries and other operations have increased manufacturing and operating costs and will continue to impact production and delivery of products. Fuel and utility prices have been and will continue to be affected by supply and demand for fuel and utility services in both local and regional markets.

  OUR BUSINESS IS IMPACTED BY RISKS INHERENT IN PETROLEUM REFINING OPERATIONS.

     The operation of refineries, pipelines and product terminals is inherently subject to spills, discharges or other releases of petroleum or hazardous substances. If any of these events has previously occurred or occurs in the future in connection with any of our refineries, pipelines or product terminals other than events for which we are indemnified, we will be liable for all costs and penalties associated with their remediation under federal, state and local environmental laws or common law, and will be liable for property damage to third parties caused by contamination from releases and spills. The penalties and clean-up costs that we could have to pay for releases or spills, or the amounts that we could have to pay to third parties for damage to their property, could be significant and the payment of these amounts could have a material adverse effect on our business, financial condition and results of operations.

     We operate in environmentally sensitive coastal waters, where tanker, pipeline and refined product transportation operations are closely regulated by local and federal agencies and monitored by environmental interest groups. Our California, Mid-Pacific and Pacific Northwest refineries import crude oil feedstocks by tanker. Transportation of crude oil and refined product over water involves inherent risk and subjects us to the provisions of the Federal Oil Pollution Act of 1990 and state laws in California, Washington, Hawaii, Alaska and the U.S. Gulf Coast. Among other things, these laws require us to demonstrate in some situations our capacity to respond to a "worst case discharge" to the maximum extent possible. We have contracted with various spill response service companies in the areas in which we transport crude oil and refined product to meet the requirements of the Federal Oil Pollution Act of 1990 and state laws. However, there may be accidents involving tankers transporting crude oil or refined products, and response services may not respond to a "worst case discharge" in a manner that will adequately contain that discharge or we may be subject to liability in connection with a discharge.

     Our operations are inherently subject to accidental spills, discharges or other releases of petroleum or hazardous substances that may make us liable to governmental entities or private parties under federal, state or local environmental laws, as well as under common law. These may involve contamination associated with facilities we currently own or operate, facilities we formerly owned or operated and facilities to which we sent wastes or by-products for treatment or disposal and other contamination. Accidental discharges may occur in the future, future action may be taken in connection with past discharges, governmental agencies may assess damages or penalties against us in connection with any past or future contamination, or third parties may assert claims against us for damages allegedly arising out of any past or future contamination.

  WE MAY NOT REALIZE ANTICIPATED COST REDUCTIONS AND REFINING IMPROVEMENTS.

     We expect to realize $65 million of operating income improvements in 2003 through cost reductions and refining improvements that do not require significant capital investments. Our success in realizing these reductions and improvements will depend, in part, on the success of our efforts to reorganize our operations in a manner that achieve economies in refinery maintenance and purchase and other cost savings. We may not be successful and, even if we are, we cannot assure you that our success will result in the realization of the benefits we currently expect, or that those benefits will be achieved within the anticipated time frame.

  THE DANGERS INHERENT IN OUR OPERATIONS AND THE POTENTIAL LIMITS ON INSURANCE COVERAGE COULD EXPOSE US TO POTENTIALLY SIGNIFICANT LIABILITY COSTS.

     Our operations are subject to hazards and risks inherent in refining operations and in transporting and storing crude oil and refined products, such as fires, natural disasters, explosions, pipeline ruptures and spills and mechanical failure of equipment at our or third-party facilities, any of which can result in environmental pollution, personal injury claims and other damage to our properties and the properties of others. In addition, we operate six petroleum refineries, any of which could experience a major accident, be damaged by severe weather or other natural disaster, or otherwise be forced to shut down. Any such unplanned shutdown could have a material adverse effect on our results of operations and financial condition as a whole. In addition, because of past incidents that occurred while the California refinery was under previous ownership, the cost to insure the refinery may remain substantially above industry norms. We do not maintain insurance coverage against all potential losses and we could suffer losses for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage. The occurrence of an event that is not fully covered by insurance could have a material adverse effect on our business, financial condition and results of operations.

  OUR OPERATIONS ARE SUBJECT TO GENERAL ENVIRONMENTAL RISKS, EXPENSES AND LIABILITIES WHICH COULD AFFECT OUR RESULTS OF OPERATIONS.

     From time to time we have been, and presently are, subject to litigation and investigations with respect to environmental and related matters. We may become involved in further litigation or other proceedings, or we may be held responsible in any existing or future litigation or proceedings, the costs of which could be material.

     We have in the past operated service stations with underground storage tanks in various jurisdictions, and currently operate service stations that have underground storage tanks in Hawaii, Alaska and 16 states in the mid-continental and western United States. Federal and state regulations and legislation govern the storage tanks and compliance with these requirements can be costly. The operation of underground storage tanks also poses certain other risks, including damages associated with soil and groundwater contamination. Leaks from underground storage tanks which may occur at one or more of our service stations, or which may have occurred at our previously operated service stations, may impact soil or groundwater and could result in fines or civil liability for us.

     All of our operations, like those of other companies engaged in similar business, to some degree, are subject to extensive and frequently changing federal, state, regional and local laws, regulations and ordinances relating to the protection of the environment, including those governing emissions or discharges to the air and water, the handling and disposal of solid and hazardous wastes and the remediation of contamination. The failure to comply with these regulations can lead, among other things, to civil and criminal penalties and, in some circumstances, the temporary or permanent curtailment or shutdown of all or part of our operations in one or more of our facilities. The nature of our business exposes us to risks of liability due to the production, processing and refining, storage, transportation, and disposal of materials that can cause contamination or personal injury if released into the environment. Our operations are inherently subject to accidental spills, discharges or other releases of petroleum or hazardous substances that could make us responsible for cleanup costs and related penalties or liable to governmental entities or private parties. This may involve facilities we currently own or operate, facilities we formerly owned or operated and facilities to which we sent wastes or by-products for treatment or disposal. In addition, we operate in environmentally sensitive coastal waters, where tanker, pipeline and refined product transportation operations are closely regulated by local and federal agencies and monitored by environmental interest groups. The transportation of crude oil and refined product over water involves risk and subjects us to the provisions of the Federal Oil Pollution Act of 1990 and related state regulations, which require that most oil refining, transport and storage companies maintain and update various oil spill prevention and oil spill contingency plans.

     Consistent with the experience of all U.S. refineries, environmental laws and regulations have raised operating costs and necessitated significant capital investments at our refineries. We believe that existing physical facilities at our refineries are substantially adequate to maintain compliance with existing applicable laws and regulatory requirements. However, potentially material expenditures could be required in the future. For example, we may be required to comply with evolving environmental and health and safety laws, regulations or requirements that may be adopted or imposed in the future or to address information or conditions that may be discovered in the future and that require a response. Several recently passed regulations will require us to complete the following projects at our refineries prior to the effective date of the related requirements and regulations:

     - Upgrades to sulfur removal capabilities, which are required to comply with mandates adopted by the EPA to reduce the sulfur content of diesel fuel and gasoline; and

     - Changes that will be required to comply with the terms of a settlement agreement with the EPA of alleged violations by previous owners of certain provisions of the federal Clean Air Act of 1990 (the "Clean Air Act") at our Mid-Continent refineries and a potential settlement at our California refinery.

  TERRORIST ATTACKS AND THREATS OR ACTUAL WAR MAY NEGATIVELY IMPACT OUR
  BUSINESS.

     Our business is affected by general economic conditions and fluctuations in consumer confidence and spending, which can decline as a result of numerous factors outside of our control, such as actual or threatened terrorist attacks and acts of war. Terrorist attacks in the United States, as well as events occurring in response to or in connection with them, including future terrorist attacks against U.S. targets, rumors or threats of war, actual conflicts involving the United States or its allies or military or trade disruptions impacting our suppliers or our customers or energy markets generally, may adversely impact our operations. As a result, there could be delays or losses in the delivery of supplies and raw materials to us, delays in our delivery of refined products, decreased sales of our products (especially sales to our customers that purchase jet fuel) and extension of time for payment of accounts receivable from our customers (especially our customers in the airline industry). Strategic targets such as energy-related assets (which could include refineries such as ours) may be at greater risk of future terrorist attacks than other targets in the United States. These occurrences could significantly impact energy prices, including prices for our crude oil and refined products, and have a material adverse impact on the margins from our refining and wholesale marketing operations. In addition, disruption or significant increases in energy prices could result in government-imposed price controls. Any one of, or a combination of, these occurrences could have a material adverse effect on our business.

  IF WE ARE UNABLE TO MAINTAIN AN ADEQUATE SUPPLY OF FEEDSTOCKS, OUR RESULTS OF OPERATIONS MAY BE ADVERSELY AFFECTED.

     We may not continue to have an adequate supply of feedstocks, primarily crude oil, available to our six refineries to sustain our current level of refining operations. If additional crude oil becomes necessary at one or more of our refineries, we intend to implement available alternatives that are most advantageous under then prevailing conditions. Implementation of some alternatives could require the consent or cooperation of third parties and other considerations beyond our control. In particular, the North Dakota refinery is landlocked and does not have a diversity of pipelines to allow us to transport crude oil to it. The North Dakota refinery, therefore, is completely dependent upon the delivery of crude oil through our crude oil pipeline system. If outside events cause an inadequate supply of crude oil, or if our crude oil pipeline system transports lower volumes of crude oil, our anticipated revenues could decrease. If we are unable to obtain supplemental crude oil volumes, or are only able to obtain these volumes at uneconomic prices, our results of operations could be adversely affected.

  WE ARE SUBJECT TO INTERRUPTIONS OF SUPPLY AND INCREASED COSTS AS A RESULT OF OUR RELIANCE ON THIRD-PARTY TRANSPORTATION OF CRUDE OIL AND REFINED PRODUCTS.

     Our Washington refinery receives all of its Canadian crude oil through pipelines operated by third parties. During 2002, our Washington refinery delivered approximately 62,000 bpd of gasoline, diesel and jet fuel through third-party pipelines. Our Hawaii and Alaska refineries receive most of their crude oil and transport a substantial portion of refined products through ships and barges. Our Mid-Continent refineries receive substantially all of their crude oil and deliver substantially all of their products through pipelines. Our California refinery receives approximately half of its crude oil through pipelines and the balance through marine vessels. Substantially all of our California refinery's production is delivered through third-party pipelines, ships and barges. Our California, Washington, Alaska and Hawaii refineries are adjacent to navigable waters and receive and ship products across leased docks and wharfs. In addition to environmental risks discussed above, we could experience an interruption of supply or an increased cost to deliver refined products to market if the ability of the pipelines or vessels to transport crude oil or refined products is upset because of accidents, governmental regulation, third-party action or if any of the leased docks and wharfs become unavailable. A prolonged upset of our ability to transport crude oil or product could have a material adverse effect on our business, financial condition and results of operations.

  OUR OPERATING RESULTS ARE SEASONAL AND GENERALLY ARE LOWER IN THE FIRST AND FOURTH QUARTERS OF THE YEAR.

     Demand for gasoline is higher during the spring and summer months than during the winter months due to seasonal increases in highway traffic. As a result, our operating results for the first and fourth quarters are generally lower than for those in the second and third quarters.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     We issued $375 million aggregate principal amount of the outstanding 8% notes to the initial purchasers on April 17, 2003 in transactions not registered under the Securities Act of 1933 in reliance on exemptions from registration under that act. The initial purchasers then sold the outstanding 8% notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-United States persons outside the United States in reliance on Regulation S under the Securities Act. Because they have been sold pursuant to exemptions from registration, the outstanding 8% notes are subject to transfer restrictions.

     In connection with the issuance of the outstanding 8% notes, we agreed with the initial purchasers that we would:

     - file with the SEC a registration statement related to the exchange notes;

     - use our reasonable best efforts to cause the registration statement to become effective under the Securities Act; and

     - offer to the holders of the outstanding 8% notes the opportunity to exchange the outstanding 8% notes for a like principal amount of exchange notes upon the effectiveness of the registration statement.

     Our failure to comply with these agreements within certain time periods would result in additional interest being due on the outstanding 8% notes. A copy of the agreement with the initial purchasers has been filed as an exhibit to the registration statement of which this prospectus is a part.

     Based on existing interpretations of the Securities Act by the staff of the SEC described in several no-action letters to third parties, and subject to the following sentence, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by their holders, other than broker-dealers or our "affiliates", without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of the outstanding 8% notes who is an affiliate of ours, who is not acquiring the exchange notes in the ordinary course of such holder's business or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

     - will not be able to rely on the interpretations by the staff of the SEC described in the above-mentioned no-action letters;

     - will not be able to tender the outstanding 8% notes in the exchange offer; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the outstanding 8% notes unless the sale or transfer is made under an exemption from these requirements.

     We do not intend to seek our own no-action letter, and there is no assurance that the staff of the SEC would make a similar determination regarding the exchange notes as it has in these no-action letters to third parties.

     As a result of the filing and effectiveness of the registration statement of which this prospectus is a part, we will not be required to pay an increased interest rate on the outstanding 8% notes unless we either fail to timely consummate the exchange offer or fail to maintain the effectiveness of the registration statement to the extent we agreed to do so. Following the closing of the exchange offer, holders of the outstanding 8% notes not tendered will not have any further registration rights except in limited circumstances requiring the filing of a shelf registration statement, and the outstanding 8% notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for the outstanding 8% notes will be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions stated in this prospectus and in the letter of transmittal, we will accept all outstanding 8% notes properly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date. After authentication of the exchange notes by the trustee or an authenticating agent, we will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of the outstanding 8% notes accepted in the exchange offer.

     By tendering the outstanding 8% notes for exchange notes in the exchange offer and signing or agreeing to be bound by the letter of transmittal, you will represent to us that:

     - you will acquire the exchange notes you receive in the exchange offer in the ordinary course of your business;

     - you are not participating and have no understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer;

     - you are not an affiliate of ours or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

     - if you are not a broker-dealer, that you are not engaged in and do not intend to engage in the distribution of the exchange notes; and

     - if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding 8% notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of those exchange notes.

     Broker-dealers that are receiving exchange notes for their own account must have acquired the outstanding 8% notes as a result of market-making or other trading activities in order to participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be admitting that it is an "underwriter" within the meaning of the Securities Act. We will be required to allow broker-dealers to use this prospectus following the exchange offer in connection with the resale of exchange notes received in exchange for outstanding 8% notes acquired by broker-dealers for their own account as a result of market-making or other trading activities. If required by applicable securities laws, we will, upon written request, make this prospectus available to any broker-dealer for use in connection with a resale of exchange notes. See "Plan of Distribution".

     The exchange notes will evidence the same debt as the outstanding 8% notes and will be issued under and entitled to the benefits of the same indenture. The form and terms of the exchange notes are identical in all material respects to the form and terms of the outstanding 8% notes except that:

     - the exchange notes will be issued in a transaction registered under the Securities Act;

     - the exchange notes will not be subject to transfer restrictions; and

     - provisions providing for an increase in the stated interest rate on the outstanding 8% notes will be eliminated after completion of the exchange offer.

     As of the date of this prospectus, $375 million aggregate principal amount of the outstanding 8% notes was outstanding. In connection with the issuance of the outstanding 8% notes, we arranged for the outstanding 8% notes to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. The exchange notes will also be issuable and transferable in book-entry form through DTC.


     This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders as of the close of business on June 16, 2003. We intend to conduct the exchange offer as required by the Exchange Act, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable.


     Rule 14e-1 describes unlawful tender offer practices under the Exchange Act. This rule requires us, among other things:

     - to hold our exchange offer open for 20 business days;

     - to give ten business days notice of any change in the terms of this offer; and

     - to issue a press release in the event of an extension of the exchange offer.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of the outstanding 8% notes being tendered, and holders of the outstanding 8% notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or under the indenture in connection with the exchange offer. We shall be considered to have accepted the outstanding 8% notes tendered according to the procedures in this prospectus when, as and if we have given oral or written notice of acceptance to the exchange agent. See
"-- Exchange Agent". The exchange agent will act as agent for the tendering holders for the purpose of receiving exchange notes from us and delivering exchange notes to those holders.

     If any tendered outstanding 8% notes are not accepted for exchange because of an invalid tender or the occurrence of other events described in this prospectus, certificates for these unaccepted outstanding 8% notes will be returned, at our cost, to the tendering holder of outstanding 8% notes or, in the case of outstanding 8% notes tendered by book-entry transfer, into the holder's account at DTC according to the procedures described below, as promptly as practicable after the expiration date.

     Holders who tender outstanding 8% notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes related to the exchange of the outstanding 8% notes in the exchange offer. We will pay all charges and expenses, other than applicable taxes, in connection with the exchange offer. See "-- Solicitation of Tenders; Fees and Expenses".

     NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO HOLDERS OF THE OUTSTANDING 8% NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING 8% NOTES IN THE EXCHANGE OFFER. MOREOVER, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF THE OUTSTANDING 8% NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER IN THE EXCHANGE OFFER AND, IF SO, THE AMOUNT OF THE OUTSTANDING 8% NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISORS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The term "expiration date" shall mean 5:00 p.m., New York City time, on July 22, 2003, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date to which the exchange offer is extended.


     We expressly reserve the right, in our sole discretion:

     - to delay acceptance of any outstanding 8% notes or to terminate the exchange offer and to refuse to accept outstanding 8% notes not previously accepted, if any of the conditions described under "-- Conditions" shall have occurred and shall not have been waived by us;

     - to extend the expiration date of the exchange offer;

     - to amend the terms of the exchange offer in any manner;

     - to purchase or make offers for any outstanding 8% notes that remain outstanding subsequent to the expiration date;

     - to the extent permitted by applicable law, to purchase outstanding 8% notes in the open market, in privately negotiated transactions or otherwise.

     The terms of the purchases or offers described in the fourth and fifth clauses above may differ from the terms of the exchange offer.

     Any delay in acceptance, termination, extension, or amendment will be followed as promptly as practicable by oral or written notice to the exchange agent and by making a public announcement. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the amendment.

     Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, termination, extension, or amendment of the exchange offer, we shall have no obligation to publish, advise, or otherwise communicate any public announcement, other than by making a timely release to Business Wire.

     You are advised that we may extend the exchange offer because some of the holders of the outstanding 8% notes do not tender on a timely basis. In order to give these noteholders the ability to participate in the exchange and to avoid the significant reduction in liquidity associated with holding an unexchanged note, we may elect to extend the exchange offer.

INTEREST ON THE EXCHANGE NOTES

     The exchange notes will bear interest from April 17, 2003 or the most recent date on which interest was paid or provided for on the outstanding 8% notes surrendered for the exchange notes. Accordingly, holders of outstanding 8% notes that are accepted for exchange will not receive interest that is accrued but unpaid on the outstanding 8% notes at the time of tender. Interest on the exchange notes will be payable semi-annually on each April 15 and October 15, commencing on October 15, 2003.

PROCEDURES FOR TENDERING

     Only a holder may tender its outstanding 8% notes in the exchange offer. Any beneficial owner whose outstanding 8% notes are registered in the name of such holder's broker, dealer, commercial bank, trust company or other nominee or are held in book-entry form and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on such holder's behalf. If the beneficial owner wishes to tender on such holder's own behalf, the beneficial owner must, before completing and executing the letter of transmittal and delivering such holder's outstanding 8% notes, either make appropriate arrangements to register ownership of outstanding 8% notes in the owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

     The tender by a holder will constitute an agreement among the holder, us and the exchange agent according to the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

     A holder who desires to tender outstanding 8% notes and who cannot comply with the procedures set forth herein for tender on a timely basis or whose outstanding 8% notes are not immediately available must comply with the procedures for guaranteed delivery set forth below.

     THE METHOD OF DELIVERY OF THE OUTSTANDING 8% NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDERS. DELIVERY OF SUCH DOCUMENTS WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT OR DEEMED RECEIVED UNDER THE ATOP PROCEDURES DESCRIBED BELOW. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OUTSTANDING 8% NOTES SHOULD BE SENT TO US. HOLDERS MAY ALSO REQUEST THAT THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES EFFECT THE TENDER FOR HOLDERS IN EACH CASE AS DESCRIBED IN THIS PROSPECTUS AND IN THE LETTER OF TRANSMITTAL.

  OUTSTANDING 8% NOTES HELD IN CERTIFICATED FORM

     For a holder to validly tender outstanding 8% notes held in physical form, the exchange agent must receive, before 5:00 p.m., New York City time, on the expiration date, at its address set forth in this prospectus:

     - a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal, and

     - certificates for tendered outstanding 8% notes.

  OUTSTANDING 8% NOTES HELD IN BOOK-ENTRY FORM

     We understand that the exchange agent will make a request promptly after the date of the prospectus to establish accounts for the outstanding 8% notes at DTC for the purpose of facilitating the exchange offer, and subject to their establishment, any financial institution that is a participant in DTC may make book-entry delivery of the outstanding 8% notes by causing DTC to transfer the outstanding 8% notes into the exchange agent's account for the 8% notes using DTC's procedures for transfer.

     If you desire to transfer outstanding 8% notes held in book-entry form with DTC, the exchange agent must receive, before 5:00 p.m. New York City time on the expiration date, at its address set forth in this prospectus, a confirmation of book-entry transfer of outstanding 8% notes into the exchange agent's account at DTC, which is referred to in this prospectus as a "book-entry confirmation", and:

     - a properly completed and validly executed letter of transmittal, or manually signed facsimile thereof, together with any signature guarantees and other documents required by the instructions in the letter of transmittal; or

     - an agent's message transmitted pursuant to ATOP.

  TENDER OF OUTSTANDING 8% NOTES USING DTC'S AUTOMATED TENDER OFFER PROGRAM
  (ATOP)

     The exchange agent and DTC have confirmed that the exchange offer is eligible for ATOP. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer outstanding 8% notes held in book-entry form to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send a book- entry confirmation, including an agent's message, to the exchange agent.

     The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering outstanding 8% notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. If you use ATOP procedures to tender outstanding 8% notes you will not be required to deliver a letter of transmittal to the exchange agent, but you will be bound by its terms just as if you had signed it.

SIGNATURES

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless outstanding 8% notes tendered with the letter of transmittal are tendered:

     - by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" in the letter of transmittal; or

     - for the account of an institution eligible to guarantee signatures.

     If the letter of transmittal is signed by a person other than the registered holder or DTC participant who is listed as the owner, the outstanding 8% notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the outstanding 8% notes on behalf of the registered holder or DTC participant who is listed as the owner, in either case signed as the name of the registered holder(s) who appears on the outstanding 8% notes or the DTC participant who is listed as the owner. If the letter of transmittal or any of the outstanding 8% notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

     If you tender your notes through ATOP, signatures and signature guarantees are not required.

DETERMINATIONS OF VALIDITY

     All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered outstanding 8% notes will be determined by us in our sole discretion. This determination will be final and binding. We reserve the absolute right to reject any and all outstanding 8% notes not properly tendered or any outstanding 8% notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular outstanding 8% notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding 8% notes must be cured within the time we shall determine. Although we intend to notify holders of defects or irregularities related to tenders of outstanding 8% notes, neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities related to tenders of outstanding 8% notes nor shall we or any of them incur liability for failure to give notification. Tenders of outstanding 8% notes will not be considered to have been made until the irregularities have been cured or waived. Any outstanding 8% notes received by the exchange agent that we determine are not properly tendered or the tender of which is otherwise rejected by us and as to which the defects or irregularities have not been cured or waived by us will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their outstanding 8% notes and:

     - whose outstanding 8% notes are not immediately available;

     - who cannot complete the procedure for book-entry transfer on a timely basis;

     - who cannot deliver their outstanding 8% notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date; or

     - who cannot complete a tender of outstanding 8% notes held in book-entry form using DTC's ATOP procedures on a timely basis;

may effect a tender if they tender through an eligible institution described under "-- Procedures for Tendering -- Signatures" or if they tender using ATOP's guaranteed delivery procedures.

     A tender of outstanding 8% notes made by or through an eligible institution will be accepted if:

     - before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery, that: (1) sets forth the name and address of the holder, the certificate number or numbers of the holder's outstanding 8% notes and the principal amount of the outstanding 8% notes tendered, (2) states that the tender is being made, and (3) guarantees that, within three business days after the expiration date, a properly completed and validly executed letter of transmittal or facsimile, together with a certificate(s) representing the outstanding 8% notes to be tendered in proper form for transfer, or a confirmation of book-entry transfer into the exchange agent's account at DTC of the outstanding 8% notes delivered electronically, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

     - the properly completed and executed letter of transmittal or a facsimile, together with the certificate(s) representing all tendered outstanding 8% notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

     A tender made through ATOP will be accepted if:

     - before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives an agent's message from DTC stating that DTC has received an express acknowledgment from the participant in DTC tendering the outstanding 8% notes that they have received and agree to be bound by the notice of guaranteed delivery; and

     - the exchange agent receives, within three business days after the expiration date, either: (1) a book-entry conformation, including an agent's message, transmitted via ATOP procedures; or (2) a properly completed and executed letter of transmittal or a facsimile, together with the certificate(s) representing all tendered outstanding 8% notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal.

     Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding 8% notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, tenders of outstanding 8% notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of outstanding 8% notes in the exchange offer:

     - a written or facsimile transmission of a notice of withdrawal must be received by the exchange agent at its address listed below before 5:00 p.m., New York City time, on the expiration date; or

     - you must comply with the appropriate procedures of ATOP.

     Any notice of withdrawal must:

     - specify the name of the person having deposited the outstanding 8% notes to be withdrawn;

     - identify the outstanding 8% notes to be withdrawn, including the certificate number or numbers and principal amount of the outstanding 8% notes or, in the case of the outstanding 8% notes transferred by book-entry transfer, the name and number of the account at the depositary to be credited;

     - be signed by the same person and in the same manner as the original signature on the letter of transmittal by which the outstanding 8% notes were tendered, including any required signature guarantee, or be accompanied by documents of transfer sufficient to permit the trustee for the outstanding 8% notes to register the transfer of the outstanding 8% notes into the name of the person withdrawing the tender; and

     - specify the name in which any of these outstanding 8% notes are to be registered, if different from that of the person who deposited the outstanding 8% notes to be withdrawn.

     All questions as to the validity, form and eligibility, including time of receipt, of the withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any outstanding 8% notes so withdrawn will be judged not to have been tendered according to the procedures in this prospectus for purposes of the exchange offer, and no exchange notes will be issued in exchange for those outstanding 8% notes unless the outstanding 8% notes so withdrawn are validly retendered. Any outstanding 8% notes that have been tendered but are not accepted for exchange will be returned to the holder of the outstanding

8% notes without cost to the holder or, in the case of outstanding 8% notes tendered by book-entry transfer into the holder's account at DTC according to the procedures described above. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding 8% notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time before the Expiration Date.

CONDITIONS

     The exchange offer is subject only to the following conditions:

     - the compliance of the exchange offer with securities laws;

     - the proper tender of the outstanding 8% notes;

     - the representation by the holders of the outstanding 8% notes that they are not our affiliates, that the exchange notes they will receive are being acquired by them in the ordinary course of business and that at the time the exchange offer is completed the holders had no plans to participate in the distribution of the exchange notes; and

     - no judicial or administrative proceeding is pending or shall have been threatened that would limit us from proceeding with the exchange offer.

EXCHANGE AGENT

     The Bank of New York, the trustee under the indenture, has been appointed as exchange agent for the exchange offer. In this capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of our directions. Requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent. You should send certificates for the outstanding 8% notes, letters of transmittal and any other required documents to the exchange agent addressed as follows:

        By Registered or Certified Mail, Hand Delivery or Overnight Courier:

        The Bank of New York
        Reorganization Unit
        101 Barclay Street -- 7 East
        New York, New York 10286

        Attention: Santino Ginocchietti


                Reorg Unit-7E


        By Facsimile Transmission:
        (for eligible institutions only)

        (212) 298-1915

        Attention: Santino Ginocchietti


                Reorg Unit-7E


        To Confirm by Telephone or for Information:
        (212) 815-2742

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS LISTED ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS DESCRIBED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

SOLICITATION OF TENDERS; FEES AND EXPENSES

     We will bear the expenses of soliciting the requesting holders of outstanding 8% notes to determine if such holders wish to tender those notes for exchange notes. The principal solicitation under the exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telegraph, telephone or telecopier.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection with the exchange offer and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding 8% notes and in handling or forwarding tenders for exchange.

     We will pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees and printing costs.

     You will not be obligated to pay any transfer tax in connection with the exchange, except if you instruct us to register exchange notes in the name of, or request that notes not tendered or not accepted in the exchange offer be returned to, a person other than you, in which event you will be responsible for the payment of any applicable transfer tax.

ACCOUNTING TREATMENT

     The exchange notes will be recorded at the same carrying value as the outstanding 8% notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the closing of the exchange offer. We will amortize the expenses of the exchange offer over the term of the exchange notes.

PARTICIPATION IN THE EXCHANGE OFFER; UNTENDERED 8% NOTES

     Participation in the exchange offer is voluntary. Holders of the outstanding 8% notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     As a result of the making of, and upon acceptance for exchange of all of the outstanding 8% notes tendered under the terms of, this exchange offer, we will have fulfilled a covenant contained in the terms of the registration rights agreement. Holders of the outstanding 8% notes who do not tender in the exchange offer will continue to hold their outstanding 8% notes and will be entitled to all the rights, and subject to the limitations, applicable to the outstanding 8% notes under the indenture. Holders of the outstanding 8% notes will no longer be entitled to any rights under the registration rights agreement that by their terms terminate or cease to have further effect as a result of the making of this exchange offer. See "Description of the Exchange Notes". All untendered outstanding 8% notes will continue to be subject to the restrictions on transfer described in the indenture. To the extent the outstanding 8% notes are tendered and accepted, there will be fewer outstanding 8% notes remaining following the exchange, which could significantly reduce the liquidity of the untendered notes.

     We may in the future seek to acquire our untendered outstanding 8% notes in the open market or through privately negotiated transactions, through subsequent exchange offers or otherwise. We intend to make any acquisitions of the outstanding 8% notes following the applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable. We have no present plan to acquire any outstanding 8% notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any outstanding 8% notes that are not tendered in the exchange offer, except in those circumstances in which we may be obligated to file a shelf registration statement.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the exchange offer. We used all of the net proceeds of the issuance of the outstanding 8% notes, along with the proceeds of our new term loans and borrowings under our new credit agreement, primarily to repay all amounts outstanding under our previous senior secured credit facility and repurchase a portion of our outstanding senior subordinated notes.

                       RATIO OF EARNINGS TO FIXED CHARGES

     We have computed the ratio of earnings to fixed charges for each of the following periods on a consolidated basis. For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of pretax income from continuing operations plus fixed charges (excluding capitalized interest). "Fixed charges" represent interest incurred (whether expensed or capitalized), amortization of debt expense and that portion of rental expense on operating leases deemed to be the equivalent of interest. The pro forma computations (1) give effect to the California Acquisition and related financings as if they had occurred on January 1, 2002 (see footnote (a) below), and (2) give further effect to the Financing Transactions as if they had occurred on January 1, 2002. You should read the ratio of earnings to fixed charges in conjunction with our consolidated financial statements that are incorporated by reference in this prospectus.

                                                                                          PRO FORMA
                                                                                         AS ADJUSTED
                                                                            PRO FORMA      FOR THE
                                                                               AS         CALIFORNIA
                                                                            ADJUSTED     ACQUISITION                  PRO FORMA
                                                                             FOR THE       AND THE                   AS ADJUSTED
                                                                           CALIFORNIA     FINANCING                    FOR THE
                                                                           ACQUISITION   TRANSACTIONS     TESORO      FINANCING
                                          TESORO HISTORICAL                    (A)           (A)        HISTORICAL   TRANSACTIONS
                              ------------------------------------------   -----------   ------------   ----------   ------------
                                                     YEARS ENDED DECEMBER 31,
                              -----------------------------------------------------------------------      THREE MONTHS ENDED
                              1998     1999     2000     2001     2002        2002           2002            MARCH 31, 2003
                              -----   ------   ------   ------   -------   -----------   ------------   -------------------------
                                                                     (DOLLARS IN MILLIONS)
EARNINGS:
  Earnings (Loss) from
    continuing operations
    before income taxes and
    extraordinary loss......  $12.1   $ 51.2   $123.5   $146.9   $(181.3)    $(258.6)      $(248.7)       $32.5         $36.5
  Interest expense, net of
    capitalized
    interest(b).............   24.8     36.7     31.7     51.6     157.8       179.8         166.9         44.0          39.2
  Amortization of debt
    discount................    0.1      0.2      0.2      0.3       6.3        10.0          10.8          2.6           2.8
  Amortization of debt
    issuance costs..........    0.3      0.7      0.8      0.9       2.0         2.2           4.4          0.6           1.2
  Estimated interest portion
    of rents(c).............   17.4     22.4     19.8     17.0      27.5        28.8          28.8          7.4           7.4
                              -----   ------   ------   ------   -------     -------       -------        -----         -----
    Total Earnings..........  $54.7   $111.2   $176.0   $216.7   $  12.3     $ (37.8)      $ (37.8)       $87.1         $87.1
                              -----   ------   ------   ------   -------     -------       -------        -----         -----
FIXED CHARGES:
  Interest expense whether
    expensed or
    capitalized(b)..........  $24.9   $ 37.3   $ 32.4   $ 56.7   $ 160.3     $ 182.3       $ 169.4        $45.3         $40.5
  Amortization of debt
    discount................    0.1      0.2      0.2      0.3       6.3        10.0          10.8          2.6           2.8
  Amortization of debt
    issuance costs..........    0.3      0.7      0.8      0.9       2.0         2.2           4.4          0.6           1.2
  Estimated interest portion
    of rents(c).............   17.4     22.4     19.8     17.0      27.5        28.8          28.8          7.4           7.4
                              -----   ------   ------   ------   -------     -------       -------        -----         -----
    Total Fixed Charges.....  $42.7   $ 60.6   $ 53.2   $ 74.9   $ 196.1     $ 223.3       $ 213.4        $55.9         $51.9
                              -----   ------   ------   ------   -------     -------       -------        -----         -----
Ratio of Earnings to Fixed
  Charges...................   1.28x    1.83x    3.31x    2.89x      (d)          (e)           (f)        1.56x         1.68x
                              -----   ------   ------   ------   -------     -------       -------        -----         -----

---------------

(a) The pro forma information giving effect to the California Acquisition is based on historical data and we believe it is not indicative of the results of future operations. A major turnaround at our California refinery, including the refinery's fluid coker, was completed in March 2002, and a turnaround of the larger crude unit was completed in the second quarter of 2002. The inclusion of the results of our California Acquisition prior to May 17, 2002, the date of the consummation of that acquisition, in our pro forma as adjusted results for the year ended December 31, 2002 resulted in a $46 million increase in our net loss from our historical results for the same period. The next scheduled turnaround at our California refinery is for the hydrocracker in the fourth quarter of 2004.

(b)  Includes interest expense and other financing costs.

(c) For a majority of the marine charter leases, the interest portion of rents was estimated by using our incremental borrowing rate in effect at the inception of the leases. For the remaining leases, interest expense was estimated by using one third of the rental payments. Total rental expense, including marine charters, was approximately $54 million, $64 million, $60 million, $66 million and $92 million for the years ended 1998, 1999, 2000, 2001 and 2002, respectively, and $25 million for the three months ended March 31, 2003.

(d) For the year ended December 31, 2002, fixed charges exceeded earnings by $183.8 million.

(e) For the year ended December 31, 2002, fixed charges exceeded earnings by $261.1 million on a pro forma basis as adjusted for the California Acquisition. See footnote (a) above.

(f) For the year ended December 31, 2002, fixed charges exceeded earnings by $251.2 million on a pro forma basis as adjusted for the California Acquisition and the Financing Transactions. See footnote (a) above.

                                 CAPITALIZATION

     The following table sets forth our consolidated capitalization as of March 31, 2003 on a historical basis and as adjusted to give effect to the Financing Transactions.

     You should read this table in conjunction with our consolidated financial statements, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial information included or incorporated by reference in this prospectus.

                                                                    MARCH 31, 2003
                                                          ----------------------------------
                                                                       PRO FORMA AS ADJUSTED
                                                                         FOR THE FINANCING
                                                          HISTORICAL       TRANSACTIONS
                                                          ----------   ---------------------
                                                                (DOLLARS IN MILLIONS)
Cash and cash equivalents...............................    $   14            $   --(a)
                                                            ------            ------
Debt, including current portion:
  Previous senior secured credit facility:
     Revolving credit facility(b).......................        --                --
     Tranche A term loan................................       165                --
     Tranche B term loan................................       677                --
  New credit agreement(c):
     Revolving credit line..............................        --               167
     Term loan..........................................        --               150
  New Term Loans........................................        --               200
  8% Notes due 2008.....................................        --               371
  Existing 9% Senior Subordinated Notes due 2008........       298               298
  Existing 9 5/8% Senior Subordinated Notes due 2008....       215               211
  Existing 9 5/8% Senior Subordinated Notes due 2012....       450               429
  Junior subordinated notes.............................        69                69
  Other debt(d).........................................        32                32
                                                            ------            ------
          Total debt, including current portion.........     1,906             1,927
Stockholders' equity....................................       908               887(e)
                                                            ------            ------
          Total capitalization..........................    $2,814            $2,814
                                                            ======            ======

---------------

(a) Pro forma cash and cash equivalents as adjusted for the Financing Transactions were used to partially pay underwriting fees and offering expenses of approximately $34 million.

(b) The previous revolving credit facility had total availability of $225 million, which included a sublimit of $150 million for the issuance of letters of credit. As of March 31, 2003, we had no borrowings and approximately $85 million of letters of credit outstanding.

(c) Subject to borrowing base calculations, our new credit agreement has total availability of up to $650 million, which includes a sublimit of $400 million for the issuance of letters of credit. The new credit agreement consists of a $500 million revolving credit line and a $150 million term loan. As adjusted for the Financing Transactions, as of March 31, 2003, approximately $402 million would have been outstanding, including $85 million of letters of credit. As of April 30, 2003, the borrowing base under the credit agreement was $595 million of which $226 million was borrowed, including the $150 million term loan, and $198 million in letters of credit were outstanding.

(d)  Other debt consists primarily of capital lease obligations.

(e) The reduction in pro forma stockholders' equity is due to the write-off of debt issuance costs, net of income taxes, primarily associated with our previous senior secured credit facility.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following table sets forth certain selected historical consolidated financial information based upon our historical financial statements. Separate financial statements of our subsidiary guarantors are not included herein because our subsidiary guarantors are jointly and severally liable on the notes and the aggregate net assets, earnings and equity of the subsidiary guarantors are substantially equivalent to the net assets, earnings and equity on a consolidated basis. The selected historical consolidated financial information presented below for each of the years ended December 31, 2000, 2001 and 2002, and for the three-month periods ended March 31, 2002 and 2003, has been derived from our financial statements incorporated by reference in this prospectus. You should read this information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q and with the consolidated financial statements incorporated by reference in this prospectus.

                                                                                                         THREE MONTHS
                                                           YEARS ENDED DECEMBER 31,(A)                  ENDED MARCH 31,
                                               ----------------------------------------------------   -------------------
                                                 1998       1999       2000       2001       2002       2002       2003
                                               --------   --------   --------   --------   --------   --------   --------
                                                                                                          (UNAUDITED)
                                                            (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENTS OF OPERATIONS DATA:
Total Revenues...............................  $1,386.6   $3,000.3   $5,066.8   $5,181.7   $7,119.3   $1,232.6   $2,286.1
Earnings (Loss) from Continuing Operations,
  Net of Income Taxes........................       7.6       32.2       73.3       88.0     (117.0)     (55.6)      20.4
Net Earnings (Loss)(b).......................     (19.4)      75.0       73.3       88.0     (117.0)     (55.6)      20.4
Net Earnings (Loss) Applicable to Common
  Stock......................................     (25.4)      63.0       61.3       82.0     (117.0)     (55.6)      20.4
Earnings (Loss) per Share from Continuing
  Operations(c)
  Basic......................................  $   0.05   $   0.62   $   1.96   $   2.26   $  (1.93)  $  (1.15)  $   0.32
  Diluted....................................      0.05       0.62       1.75       2.10      (1.93)     (1.15       0.32
OTHER DATA:
Cash Flows From (Used In):
  Operating activities.......................  $  121.8   $  112.7   $   90.4   $  214.4   $   57.8   $  (47.9)  $    7.2
  Investing activities.......................    (718.6)     166.3      (88.0)    (976.7)    (940.7)    (352.7)     (26.4)
  Financing activities.......................     606.6     (149.2)    (130.1)     800.1      940.8      348.9      (77.0)
                                               --------   --------   --------   --------   --------   --------   --------
Increase (Decrease) in Cash and Cash
  Equivalents................................  $    9.8   $  129.8   $ (127.7)  $   37.8   $   57.9   $  (51.7)  $  (96.2)
                                               ========   ========   ========   ========   ========   ========   ========
Capital Expenditures(d):
  Continuing Operations......................  $   50.0   $   84.7   $   94.0   $  209.5   $  203.5   $   52.6   $   27.7
  Discontinued Operations....................     135.1       56.5         --         --         --         --         --
                                               --------   --------   --------   --------   --------   --------   --------
    Total Capital Expenditures...............  $  185.1   $  141.2   $   94.0   $  209.5   $  203.5   $   52.6   $   27.7
                                               ========   ========   ========   ========   ========   ========   ========
BALANCE SHEET DATA:
Working Capital..............................  $  182.4   $  290.0   $  247.8   $  339.5   $  445.9   $  302.4   $  450.5
Property, Plant and Equipment, Net...........     691.4      731.6      781.4    1,522.3    2,303.4    1,556.2    2,303.5
Total Assets.................................   1,406.4    1,486.5    1,543.6    2,662.3    3,758.8    2,998.6    3,664.0
Total Debt and Other Obligations(e)..........     543.9      417.6      310.6    1,146.9    1,976.7    1,251.4    1,906.0
Stockholders' Equity(e)(f)...................     559.2      623.1      669.9      757.0      887.6      948.0      908.0

---------------

(a) Financial results of operations acquired in 1998, 2001 and 2002 have been included in the amounts above since their respective acquisition dates.

(b) In December 1999, we sold our oil and gas exploration and production operations and recorded an aftertax gain of $39.1 million from the sale of these operations. In 1998, these operations incurred pretax write-downs of oil and gas properties of $68.3 million ($43.2 million aftertax) and recognized pretax income from receipt of contingency funds of $21.3 million ($13.4 million aftertax).

(c) The assumed conversion of our Premium Income Equity Securities ("PIES") into 10.35 million shares of our common stock for 1998 and 1999 produced anti-dilutive results and therefore was not included in the diluted calculations of earnings per share. The PIES automatically converted into shares of common stock in July 2001, which eliminated our $12 million annual preferred dividend requirement. In March 2002, we completed an underwritten public offering of 23 million shares of common stock to partially fund the California Acquisition.

(d) Capital expenditures exclude amounts to fund acquisitions in the Refining segment and Retail segment in 1998, 2001 and 2002.

(e) During 2002, we issued $450 million in principal amount of 9 5/8% senior subordinated notes due 2012 and two 10-year junior subordinated notes with face amounts totaling $150 million, and we amended and restated our previous senior secured credit facility, primarily to fund the California Acquisition. In conjunction with the acquisitions of the Mid-Continent refineries, we issued $215 million in principal amount of 9 5/8% senior subordinated notes due 2008 and entered into a senior secured credit facility in 2001. In conjunction with acquisitions in 1998, we refinanced our then existing indebtedness and issued 9% senior subordinated notes due 2008 and additional equity securities, including common stock and PIES that are included in stockholders' equity.

(f) In March 2002, we completed an underwritten public offering of 23 million shares of common stock to partially fund the California Acquisition. We have not paid dividends on our common stock since 1986.

                       DESCRIPTION OF OTHER INDEBTEDNESS

NEW CREDIT AGREEMENT

     In connection with the Financing Transactions, we entered into a new credit agreement with an aggregate maximum availability of $650 million. Our new credit agreement was initially fully underwritten by Bank One, NA and Goldman Sachs Credit Partners L.P., and subsequently syndicated to a group of lenders led by Banc One Capital Markets, Inc., as sole lead arranger and sole bookrunner, Bank One, NA, as administrative agent, and an affiliate of Goldman, Sachs Credit Partners L.P., as syndication agent. The credit agreement consists of a $500 million revolving credit facility (on the Company's election and satisfaction of related conditions, subject to being increased to $550 million) with a sublimit of $400 million for letters of credit, which matures in June 2006 and a $150 million term loan, which matures in April 2007.

     The borrower under the credit agreement is Tesoro Petroleum Corporation. The credit agreement is guaranteed by certain domestic subsidiaries and is secured by a first priority lien on all of Tesoro's and the guarantors' inventory, accounts and other rights to payment related to the sale of inventory or the rendering of services, intercompany indebtedness (other than intercompany indebtedness constituting collateral securing the notes and the new term loans), cash and cash equivalents, related contracts, general intangibles and other rights related to, and all proceeds of, the foregoing.

     The revolving credit facility provides for borrowings of up to the lesser of $500 million or the amount of the borrowing base, calculated as of the date of determination, as the sum of 75% of eligible inventory, plus 85% of eligible accounts receivable, plus 100% of cash and cash equivalents held by Bank One, NA, less certain reserves from time to time established by the lenders. Borrowing rates under the credit agreement will be based on a pricing grid. Rates on the revolving credit facility will vary, at Tesoro's option, at (1) the greater of the Bank One prime rate and the sum of the federal funds effective rate plus .50% per annum (plus .50% to 1.50% depending on a measurement to be determined) or (2) LIBOR (plus 2.25% to 3.25% depending on a measurement to be determined). Rates on the term loan will vary, at Tesoro's option, at (1) the greater of the Bank One prime rate and the sum of the federal funds effective rate plus 2.25% per annum or (2) LIBOR plus 4.0% per annum.

     We are required to comply with various affirmative and negative covenants which may limit our ability to incur new debt, make certain investments and acquisitions, sell certain assets, grant liens, and take other actions. We are also subject to financial covenants and conditions which will require us to maintain at certain times a minimum consolidated fixed charge coverage ratio and at all times a minimum excess availability and a minimum consolidated tangible net worth. The credit agreement requires us to maintain a collection account for cash receipts which are used to repay outstanding borrowings daily.

NEW TERM LOANS

     In connection with the Financing Transactions, we also entered into a new five-year $200 million credit and guaranty agreement, referred to below as the term loan agreement, among Tesoro, the guarantors of the notes and Goldman Sachs Credit Partners L.P., as sole lead arranger, sole bookrunner, syndication agent and administrative agent.

     The borrower under our new term loans is Tesoro Petroleum Corporation. Tesoro's payment obligations under the term loans are jointly and severally guaranteed by the same entities that guarantee the notes, and the term loans and the related guarantees are secured together with the notes and the related guarantees on an equal and ratable basis by first priority security interests (subject to permitted prior liens), granted to the collateral agent, on all of the Collateral. See "Description of the Exchange Notes -- Security" for a description of the Collateral, a summary of provisions relating to the Collateral and a description of the voting rights of the holders of the term loans in relation to the holders of the notes.

     The term loan agreement initially provides for borrowings of up to $200 million. Subject to the covenants contained in the term loan agreement and the indenture governing the notes, Tesoro and the guarantors may borrow additional term loans under the term loan agreement or issue additional notes under the indenture governing the notes offered in this offering, or any combination thereof, having an aggregate principal amount not exceeding $200 million, which will be pari passu in right of payment with the term loans, the notes, and the related guarantees and will be equally and ratably secured by the Collateral.

     The outstanding principal amount of the term loans will be payable in quarterly installments, each of which will be equal to 0.25% of the original amount of the term loans, until April 15, 2007, with the balance payable in four equal quarterly installments in the year ending April 15, 2008.

     All amounts outstanding under the term loans will bear interest, at Tesoro's option, at:

     - the base rate plus 4.50% per annum, payable quarterly; or

     - at the reserve adjusted Eurodollar rate plus 5.50%, payable monthly, bi-monthly or quarterly.

     The term loan agreement contains covenants and events of default substantially the same as those contained in the indenture.

     Tesoro will not be permitted to optionally prepay the term loans until April 15, 2004, except as described below. After April 15, 2004, Tesoro will be permitted to optionally prepay some or all of the term loans at a premium, plus accrued interest. After April 15, 2006, Tesoro will be permitted to optionally prepay some or all of the term loans at par without payment of any premium.

     At any time before April 15, 2004, on one or more occasions, Tesoro will be permitted to optionally prepay up to 35% of the outstanding principal amount of the term loans, including any additional term loans, with the net cash proceeds of any one or more public or private equity offerings, so long as:

     - Tesoro pays holders of the term loans a premium equal to the interest rate then in effect on the term loans being prepaid, plus accrued interest;

     - Tesoro prepays the term loans within 90 days of such equity offering; and

     - at least 65% of the aggregate principal amount of term loans issued under the term loan agreement, including the principal amount of any additional term loans, remains outstanding immediately after each such optional prepayment.

     The term loan agreement contains provisions relating to changes of control and sales of assets substantially similar to those contained in the indenture.

SENIOR SUBORDINATED NOTES

     In April 2002, we issued $450 million principal amount of 9 5/8% senior subordinated notes due April 1, 2012. On April 17, 2003, we repurchased $21 million principal amount of the 9 5/8% senior subordinated notes due 2012. The
9 5/8% senior subordinated notes due 2012 have a ten-year maturity with no sinking fund requirements and are subject to optional redemption by us beginning in April 2007 at declining premiums. In addition, until April 1, 2005, we may redeem up to 35% of the principal amount at a redemption price of 109.625% with proceeds of certain equity issuances.

     In November 2001, we issued $215 million principal amount of 9 5/8% senior subordinated notes due November 1, 2008. On April 17, 2003, we repurchased $4 million principal amount of the 9 5/8% senior subordinated notes due 2008. The
9 5/8% senior subordinated notes due 2008 have a seven-year maturity with no sinking fund requirements and are subject to optional redemption by us beginning in November 2005 at declining premiums. In addition, until November 1, 2004, we may redeem up to 35% of the principal amount at a redemption price of 109.625% with the net cash proceeds of one or more equity offerings.

     Our 9% senior subordinated notes due 2008, Series B, were issued in 1998 at a principal amount of $300 million. These notes have a ten-year maturity without sinking fund requirements and are subject to optional redemption by us beginning in July 2003 at declining premiums.

     The indentures for our senior subordinated notes contain covenants and restrictions which are customary for notes of this nature. These covenants and restrictions limit, among other things, our ability to:

     - pay dividends and other distributions with respect to our capital stock and purchase, redeem or retire our capital stock;

     - incur additional indebtedness and issue preferred stock;

     - enter into certain asset sales;

     - enter into transactions with affiliates;

     - incur liens on assets to secure certain debt;

     - engage in certain business activities; and

     - engage in certain merger or consolidations and transfers of assets.

     The indentures also limit our subsidiaries' ability to create restrictions on making certain payments and distributions. The senior subordinated notes are guaranteed by substantially all of our operating subsidiaries.

JUNIOR SUBORDINATED NOTES

     In connection with our acquisition of the California refinery, we issued to the seller two ten-year junior subordinated notes with face amounts aggregating $150 million. The notes consist of: (i) a $100 million junior subordinated note, due July 2012, which is non-interest bearing through May 16, 2007 and carries a 7.5% interest rate thereafter, and (ii) a $50 million junior subordinated note, due July 2012, which is non-interest bearing through May 16, 2003 and bears interest at 7.47% from May 17, 2003 through May 16, 2007 and 7.5% thereafter. The two junior subordinated notes with face amounts of $100 million and $50 million were initially recorded at a combined present value of approximately $61 million, discounted at a rate of 15.625% and 14.375%, respectively. The discount is being amortized over the term of the notes.

                       DESCRIPTION OF THE EXCHANGE NOTES

     Tesoro issued the outstanding 8% notes, and will issue the exchange notes, under an indenture among Tesoro, the Guarantors and The Bank of New York, as trustee, in a private transaction that is not subject to the registration requirements of the Securities Act. See "Notice to Investors". The terms of the notes include those provisions contained in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The holders of notes will be entitled to certain registration rights, as set forth in the registration rights agreement by and among Tesoro, the Guarantors and the initial purchasers of the notes. The security documents referred to below under the caption "-- Security" by and among Tesoro, the Guarantors and Wilmington Trust Company, as collateral agent, contain the terms of the security arrangements that will secure the notes.

     The following discussion summarizes the material provisions of the indenture, the registration rights agreement, the intercreditor agreement and the security documents. It does not purport to be complete, and is qualified in its entirety by reference to all of the provisions of those agreements, including the definition of certain terms, and to the Trust Indenture Act of 1939, as amended. We urge you to read the indenture, the registration rights agreement, the intercreditor agreement and the security documents because they, and not this description, define your rights as holders of the notes. Copies of the indenture, the registration rights agreement, the intercreditor agreement and the security documents are available as set forth below under the caption "-- Additional Information". You can find the definitions of certain terms used in this description under the caption "-- Certain Definitions". In this description, the word "Tesoro" refers only to Tesoro Petroleum Corporation and does not include any of its subsidiaries. Certain other defined terms used in this description but not defined below under the caption "-- Certain Definitions" have the meanings assigned to them in the indenture.

     The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

BRIEF DESCRIPTION OF THE EXCHANGE NOTES AND THE GUARANTEES

  THE NOTES

     The notes:

     - will be general obligations of Tesoro;

     - will be pari passu in right of payment with all existing and future senior Indebtedness of Tesoro, including the Term Loans to be incurred pursuant to the Term Loan Agreement on the date on which notes are first issued and borrowings under the Senior Credit Facility;

     - will be senior in right of payment to Tesoro's outstanding 9% Senior Subordinated Notes due 2008, 9 5/8% Senior Subordinated Notes due 2008 and 9 5/8% Senior Subordinated Notes due 2012, and to all future subordinated Indebtedness of Tesoro;

     - will be unconditionally guaranteed by the Guarantors on a senior basis;
       and

     - will be secured together with the Term Loans (on an equal and ratable basis) by first priority security interests (subject to Permitted Prior Liens) in the Collateral owned or at any time acquired by Tesoro.

  THE GUARANTEES

     The notes will be guaranteed by each of Tesoro's Domestic Subsidiaries, other than the Immaterial Subsidiaries.

     Each guarantee of the notes:

     - will be a general obligation of the Guarantor;

     - will be pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor, including the guarantees of the Term Loans and the guarantees of the Indebtedness under the Senior Credit Facility;

     - will be senior in right of payment to the guarantees of Tesoro's outstanding 9% Senior Subordinated Notes due 2008, 9 5/8% Senior Subordinated Notes due 2008 and 9 5/8% Senior Subordinated Notes due 2012, and to all future subordinated Indebtedness of such Guarantor; and

     - will be secured together with the guarantees of the Term Loans (on an equal and ratable basis) by first priority security interests (subject to Permitted Prior Liens) in the Collateral owned or at any time acquired by that Guarantor.

     In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. These non-guarantor Subsidiaries generated less than 1% of our consolidated revenues in the fiscal year ended December 31, 2002 and the three months ended March 31, 2003 and held less than 1% of our consolidated assets as of March 31, 2003.

     As of the Issue Date, all of our Subsidiaries were Restricted Subsidiaries. However, under the circumstances described below under the subheading "Certain Covenants -- Restricted Payments", we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries". Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will neither guarantee the notes nor grant any Liens in their property to secure the repayment of the notes.

PRINCIPAL, MATURITY AND INTEREST

     The notes will mature on April 15, 2008. The notes will bear interest at the rate set forth on the cover page of this prospectus from April 17, 2003, or from the most recent interest payment date to which interest has been paid, payable semiannually on April 15 and October 15 of each year, beginning on October 15, 2003. We will pay interest to the persons in whose names the notes are registered at the close of business on April 1 and October 1 of each year. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     We will issue notes with an initial maximum aggregate principal amount of $375 million. We may issue additional notes from time to time after the date hereof having an aggregate principal amount not to exceed, when added to the aggregate principal amount of the notes and the Term Loans then outstanding, $725 million. Any offering of additional notes will be subject to all of the covenants in the indenture. The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Any additional notes subsequently issued under the indenture will be guaranteed by the Guarantors and, subject to the limitations set forth under clause (2) of the definition of "Permitted Liens", will be secured by the Collateral on an equal and ratable basis. See
"-- Security".

     Principal of, and premium and interest (including special interest), if any, on, the notes will be payable, and the notes will be exchangeable and transferable, at the office or agency of Tesoro in The City of New York maintained for such purposes, which initially will be the office of the trustee in The City of New York. In addition, interest may be paid, at our option, by check mailed to the registered holders at their respective addresses as shown on the security register. The notes will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples thereof. No service charge will be made for any registration of transfer, exchange or redemption of notes, except in specified circumstances for any tax or other governmental charge that may be imposed in connection with those transfers, exchanges or redemptions.

     The interest rate on the notes is subject to increase in certain circumstances if we do not file a registration statement relating to a registered exchange offer for the notes, or, in lieu thereof, a resale shelf registration statement for the notes, if such registration statement is not declared effective on a timely basis or if certain other conditions are not satisfied, all as further described under "-- Registration Rights; Special Interest".

SUBSIDIARY GUARANTEES

     Tesoro's payment obligations under the notes will be jointly and severally guaranteed on a senior basis by the Guarantors. Each Domestic Subsidiary of Tesoro other than the Immaterial Subsidiaries will be required to execute a Subsidiary Guarantee and become a Guarantor under the indenture. The indenture provides that if any Restricted Subsidiary of Tesoro ceases to be an Immaterial Subsidiary at any time, it will promptly become a Guarantor if it would otherwise be required to be a Guarantor at that date. The obligations of each Guarantor under its Subsidiary Guarantee will be limited to the maximum amount the Guarantors are permitted to guarantee under applicable law without creating a "fraudulent conveyance". See "Risk Factors -- Federal and state statutes allow courts, under specific circumstances, to void guarantees and liens granted by the guarantors and require holders of notes to return payments received from guarantors or their property".

     The Subsidiary Guarantees of each Guarantor will be pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor, including all guarantees of the Term Loans and all guarantees of Indebtedness under the Senior Credit Facility, and will be secured equally and ratably with all guarantees of the Term Loans in all Collateral owned or at any time acquired by that Guarantor.

     The indenture provides that, subject to the provisions of the following paragraph, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, unless:

          (1) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor, pursuant to a supplemental indenture and other documentation in form and substance reasonably satisfactory to the trustee, under the notes, the indenture, all security documents delivered by that Guarantor, and, if then in effect, the registration rights agreement, and, in the case of a Pipeline Subsidiary, if and to the extent that a pledge in respect thereof is required to then be in effect, the Capital Stock of the successor resultant transferee Person continues to be pledged to the collateral agent for the benefit of the holders of the Secured Obligations;

          (2) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (3) Tesoro would be permitted by virtue of Tesoro's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock"; provided, however, that this clause (3) shall be suspended for so long as Tesoro and its Restricted Subsidiaries are not subject to the Suspended Covenants. See "Certain Covenants -- Covenant Suspension".

     Notwithstanding the foregoing paragraph:

          (1) any Guarantor other than a Pipeline Subsidiary may consolidate with, merge into or transfer all or a part of its properties and assets to Tesoro or any other Guarantor;

          (2) any Guarantor may consolidate with, merge into or transfer all or a part of its properties and assets to a Restricted Subsidiary of Tesoro that has no significant assets or liabilities and was incorporated, organized or formed solely for the purpose of reincorporating or otherwise reorganizing such Guarantor in another State of the United States; provided that such successor, resultant or transferee Person continues to be a Guarantor and to have the same obligations under the notes, the indenture, all of the security documents and, if then in effect, the registration rights agreement and, in the case of a Pipeline Subsidiary, if and to the extent that a pledge in respect thereof is required to then be in effect, the Capital Stock of the successor resultant transferee Person continues to be pledged to the collateral agent for the benefit of the holders of the Secured Obligations; and

          (3) the indenture provides that in certain circumstances involving the disposition (including by way of merger, consolidation or otherwise) of all or substantially all of the assets or all Capital Stock of any Guarantor, that Guarantor will be released from its Subsidiary Guarantee, all security interests granted by that Guarantor to the collateral agent and all of the other obligations of that Guarantor under the notes, the indenture, all of the security documents and, if then in effect, the registration rights agreement and any resultant, surviving or transferee Person shall not be required to assume such obligations upon the conditions described under the caption "-- Certain Covenants -- Additional Subsidiary Guarantees and Liens". See also "-- Security -- Release of Security Interests".

SECURITY

     The payment of the notes, the Term Loans, and all other Secured Obligations, when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by Tesoro pursuant to the notes or the Term Loans or by any Guarantor pursuant to the Subsidiary Guarantees or the guarantees of the Term Loans, and the performance of all other obligations of Tesoro and its Restricted Subsidiaries under the Note Documents and the Term Loan Documents are secured as provided in the security documents and will be secured by all security documents delivered as required or permitted by the indenture and the Term Loan Agreement.

  COLLATERAL AGENT

     Tesoro has appointed Wilmington Trust Company to serve as the collateral agent for the benefit of the holders of the notes and the Term Loans from time to time. The security documents provide that the collateral agent may not be the same institution serving as the Term Loan Administrative Agent or as the trustee under the indenture.

     The security documents provide that the collateral agent will be subject to such directions as may be given it by the trustee and by the Term Loan Administrative Agent from time to time as required or permitted by the indenture and the Term Loan Agreement. The relative rights with respect to control of the collateral agent will be specified in the collateral agency agreement by and among Tesoro, the Guarantors, the trustee, the Term Loan Administrative Agent and the collateral agent. Except as directed by the holders of a majority in principal amount of the notes and the Term Loans then outstanding, voting together as a single class, the collateral agent will not be obligated:

          (1) to act upon directions purported to be delivered to it by any other Person;

          (2) to foreclose upon or otherwise enforce any Lien; or

          (3) to take any other action whatsoever with regard to any or all of the security documents, the Liens created thereby or Collateral.

  COLLATERAL

     The indenture and the security documents provide that the notes and the Subsidiary Guarantees will be secured together with the Term Loans and the guarantees of the Term Loans by the Guarantors on an equal and ratable basis by first priority security interests (subject to Permitted Prior Liens), granted to the collateral agent for the benefit of the holders of the Secured Obligations, in all of the following property (collectively, the "Collateral"):

          (1) the real property, fixtures and equipment comprising or used or useful for or in connection with the six refineries and connected terminal assets owned on the Issue Date by Domestic Subsidiaries and located in or near Martinez, California, Anacortes, Washington, Kenai, Alaska, Kapolei, Hawaii, Mandan, North Dakota, and Salt Lake City, Utah (the "Existing Refineries");

          (2) the real property, fixtures and equipment comprising or used or useful for or in connection with the two terminals owned on the Issue Date by a Domestic Subsidiary and located in Burley, Idaho and Boise, Idaho (the "Owned Terminals");

          (3) (a) all real property, fixtures or equipment acquired at any time after the Issue Date by Tesoro or any Guarantor (i) located on, or contiguous to or connected with and in reasonable proximity to, any of the Existing Refineries or Owned Terminals and (ii) necessary, used or useful for or in connection with the ownership, expansion, operation, use or maintenance of any of the Existing Refineries or Owned Terminals and (b) any owned or acquired interest in leases or contracts with governmental authorities, where such leases or contracts are in real estate in navigable waters contiguous to or connected with and in reasonable proximity to any of the Existing Refineries or Owned Terminals;

          (4) all fixtures and equipment at any time owned or acquired by Tesoro or any Domestic Subsidiary comprising or acquired for use with (a) the pipelines serving and connected to the Existing Refineries on the Issue Date, which are a 71-mile pipeline from the Kenai refinery to Anchorage, Alaska, a 24-mile pipeline from Swanson River Field to the Kenai refinery, a 23-mile pipeline system connected to the Kapolei refinery and a 700-mile pipeline system in North Dakota and Montana, or (b) any other pipeline acquired at any time after the Issue Date by Tesoro or any Domestic Subsidiary to serve and that is connected to any of the Existing Refineries (collectively, the "Pipelines");

          (5) (i) all outstanding Capital Stock of each of Tesoro Alaska Pipeline Company, which on the Issue Date owned the Kenai-Anchorage pipeline, Kenai Pipe Line Company, which on the Issue Date owned the Swanson River-Kenai pipeline, and each additional Pipeline Subsidiary (other than Tesoro High Plains Pipeline Company), (ii) all intercompany Indebtedness owed by any Pipeline Subsidiary (other than Tesoro High Plains Pipeline Company) at any time owned or acquired by Tesoro or any Domestic Subsidiary, and (iii) 66 2/3% of all outstanding Capital Stock of, and 66 2/3% of all intercompany Indebtedness owed by, Tesoro High Plains Pipeline Company, which on the Issue Date owned the North Dakota-Montana pipeline system, at any time owned or acquired by Tesoro or any Domestic Subsidiary; and

          (6) all fixtures and equipment at any time owned or acquired by Tesoro or any Guarantor located at any of the terminals or any other facilities at which any inventory is stored or distributed that are leased by Tesoro or any Guarantor and that are necessary for or used in connection with the operation, use or maintenance of any of the Existing Refineries (the "Associated Leased Terminals") or the transportation of any inventory to or from any Existing Refinery, Owned Terminal or Associated Leased Terminal;

          (7) all general intangibles (including patents, copyrights, trade secrets and other intellectual property, whether owned or licensed, customer and supplier contracts, drawings, plans, books and records, employment, consulting, operating, maintenance or services agreements and other contractual rights, public and private licenses, permits, franchises, powers, authorities, pollution or environmental credits and allowances, goodwill and other intangible property of every type or description) at any time owned or acquired by Tesoro or any Guarantor necessary, used or useful for or in connection with, or in any respect related, incidental or ancillary to, the ownership, expansion, operation, use, maintenance or sale or other disposition of any of the Existing Refineries, the Owned Terminals, the Associated Leased Terminals or the Pipelines;

          (8) all rights to payment at any time owned or acquired by Tesoro or any Subsidiary of Tesoro constituting (a) intercompany Indebtedness resulting from the declaration of a dividend or a debt distribution on account of Capital Stock of a Subsidiary of Tesoro or a redemption, reclassification or recapitalization of the Capital Stock of any such Subsidiary and (b) intercompany Indebtedness resulting from the funding of proceeds of any transaction raising capital (whether by the issuance of debt or equity) for Tesoro or any Subsidiary of Tesoro as an intercompany loan to Tesoro or any such Subsidiary (other than the funding of proceeds of any extension of credit or borrowing under a Credit Facility), in each case, whether such rights to payment constitute accounts or payment intangibles, or arise under or in connection with chattel paper of instruments (collectively, the "Specified Intercompany Debt");

          (9) each Asset Sale Proceeds Account and all deposits therein and interest thereon and investments thereof, and all property of every type and description in which any proceeds of any Sale of Collateral or other disposition of Collateral are invested or upon which the collateral agent is at any time granted, or required to be granted, a Lien to secure the Secured Obligations as set forth in the covenant described under the caption "-- Repurchase at the Option of Holders -- Asset Sales" or in clause (3) of the definition of "Asset Sale"; and

          (10) all proceeds of any of the foregoing;

provided, that the Collateral will not at any time include any property that is, at such time, an Excluded Asset.

     On the Issue Date, the fixtures and equipment comprising the North Dakota-Montana pipeline system and the Capital Stock of Tesoro High Plains Pipeline Company were Excluded Assets because a security interest in these assets may only be granted after receipt of regulatory approvals from the North Dakota Public Service Commission which had not been obtained and such fixtures and equipment shall remain Excluded Assets until such regulatory approvals have been obtained. Tesoro and Tesoro High Plains Pipeline Company have agreed promptly to apply for and seek all regulatory approvals and use all commercially reasonable efforts to obtain all such approvals as soon as practicable, but if Tesoro concludes in good faith that such efforts will not be successful, Tesoro and Tesoro High Plains Pipeline Company will not be required to grant such security interests.

     In addition, on the Issue Date, the interests of Tesoro or any Domestic Subsidiary in leases and contracts with governmental authorities relating to (a) the wharfs and related facilities that are connected to the Martinez, California refinery and Diablo Coke Plant, California, (b) the transportation causeway, wharf and related facilities that are connected to the Anacortes, Washington refinery and terminal, (c) the mooring and related facilities that are connected to the Kapolei, Hawaii refinery, (d) the wharfs and related facilities that are connected to the Kenai, Alaska refinery, and (e) the real estate contiguous to or connected with and in reasonable proximity to the Existing Refineries or Owned Terminals, were Excluded Assets because a security interest in the leaseholds or contracts pursuant to which these assets are held may only be granted after receipt of the consent of such governmental authorities which have not been obtained and such interests shall remain Excluded Assets until such consents have been obtained. Tesoro and its Domestic Subsidiaries have agreed promptly to seek all such consents and use all commercially reasonable efforts to obtain all such consents as soon as practicable, but if Tesoro concludes in good faith that such efforts will not be successful, Tesoro and its Domestic Subsidiaries will not be required to grant such security interests.

     There can be no assurance that such approvals or consents will be granted on a timely basis, or at all. See "Risk Factors -- Risks relating to the notes -- Not all of the assets related to, or needed for the operation of, the Collateral will be pledged to secure the notes. The value of the Collateral may be diminished by the absence of security interests in, and assured access to, those assets."

     Tesoro and the Guarantors will enter into security documents granting the collateral agent a security interest on the Collateral to secure the payment and performance when due of all of the notes, the Term Loans and other Secured Obligations. The security interests held by the collateral agent will secure the Secured Obligations equally and ratably.

     The security documents provide that, subject to the covenants contained in the indenture and in the Term Loan Agreement, Tesoro and the Guarantors may issue additional notes under the indenture or borrow additional Term Loans under the Term Loan Agreement, having an aggregate principal amount not exceeding $150 million, which will be pari passu with the notes and the Subsidiary Guarantees and the Term Loans and the related guarantees and will be equally and ratably secured by the Collateral. Such additional notes or Term Loans will only be permitted to share in the Collateral if such Indebtedness is permitted to be incurred under the Term Loan Agreement and the covenant described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock".

  ENFORCEMENT OF SECURITY INTERESTS

     The security documents provide that, in enforcing its Liens on the Collateral, the collateral agent will be subject to such instructions as may be given to it by the holders of a majority in outstanding principal amount of the notes and the Term Loans, voting together as a single class.

  RELEASE OF SECURITY INTERESTS

     The security documents provide that the Collateral will be released:

          (1) in whole, upon payment in full of the notes, the Term Loans and all other Secured Obligations that are outstanding, due and payable at the time the notes and the Term Loans are paid in full;

          (2) with respect to the Note Obligations only, upon satisfaction and discharge of the indenture as set forth under the caption "-- Satisfaction and Discharge";

          (3) with respect to the Note Obligations only, upon a Legal Defeasance or Covenant Defeasance as set forth under the caption "-- Legal Defeasance and Covenant Defeasance";

          (4) with respect to the Note Obligations only, upon payment in full of the notes and all other Note Obligations that are outstanding, due and payable at the time the notes are paid in full;

          (5) with respect to the Term Loan Obligations only, upon payment in full of the Term Loans and all other Term Loan Obligations that are outstanding, due and payable at the time the Term Loan Obligations are paid in full;

          (6) as to any Collateral that constitutes all or substantially all of the Collateral, with the consent of the holders of 100% in principal amount of the notes and Term Loans then outstanding, voting together as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes);

          (7) as to any Collateral that constitutes less than all or substantially all of the Collateral, with the consent of the holders of a majority in principal amount of the notes and Term Loans then outstanding, voting together as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes);

          (8) as to any Collateral (i) that is sold or otherwise disposed of by Tesoro or any of its Restricted Subsidiaries in a transaction permitted by the Term Loan Agreement and the indenture, at the time of such sale or disposition, to the extent of the interest sold or disposed of in accordance with the terms of the covenant described below under the caption "-- Repurchase at the Option of Holders -- Asset Sales", (ii) that is exchanged or traded as provided in clause (3) of the definition of "Asset Sale", (iii) that constitutes Excess Proceeds from the Sale of Collateral which have been offered to, but not accepted by, the holders of notes and Term Loans and are released as set forth in the last paragraph of the description below under the caption "-- Repurchase at the Option of Holders -- Asset Sales" or (iv) that is owned or at any time acquired by a Subsidiary that has been released from its Subsidiary Guarantee and its guarantee of the Term Loans, concurrently with the release thereof; or

          (9) as to the Capital Stock of any Pipeline Subsidiary, if securing the notes with the Capital Stock of such Pipeline Subsidiary as provided by clause (5) under the caption "-- Collateral" would give rise to an obligation of Tesoro to prepare audited financial statements of such Pipeline Subsidiary in order to comply with Regulation S-X, but only if such obligation did not arise as a result of the transfer of assets to such Pipeline Subsidiary, the transfer of pipeline assets to another Subsidiary or any recapitalization of any Subsidiary by Tesoro or any of its Subsidiaries.

     If Tesoro at any time delivers to the collateral agent an officers' certificate stating that Tesoro or any Guarantor intends to incur Indebtedness that will be secured by a purchase money security interest permitted under clause (4) in the definition of "Permitted Liens" upon certain property identified therein with reasonable specificity to be acquired with such Indebtedness, then the collateral agent shall deliver to Tesoro, upon the incurrence of such Indebtedness, a lien subordination agreement in form and substance reasonably satisfactory to the collateral agent confirming that the Collateral Agent's Liens upon such property are subject and subordinate to such purchase money security interest to the extent it secures Obligations in respect of such Indebtedness.

  FURTHER ASSURANCES

     The security documents provide that Tesoro will, and will cause each of its Subsidiaries to, do or cause to be done all acts and things which may be required, or which the collateral agent from time to time may reasonably request, to assure and confirm that the collateral agent holds, for the benefit of the holders of Secured Obligations, duly created, enforceable and perfected first priority Liens (subject to Permitted Prior Liens) upon the Collateral as contemplated by the Note Documents and the Term Loan Documents.

     If Tesoro or any Domestic Subsidiary shall at any time acquire any real property or leasehold or other interest in real property described in the definition of Collateral that is not covered by the mortgages running to the benefit of the collateral agent that were executed on or before the Issue Date, then within 45 days of such acquisition Tesoro or such Domestic Subsidiary shall execute, deliver and record a supplement to the mortgages running to the benefit of the collateral agent that were executed on or before the Issue Date, reasonably satisfactory in form and substance to the collateral agent, subjecting such real property or leasehold or other interests in real property to the Lien created by such mortgage. If requested by the collateral agent, Tesoro or such Subsidiary shall obtain an appropriate title policy or endorsement or supplement to the title policy insuring the Collateral Agent's Liens in such additional interests in real property, subject only to permitted prior liens and other exceptions to title approved by the collateral agent, provided that the collateral agent shall not request any such additional title policy or endorsement or supplement to the title policy in respect of such additional real property described in the definition of Collateral having a Fair Market Value less than $1 million.

     Upon request of the collateral agent at any time and from time to time, Tesoro will, and will cause each of its Subsidiaries to, promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents and take such other actions as shall be required or which the collateral agent may reasonably request to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred as contemplated by the indenture and the Term Loan Agreement for the benefit of the holders of the Secured Obligations. If Tesoro or such Subsidiary fails to do so, the collateral agent is hereby irrevocably authorized and empowered, with full power of substitution, to execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents and, subject to the provisions of the Note Documents and the Term Loan Documents, take such other actions in the name, place and stead of Tesoro or such Subsidiary, but the collateral agent will have no obligation to do so and no liability for any action taken or omitted by it in good faith in connection therewith.

     Tesoro will otherwise comply with the provisions of TIA sec.314(b).

     To the extent applicable, Tesoro will cause TIA sec.313(b), relating to reports, and TIA sec.314(d), relating to the release of property or securities or relating to the substitution therefore of any property or securities to be subjected to the Lien of the security documents, to be complied with. Any certificate or opinion required by TIA sec.314(d) may be made by an officer of Tesoro except in cases where TIA sec.314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the trustee. Notwithstanding anything to the contrary in this paragraph, Tesoro will not be required to comply with all or any portion of TIA sec.314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA sec.314(d) and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including "no action" letters or exemptive orders, all or any portion of TIA sec.314(d) is inapplicable to one or a series of released Collateral.

     To the extent applicable, Tesoro will furnish to the trustee, prior to each proposed release of Collateral pursuant to the security documents:

          (1) all documents required by TIA sec.314(d); and

          (2) an opinion of counsel to the effect that such accompanying documents constitute all documents required by TIA sec.314(d).

     If any Collateral is released in accordance with the indenture or any security document and if Tesoro has delivered the certificates and documents required by the security documents and this covenant, the trustee will determine whether it has received all documentation required by TIA sec.314(d) in connection with such release and, based on such determination and the opinion of counsel delivered pursuant to the indenture, will deliver a certificate to the collateral agent setting forth such determination.

  EQUAL AND RATABLE LIEN SHARING BY HOLDERS OF NOTES AND HOLDERS OF TERM LOANS

     Notwithstanding (i) anything to the contrary contained in the Note Documents or the Term Loan Documents, (ii) the time, order or method of attachment of the Collateral Agent's Liens, (iii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral, (iv) the time of taking possession or control over any Collateral or (v) the rules for determining priority under the Uniform Commercial Code or any other law governing relative priorities of secured creditors:

          (1) all Liens at any time granted to secure any Secured Obligations will secure equally and ratably all of the notes (including additional notes permitted by clause (2) of the definition of "Permitted Liens"), all other present and future Note Obligations, all of the Term Loans (including additional Term Loans permitted by clause (2) of the definition of "Permitted Liens") and all other present and future Term Loan Obligations, and

          (2) all proceeds of Collateral encumbered by such Liens shall be allocated and distributed equally and ratably on account of the Note Obligations and Term Loan Obligations.

  AMENDMENT

     No amendment or supplement to the provisions of the security documents will be effective without the consent of the holders of at least a majority in principal amount of the notes and the Term Loans then outstanding voting as a single class; provided that (i) no amendment or supplement to the provisions of the security documents that adversely affects the right of any holder of Secured Obligations to share in the Collateral equally and ratably will become effective without the consent of each such holder and (ii) any amendment or supplement to the provisions of the security documents that releases all or substantially all of the Collateral will be governed by the provisions described under "Release of Security Interests".

     Any such amendment or supplement that imposes any obligation upon the collateral agent or adversely affects the rights of the collateral agent in its individual capacity will become effective only with the consent of the collateral agent.

  INTERCREDITOR AGREEMENT WITH CREDIT FACILITY AGENT UNDER QUALIFIED CREDIT FACILITY

     If and whenever any Credit Facility becomes a Qualified Credit Facility, the collateral agent and the Credit Facility Agent under such Qualified Credit Facility shall become obligated to perform, each for the benefit of the other, the obligations described below under this caption "-- Intercreditor Agreement with Credit Facility Agent under Qualified Credit Facility". No agent or representative under any Credit Facility that is not a Qualified Credit Facility shall have the right to rely on or enforce any obligation of the collateral agent described hereunder.

  DISCLAIMER OF CONSENSUAL LIENS

     The collateral agent will not claim or enforce any consensual Lien upon any Credit Facility Collateral.

     The Credit Facility Agent will not claim or enforce any consensual Lien upon any property other than Credit Facility Collateral.

     The holders of Secured Obligations shall be entitled to receive and retain, free from any Lien securing Credit Facility Obligations, all payments made in cash by Tesoro or any other Obligor and all amounts received with respect to Secured Obligations through the exercise of a set-off or other similar right, even if such cash constitutes proceeds of property subject to a Lien securing Credit Facility Obligations.

     The holders of Credit Facility Obligations shall be entitled to receive and retain, free from any Collateral Agent's Liens thereon, all payments made in cash by Tesoro or any other Obligor and all amounts received with respect to Credit Facility Obligations through the exercise of a set-off or other similar right, even if such cash constitutes proceeds of property subject to a Collateral Agent's Lien.

     If any cash proceeds of Credit Facility Collateral are converted into or invested in property subject to Collateral Agent's Liens (other than cash, Cash Equivalents or deposit accounts) at any time when the collateral agent has not received written notice from the Credit Facility Agent or any holder of Indebtedness outstanding under a Qualified Credit Facility stating that such Indebtedness has become due and payable in full (whether at maturity, upon acceleration or otherwise), then all Liens upon such proceeds securing Credit Facility Obligations shall be released and discharged concurrently with such conversion or investment.

     If any cash proceeds of Collateral are converted into or invested in property subject to the Lien of the Credit Facility Agent (other than cash, Cash Equivalents or deposit accounts) at any time when the Credit Facility Agent has not received written notice from the collateral agent stating that the notes and the Term Loans have become due and payable in full (whether at maturity, upon acceleration or otherwise), then all Liens upon such proceeds securing the Secured Obligations shall be released and discharged concurrently with such conversion or investment.

     The provisions of the indenture described in this section will not apply to, restrict or affect any judicial lien, including any attachment or judgment lien.

  CONSENT TO LICENSE TO USE INTELLECTUAL PROPERTY; ACCESS TO INFORMATION; ACCESS TO REAL PROPERTY TO PROCESS AND SELL INVENTORY

     If so requested at any time by the Credit Facility Agent, the collateral agent shall deliver its written consent (given without any representation, warranty or obligation whatsoever) to any grant by any Obligor to the Credit Facility Agent of a non-exclusive royalty-free license to use any patent, trademark or proprietary information of such Obligor that is subject to a consensual Lien held by the collateral agent, in connection with the enforcement of any consensual Lien held by the Credit Facility Agent upon any inventory of Tesoro or any Subsidiary of Tesoro and to the extent the use of such patent, trademark or proprietary information is necessary or appropriate, in the good faith opinion of the Credit Facility Agent, to process, ship, produce, store, complete, supply, lease, sell or otherwise dispose of any such inventory in any lawful manner. Any consent so delivered by the collateral agent shall be binding on its successors and assigns, including a purchaser of the patent, trademark or proprietary information subject to such license at a foreclosure sale conducted in foreclosure of any Collateral Agent's Liens thereon.

     If the collateral agent or a purchaser at a foreclosure sale conducted in foreclosure of any Collateral Agent's Liens takes actual possession of any documentation of Tesoro or a Subsidiary of Tesoro (whether such documentation is in the form of a writing or is stored in any data equipment or data record in the physical possession of the collateral agent or the foreclosure purchaser), then upon request of the Credit Facility Agent and reasonable advance notice, the collateral agent or such foreclosure purchaser will permit the Credit Facility Agent or its representative to inspect and copy such documentation if and to the extent the Credit Facility Agent certifies to the collateral agent that:

          (1) such documentation contains or may contain information necessary or appropriate, in the good faith opinion of the Credit Facility Agent, to the enforcement of the Credit Facility Agent's Liens upon any Credit Facility Collateral; and

          (2) the Credit Facility Agent and the lenders under the Credit Facility are entitled to receive and use such information as against Tesoro and its Subsidiaries and their suppliers, customers and contractors and under applicable law and, in doing so, will comply with all obligations imposed by law or contract in respect of the disclosure or use of such information.

     If, upon enforcement of any Collateral Agent's Liens held by the collateral agent, the collateral agent or a purchaser at a foreclosure sale conducted in foreclosure of any Collateral Agent's Liens takes actual possession of refinery, terminal or pipeline property of any Obligor, then, if so requested by the Credit Facility Agent and upon reasonable advance notice, the collateral agent or such foreclosure purchaser will allow the Credit Facility Agent and its officers, employees and agents (but not any of its transferees) reasonable and non-exclusive access to and use of such property for a period not exceeding 120 consecutive calendar days (the "Processing and Sale Period"), as necessary or reasonably appropriate to process, ship, produce, store, complete, supply, have, sell or otherwise dispose of, in any lawful manner, any inventory upon which the Credit Facility Agent holds a Lien, subject to the following conditions and limitations:

          (1) the Processing and Sale Period shall commence on the date the collateral agent or, if the collateral agent has not taken possession, the foreclosure purchaser takes possession of such real property and shall terminate on the earlier of (i) the day that is 120 days thereafter and
     (ii) the day on which all inventory (other than inventory abandoned by the Credit Facility Agent) has been removed from such property; and

          (2) each of the collateral agent and foreclosure purchaser shall be entitled, as a condition of permitting such access and use, to demand and receive assurances reasonably satisfactory to it that the access or use requested and all activities incidental thereto:

             (a) will be permitted, lawful and enforceable as against Tesoro and the Subsidiaries and their suppliers, customers and contractors and under applicable law and will be conducted in accordance with prudent manufacturing practices; and

             (b) will be adequately insured for damage to property and liability to persons, including property and liability insurance for the benefit of the collateral agent and the holders of the Secured Obligations, at no cost to the collateral agent or such holders.

     The collateral agent and/or any such purchaser (i) shall provide reasonable cooperation to the Credit Facility Agent in connection with the manufacture, production, completion, removal and sale of any Credit Facility Collateral by the Credit Facility Agent as provided above and (ii) shall be entitled to receive, from the Credit Facility Agent, fair compensation and reimbursement for their reasonable costs and expenses incurred in connection with such cooperation, support and assistance to the Credit Facility Agent. The collateral agent and/or any such purchaser (or its transferee or successor) shall not otherwise be required to manufacture, produce, complete, remove, insure, protect, store, safeguard, sell or deliver any inventory subject to any Lien held by the Credit Facility Agent or to provide any support, assistance or cooperation to the Credit Facility Agent in respect thereof.

  AMENDMENT; WAIVER

     The intercreditor agreement provides that no amendment or supplement to, or waiver of, the provisions described under the caption "-- Intercreditor Agreement with Credit Facility Agent under Qualified Credit Facility" will:

          (1) be effective unless set forth in a writing signed by the collateral agent with the consent of the holders of at least a majority in principal amount of the notes and the Term Loans then outstanding voting as a single class, except that any such amendment, supplement or waiver that increases the obligations or adversely affects the rights of the holders of the Secured Obligations will be effective only with the consent of the holders of at least 66 2/3% in principal amount of the notes and the Term Loans then outstanding, voting as a single class; and

          (2) become effective at any time when any Credit Facility Obligations are outstanding or committed under any Qualified Credit Facility unless such amendment, supplement or waiver is consented to in a writing signed by the Credit Facility Agent acting upon the direction or with the consent of such number of the lenders thereunder as may, by the terms of such Qualified Credit Facility, have the power to bind all of such lenders thereto.

     Any such amendment or supplement that:

          (A) imposes any obligation upon Tesoro or any Subsidiary of Tesoro, or adversely affects the rights of Tesoro or any Subsidiary of Tesoro or affects the benefits, if any, specifically afforded Tesoro or any Subsidiary of Tesoro and described under "-- Intercreditor Agreement with Credit Facility Agent under Qualified Credit Facility", will become effective only with the consent of Tesoro and such Subsidiary;

          (B) imposes any obligation upon the collateral agent, or adversely affects the rights of the collateral agent in its individual capacity, will become effective only with the consent of the collateral agent; or

          (C) imposes any obligation upon the Credit Facility Agent, or adversely affects the rights of the Credit Facility Agent in its individual capacity, will become effective only with the consent of the Credit Facility Agent.

  ENFORCEMENT

     The rights and obligations set forth in or arising under the indenture and described under the caption "-- Intercreditor Agreement with Credit Facility Agent under Qualified Credit Facility" are enforceable only by the collateral agent and Credit Facility Agent under a Qualified Credit Facility against each other (and their respective successors, including, but only to the extent expressly provided herein, a purchaser at a foreclosure sale conducted in foreclosure of Collateral Agent's Liens) and against the Obligors. No other Person (including holders of Secured Obligations or Credit Facility Obligations) shall be entitled to enforce any such right or shall be obligated to perform any such obligation; however, such provisions will be binding on the holders of Secured Obligations and Credit Facility Obligations.

  RELATIVE RIGHTS

     The provisions described above under the caption "-- Intercreditor Agreement with Credit Facility Agent under Qualified Credit Facility" set forth certain relative rights, as lienholders, of the collateral agent and the Credit Facility Agent. Nothing in the indenture will:

          (1) impair, as between Tesoro, any other Obligor and holders of notes, the obligation of Tesoro, which is absolute and unconditional, to pay principal of, premium and interest and Special Interest, if any, on the notes in accordance with their terms or to perform any other obligation of Tesoro or any other Obligor under the Note Documents;

          (2) impair, as between Tesoro, any other Obligor and holders of Term Loans, the obligation of Tesoro, which is absolute and unconditional, to pay principal of, premium and interest, on the Term Loans in accordance with their terms or to perform any other obligation of Tesoro or any other Obligor under the Term Loan Documents;

          (3) impair, as between Tesoro, any other Obligor under a Qualified Credit Facility and holders of the loans under a Qualified Credit Facility, the obligation of Tesoro, which is absolute and unconditional, to pay principal of, premium and interest, on such loans in accordance with their terms or to perform any other obligation of Tesoro or any other obligor under a Qualified Credit Facility;

          (4) affect the relative rights of holders of Note Obligations, Term Loan Obligations or Credit Facility Obligations and other creditors of Tesoro or any of its Subsidiaries;

          (5) restrict the right of any holder of Secured Obligations or Credit Facility Obligations to sue for payments that are then due and owing;

          (6) prevent the trustee, the Term Loan Administrative Agent, the collateral agent or the Credit Facility Agent or any holder of Secured Obligations or Credit Facility Obligations from exercising against Tesoro or any other Obligor any of its other available remedies upon a default or event of default; or

          (7) restrict the right of the trustee, the Term Loan Administrative Agent, the collateral agent or the Credit Facility Agent or any holder of Secured Obligations or Credit Facility Obligations to file and prosecute a petition seeking an order for relief in an involuntary bankruptcy case as to any Obligor or otherwise to commence, or seek relief commencing, any insolvency or liquidation proceeding involuntarily against any Obligor or to assert or enforce any claim, Lien, right or remedy in any voluntary or involuntary bankruptcy case or insolvency or liquidation proceeding.

OPTIONAL REDEMPTION

     The notes will not be redeemable at Tesoro's option prior to April 15, 2006, except as provided in the next paragraph. Thereafter, the notes will be subject to redemption at any time or from time to time at the option of Tesoro, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest (including special interest), if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2006........................................................   104.000%
2007 and thereafter.........................................   100.000%

     Notwithstanding the foregoing, at any time or from time to time on or before April 15, 2006, Tesoro may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 108% of the principal amount thereof, plus accrued and unpaid interest (including special interest), if any, thereon, to the redemption date, with the net cash proceeds (other than Designated Proceeds) of any one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after each such redemption; and provided, further, that each such redemption shall occur within 90 days of the date of the closing of such Equity Offering.

SELECTION AND NOTICE

     If less than all of the notes are to be redeemed at any time, selection of notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed, or, if the notes are not so listed, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate; provided that no notes of $1,000 or less shall be redeemed in part. Notices of redemption, shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest (including special interest), if any, ceases to accrue on notes or portions of them called for redemption.

REPURCHASE AT THE OPTION OF HOLDERS

  CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each holder of notes will have the right to require Tesoro to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest (including special interest), if any, thereon, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, Tesoro will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the indenture and described in such notice. Tesoro will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and

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regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control.

     On the Change of Control Payment Date, Tesoro will, to the extent lawful:

          (1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the paying agent (who will initially be the trustee) an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the trustee the notes so accepted together with an officers' certificate stating the aggregate principal amount of notes or portions thereof being purchased by Tesoro.

     The paying agent will promptly mail to each holder of notes so tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof. Tesoro will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the indenture are applicable, except as set forth under the captions "-- Legal Defeasance and Covenant Defeasance" and "-- Satisfaction and Discharge". Except as described above with respect to a Change of Control, the indenture will not contain provisions that permit the holders of the notes to require that Tesoro repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Tesoro. There is little case law interpreting the phrase "all or substantially all" in the context of an indenture. Because there is no precise established definition of this phrase, the ability of a holder of notes to require Tesoro to repurchase such notes as a result of a sale, lease, exchange or other transfer of Tesoro's assets to a Person or a group based on the Change of Control provisions may be uncertain.

     Tesoro will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Tesoro and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

  ASSET SALES

     The indenture provides that Tesoro will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale (including a Sale of Collateral) unless:

          (1) Tesoro or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value (which, in the case of an Asset Sale for consideration exceeding $30 million, shall be determined in good faith by Tesoro's Board of Directors) of the assets or Equity Interests issued or sold or otherwise disposed of;

          (2) at least 75% of the consideration therefor received by Tesoro or the Restricted Subsidiary is in the form of, or any combination of:

             (a) cash or Cash Equivalents;

             (b) the assumption of any liabilities (as shown on Tesoro's or the Restricted Subsidiary's most recent balance sheet) of Tesoro or any Restricted Subsidiary of Tesoro (other than liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) by the transferee of any such assets pursuant to a customary novation agreement that releases Tesoro or the Restricted Subsidiary from further liability;

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             (c) any securities, notes or other obligations received by Tesoro or any such Restricted Subsidiary from such transferee that are converted by Tesoro or the Restricted Subsidiary into cash or Cash Equivalents within 60 days following their receipt (to the extent of cash or Cash Equivalents received); and

             (d) other assets or rights used or useful in a Permitted Business, including, without limitation, assets or Investments of the nature or type described in clause (13) of the definition of "Permitted Investments" except that, in the case of a Sale of Collateral, such assets or rights shall consist solely of Refinery Assets; and

          (3) in the case of a Sale of Collateral, the collateral agent is immediately granted a perfected first priority security interest (subject to Permitted Prior Liens) in the Net Sale Consideration therefor received by Tesoro or the Restricted Subsidiary as additional Collateral under the security documents to secure the Secured Obligations, and, in the case of cash or Cash Equivalents constituting Net Sale Consideration, such cash or Cash Equivalents must be deposited into a segregated account under the sole control of the collateral agent that includes only proceeds from the Sale of Collateral and interest earned thereon (an "Asset Sale Proceeds Account") and is free from all other Liens, all on terms and pursuant to arrangements reasonably satisfactory to the collateral agent in its reasonable determination (which may include, at the collateral agent's reasonable request, customary officers' certificates and legal opinions and shall include release provisions requiring the collateral agent to release deposits in the Asset Sale Proceeds Account as necessary to permit Tesoro or its Restricted Subsidiaries to apply such Net Sale Consideration in the manner described below, unless the collateral agent has received written notice that a Default or Event of Default has occurred and is continuing);

provided, that any Asset Sale pursuant to a condemnation, appropriation or other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Lien incurred not in violation of the covenant described under the caption "Certain Covenants -- Liens" or exercise by the related lienholder of rights with respect thereto, including by deed or assignment in lieu of foreclosure shall not be required to satisfy the conditions set forth in clauses (1) and (2) of this paragraph.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, other than a Sale of Collateral, Tesoro or the Restricted Subsidiary, as the case may be, may apply such Net Proceeds, at its option:

          (a) to repay, repurchase or redeem any secured Indebtedness or other secured Obligations;

          (b) to acquire a controlling interest in another business or all or substantially all of the assets of another business, in each case engaged in a Permitted Business;

          (c) to make capital expenditures; or

          (d) to acquire other non-current assets to be used in a Permitted Business, including, without limitation, assets or Investments of the nature or type described in clause (13) of the definition of "Permitted Investments";

provided that Tesoro or the applicable Restricted Subsidiary will be deemed to have complied with clause (b) or (c) if, within 365 days of such Asset Sale, Tesoro or such Restricted Subsidiary shall have commenced and not completed or abandoned an expenditure or Investment, or a binding agreement with respect to an expenditure or Investment, in compliance with clause (b) or (c), and that expenditure or Investment is substantially completed within a date one year and six months after the date of such Asset Sale. Pending the final application of any such Net Proceeds, Tesoro may temporarily reduce Indebtedness under any Credit Facility or otherwise expend or invest such Net Proceeds in any manner that is not prohibited by the indenture. Any Net Proceeds from Asset Sales described in this paragraph that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Asset Sale Proceeds".

     When the aggregate amount of Excess Asset Sale Proceeds exceeds $15 million, Tesoro will be required to make an offer to all holders of notes and holders of each other series of Indebtedness that ranks by its terms pari passu in right of payment with the notes and the terms of which contain substantially similar requirements with respect to the application of net proceeds from asset sales as are contained in the indenture,
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including the Term Loans (an "Asset Sale Offer"), to purchase on a pro rata basis (with the Excess Asset Sale Proceeds prorated between the holders of notes and such holders of pari passu Indebtedness based upon outstanding aggregate principal amounts) the maximum principal amount of the notes and such other Indebtedness that may be purchased or prepaid, as applicable, out of the prorated Excess Asset Sale Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest (including special interest), if any, thereon, to the date of purchase, in accordance with the procedures set forth in the indenture. To the extent that the aggregate amount of notes and other Indebtedness tendered (and electing to be redeemed or repaid, as applicable) pursuant to an Asset Sale Offer is less than the Excess Asset Sale Proceeds, Tesoro and its Restricted Subsidiaries may use any remaining Excess Asset Sale Proceeds for general corporate purposes and any other purpose not prohibited by the indenture. If the aggregate principal amount of notes and such other Indebtedness surrendered by holders thereof exceeds the amount of the prorated Excess Asset Sale Proceeds, Tesoro shall select the notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of the offer to purchase, the amount of Excess Asset Sale Proceeds shall be reset at zero.

     Within 365 days after the receipt of any Net Sale Consideration from an Asset Sale that constitutes a Sale of Collateral, Tesoro or the Restricted Subsidiary, as the case may be, may apply such Net Sale Consideration, at its option:

          (a) to acquire a controlling interest in another business or all or substantially all of the assets of another business, in each case engaged in a Permitted Business and principally owning Refinery Assets that have (in the good faith judgment of Tesoro) a value, net of the value of any Credit Facility Collateral included therein, at least equal to the amount of such Net Sale Consideration; or

          (b) to make capital expenditures on or acquire Refinery Assets;

provided, that in each such case, the collateral agent shall immediately be granted a perfected first priority security interest (subject to Permitted Prior Liens) on all of the assets (other than any Credit Facility Collateral included therein) acquired with such Net Sale Consideration as Collateral under the security documents to secure the Secured Obligations, all on terms and pursuant to arrangements reasonably satisfactory to the collateral agent in its reasonable determination (which may include, at the collateral agent's reasonable request, customary officers' certificates and legal opinions). Tesoro or the applicable Restricted Subsidiary will be deemed to have complied with clause (a) or (b) if, within 365 days of such Sale of Collateral, Tesoro or such Restricted Subsidiary shall have commenced and not completed or abandoned an acquisition, Investment or expenditure, or a binding agreement with respect to an acquisition, Investment or expenditure, in compliance with clause (a) or (b), and that acquisition, Investment or expenditure is substantially completed within a date one year and six months after the date of such Asset Sale. Any Net Sale Consideration from the Sale of Collateral that is not applied or invested as provided this paragraph shall be deemed to constitute "Excess Proceeds from the Sale of Collateral".

     When the aggregate amount of Excess Proceeds from the Sale of Collateral exceeds $15 million, Tesoro will be required to make an offer to all holders of notes and holders of Term Loans (a "Collateral Proceeds Offer") to purchase (or redeem or repay, as applicable) on a pro rata basis (with the Excess Proceeds from the Sale of Collateral prorated between the holders of notes and such holders of Term Loans based upon outstanding aggregate principal amounts) the maximum principal amount of the notes that may be purchased, and the Term Loans that may be prepaid, in each case, out of the prorated Excess Proceeds from the Sale of Collateral, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest (including special interest), if any, thereon, to the date of purchase, in accordance with the procedures set forth in the indenture. To the extent that the aggregate amount of notes and Term Loans tendered (and electing to be redeemed or repaid, as applicable) pursuant to such Collateral Proceeds Offer is less than the Excess Proceeds from the Sale of Collateral, Tesoro and its Restricted Subsidiaries may use any remaining Excess Proceeds from the Sale of Collateral, free and clear of any Liens created by any security documents or otherwise for the benefit of any holder of Secured Obligations, for general corporate purposes and any other purpose not prohibited by the indenture. If the aggregate principal amount of notes and Term Loans surrendered by holders thereof exceeds the amount of the prorated Excess Proceeds from the Sale of

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Collateral, the trustee shall select the notes to be purchased on a pro rata basis and the Term Loan Administrative Agent will select the Term Loans to be repaid on a pro rata basis. Upon completion of the offer to purchase, the amount of Excess Proceeds from the Sale of Collateral shall be reset at zero.

CERTAIN COVENANTS

  RESTRICTED PAYMENTS

     Tesoro will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of Tesoro's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Tesoro or any of its Restricted Subsidiaries) or to the direct or indirect holders of Tesoro's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such, in each case other than dividends or distributions declared or paid in Equity Interests (other than Disqualified Stock) of Tesoro or declared or paid to Tesoro or any of its Restricted Subsidiaries;

          (2) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving Tesoro) any Equity Interests of Tesoro (other than any such Equity Interests owned by a Restricted Subsidiary of Tesoro);

          (3) make any payment to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes, except a payment of interest or principal at its Stated Maturity; or

          (4) make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (1) through (3) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

     (a) no Default or Event of Default shall have occurred and be continuing;
and

     (b) Tesoro would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

     (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Tesoro or any of its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2),
(3), (4), (5), (6), (8), (10), (11) or (12) of the next succeeding paragraph), is less than the sum of:

          (1) 50% of the Consolidated Net Income of Tesoro for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing immediately prior to the Issue Date to the end of Tesoro's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a loss, less 100% of such loss), plus

          (2) 100% of the aggregate net cash proceeds (other than Designated Proceeds), or the Fair Market Value of assets or property other than cash, received by Tesoro from the issue or sale, in either case, since the Issue Date of (A) Equity Interests of Tesoro (other than Disqualified Stock), or
     (B) Disqualified Stock or debt securities of Tesoro that have been converted into, or exchanged for, such Equity Interests, together with the aggregate cash received at the time of such conversion or exchange, or received by Tesoro from any such conversion or exchange of such debt securities sold or issued prior to the Issue Date other than Equity Interests (or Disqualified Stock or convertible or exchangeable debt securities) sold to a Restricted Subsidiary of Tesoro and other than Disqualified Stock or debt securities that have been converted or exchanged into Disqualified Stock, plus
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          (3) in case any Unrestricted Subsidiary has been redesignated a
     Restricted Subsidiary pursuant to the terms of the indenture or has been merged, consolidated or amalgamated with or into, or transfers or conveys assets to or is liquidated into, Tesoro or a Restricted Subsidiary and provided that no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the lesser of (A) the book value (determined in accordance with GAAP) at the date of such redesignation, combination or transfer of the aggregate Investments made by Tesoro and its Restricted Subsidiaries in such Unrestricted Subsidiary (or of the assets transferred or conveyed, as applicable) and (B) the fair market value of such Investment in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), in each case, as determined in good faith by the Board of Directors of Tesoro, whose determination shall be conclusive and evidenced by a resolution of such Board and, in each case, after deducting any Indebtedness of the Unrestricted Subsidiary so designated or combined or with the assets so transferred or conveyed, plus

          (4) to the extent not already included in Consolidated Net Income for such period, (A) if any Restricted Investment that was made by Tesoro or any Restricted Subsidiary after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment resulting from such sale or disposition (less the cost of disposition, if any) and (B) with respect to any Restricted Investment that was made by Tesoro or any Restricted Subsidiary after the Issue Date, the net reduction in such Restricted Investment resulting from payments of interest, dividends, principal repayments and other transfers and distributions of cash, assets or property, in an amount not to exceed the aggregate amount of such Restricted Investment.

     The foregoing provisions shall not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the indenture;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition, prior to its Stated Maturity, of any (y) Indebtedness (or portion thereof) which is subordinated to the notes, or the making of any principal payment thereon, or (z) Equity Interests of Tesoro or any Restricted Subsidiary, in each case, in exchange for, or out of the net cash proceeds (other than Designated Proceeds) of the substantially concurrent sale or issuance (a sale or issuance will be deemed substantially concurrent if such redemption, repurchase, retirement or acquisition occurs not more than 30 days after such sale or issuance) (other than to a Restricted Subsidiary of Tesoro) of, Equity Interests of Tesoro (other than any Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition, or payments, shall be excluded from clause (c)(2) of the preceding paragraph;

          (3) the making of any principal payment on, or the defeasance, redemption, repurchase or other acquisition of, prior to its Stated Maturity, Indebtedness which is subordinated to the notes with the net cash proceeds from an incurrence of, or in exchange for the issuance of, Permitted Refinancing Indebtedness;

          (4) the payment of any dividend or distribution by a Restricted Subsidiary of Tesoro to the holders of its Equity Interests (other than Disqualified Stock) on a pro rata basis;

          (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Tesoro or any Restricted Subsidiary of Tesoro held by any current or former officer, employee or director of Tesoro (or any of its Subsidiaries) pursuant to the terms of agreements (including employment agreements) and plans approved by Tesoro's Board of Directors, including any management equity plan or stock option plan or any other management or employee benefit plan, agreement or trust, provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests pursuant to this clause (5) shall not exceed the sum of (y) $4 million in any twelve-month period and (z) the aggregate net proceeds received by Tesoro during such 12-month period from issuance of such Equity Interests pursuant to such agreements or plans;

          (6) repurchases of Equity Interests deemed to occur upon the cashless exercise of stock options;
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          (7) the purchase, redemption, defeasance or retirement, in each case, prior to its Stated Maturity, of any Indebtedness that is subordinated to the notes in right of payment by payments out of Excess Asset Sale Proceeds remaining after completion of an Asset Sale Offer and/or Excess Proceeds from the Sale of Collateral remaining after completion of a Collateral Proceeds Offer, provided that (x) in the case of payments made out of Excess Asset Sale Proceeds, any payments made or value given for such purchase, redemption, defeasance or retirement shall be made out of, or shall not be in excess of, any Excess Asset Sale Proceeds remaining after completion of an Asset Sale Offer (but for the provision of the last sentence of the third paragraph under the caption "-- Repurchase at the Option of Holders -- Asset Sales"), (y) in the case of payments made out of Excess Proceeds from the Sale of Collateral, any payments made or value given for such purchase, redemption, defeasance or retirement shall be made out of, or shall not be in excess of, any Excess Proceeds from the Sale of Collateral remaining after completion of a Collateral Proceeds Offer (but for the provision of the last sentence under the caption "-- Repurchase at the Option of Holders -- Asset Sales") and (z) Tesoro would, at the time of such payment and after giving pro forma effect thereto as if such payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Certain
     Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock";

          (8) the payment of reasonable and customary directors' fees to the members of Tesoro's Board of Directors, provided that such fees are consistent with past practice or current requirements;

          (9) the purchase by Tesoro of fractional shares arising out of stock dividends, splits or combinations or business combinations;

          (10) the declaration and payment of dividends on mandatorily convertible preferred stock of Tesoro (other than Disqualified Stock) issued after the Issue Date in an aggregate amount not to exceed the amount of Designated Proceeds;

          (11) the repurchase by Tesoro on the Issue Date of a portion of Tesoro's 9 5/8% senior subordinated notes due 2012, 9 5/8% senior subordinated notes due 2008 or 9% senior subordinated notes due 2008, in an aggregate principal amount not to exceed $25 million; and

          (12) other Restricted Payments in an aggregate principal amount since the Issue Date not to exceed $50 million;

provided, further, that, with respect to clauses (2), (3), (5), (6), (7), (8),
(10), (11) and (12) above, no Default or Event of Default shall have occurred and be continuing.

     In determining whether any Restricted Payment is permitted by the foregoing covenant, Tesoro may allocate or reallocate all or any portion of such Restricted Payment among the clauses (1) through (12) of the preceding paragraph or among such clauses and the first paragraph of this covenant including clauses
(a), (b) and (c), provided that at the time of such allocation or reallocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of the foregoing covenant.

     The amount of all Restricted Payments (other than cash) shall be the Fair Market Value (as determined by the Board of Directors of Tesoro and as evidenced by a resolution of the Board of Directors of Tesoro set forth in an officers' certificate delivered to the trustee) on the date of the transfer, incurrence or issuance of such non-cash Restricted Payment. Not later than (1) the end of any calendar quarter in which any Restricted Payment is made or (2) the making of a Restricted Payment which, when added to the sum of all previous Restricted Payments made in a calendar quarter, would cause the aggregate of all Restricted Payments made in such quarter to exceed $20 million, Tesoro shall deliver to the trustee an officers' certificate stating that such Restricted Payments were permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon Tesoro's latest available financial statements.

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     The Board of Directors may designate any Unrestricted Subsidiary to be a
Restricted Subsidiary only if:

          (1) immediately after giving effect to such designation, Tesoro could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test under the first paragraph of the covenant described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock";

          (2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing; and

          (3) Tesoro certifies that such designation complies with this covenant. Any such designation by the Board of Directors shall be evidenced by Tesoro promptly filing with the trustee a copy of the resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

     The Board of Directors may designate any Subsidiary of Tesoro to be an Unrestricted Subsidiary under the circumstances and pursuant to the requirements described in the definition of "Unrestricted Subsidiary", which requirements include that such designation will be made in compliance with this covenant. For purposes of making the determination as to whether such designation would be made in compliance with this covenant, all outstanding Investments by Tesoro and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of
(1) the net book value (determined in accordance with GAAP) of such Investments at the time of such designation, (2) the Fair Market Value of such Investments at the time of such designation and (3) the original Fair Market Value of such Investments at the time they were made.

  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     The indenture provides that Tesoro will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), other than Permitted Debt, and Tesoro shall not issue, and shall not permit any of its Restricted Subsidiaries to issue, any Disqualified Stock; provided, however, that Tesoro or any Guarantor may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if Tesoro's Fixed Charge Coverage Ratio for Tesoro's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such additional Indebtedness had been incurred, or such Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The provisions of the first paragraph of this covenant shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence by Tesoro or any Guarantor of additional Indebtedness and letter of credit reimbursement obligations under one or more Credit Facilities (with letter of credit reimbursement obligations being deemed to have a principal amount equal to the maximum potential liability of Tesoro or its Restricted Subsidiaries for reimbursement obligations thereunder) in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed the greater of:

             (a) $700 million; or

             (b) the amount of the Borrowing Base as of the date of such incurrence;

          (2) the incurrence by Tesoro and the Guarantors of Indebtedness represented by the notes, the Subsidiary Guarantees to be issued on the Issue Date and the related exchange notes and Subsidiary

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     Guarantees to be issued pursuant to the registration rights agreement, in each case, together with the related Note Obligations;

          (3) the incurrence by Tesoro and the Guarantors of Indebtedness under the Term Loan Agreement or represented by the Term Loans and the other Term Loan Obligations on the Issue Date in an aggregate principal amount not to exceed $200 million;

          (4) the incurrence by Tesoro or any of its Restricted Subsidiaries of Existing Indebtedness;

          (5) the incurrence by Tesoro or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness, the net proceeds of which are applied to refinance any Indebtedness other than Indebtedness incurred pursuant to clause (1) above;

          (6) the incurrence by Tesoro or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Tesoro and any of its Restricted Subsidiaries; provided, however, that (A) if Tesoro or any Guarantor is the obligor and a Restricted Subsidiary of Tesoro that is not a Guarantor is the obligee on such Indebtedness, such Indebtedness will be subordinated to the payment in full of all Obligations with respect to the notes, (B) if such intercompany Indebtedness constitutes Specified Intercompany Debt, a perfected first priority security interest (subject to Permitted Prior Liens) is granted to the collateral agent in such intercompany Indebtedness and (C) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Tesoro or a Restricted Subsidiary of Tesoro and (2) any sale or other transfer of any such Indebtedness to a Person that is not either Tesoro or a Restricted Subsidiary of Tesoro shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Tesoro or such Restricted Subsidiary, as the case may be, that is not then permitted by this clause (6);

          (7) the incurrence by Tesoro or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations (including any Acquired Debt), in each case, incurred in connection with the purchase of, or for the purpose of financing the purchase of, the cost of construction, improvement or development of, property, plant or equipment used in the Permitted Business (including, without limitation, oil and gas properties) of Tesoro or a Restricted Subsidiary of Tesoro or incurred to extend, refinance, renew, replace, defease or refund any such purchase price or cost of construction, improvement or development, in an aggregate principal amount not to exceed $100 million at any time outstanding;

          (8) the incurrence by Tesoro or any of its Restricted Subsidiaries of Indebtedness consisting of Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;

          (9) Indebtedness arising from agreements of Tesoro or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition or acquisition of any business, assets or a Restricted Subsidiary of Tesoro or any business or assets of its Restricted Subsidiaries, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Restricted Subsidiary of Tesoro or any of its Restricted Subsidiaries for the purposes of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of Tesoro or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum liability in respect of all such Indebtedness incurred in connection with a disposition shall at no time exceed the gross proceeds including noncash proceeds (the Fair Market Value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Tesoro and its Restricted Subsidiaries in connection with such disposition;

          (10) the guarantee by Tesoro or any of the Guarantors of, or the grant by Tesoro or any of the Guarantors of security interests with respect to, Indebtedness of Tesoro or a Restricted Subsidiary of Tesoro that was permitted to be incurred by any other provision of this covenant; provided that the guarantee of, or the grant of security interests with respect to, any Indebtedness of a Restricted
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     Subsidiary of Tesoro that ceases to be such a Restricted Subsidiary shall be deemed a Restricted Investment at the time such Restricted Subsidiary's status terminates in an amount equal to the maximum principal amount so guaranteed or liened against, for so long as, and to the extent that, such guarantee or security interest remains outstanding;

          (11) the issuance by a Restricted Subsidiary of Tesoro of preferred stock to Tesoro or to any of its Restricted Subsidiaries; provided, however, that any subsequent event or issuance or transfer of any Equity Interests that results in the owner of such preferred stock ceasing to be Tesoro or any of its Restricted Subsidiaries or any subsequent transfer of such preferred stock to a Person, other than Tesoro or one of its Restricted Subsidiaries, shall be deemed to be an issuance of preferred stock by such Subsidiary that was not permitted by this clause (11); and

          (12) the incurrence by Tesoro or any of its Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other provision of this covenant) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $75 million.

     To the extent Tesoro's Unrestricted Subsidiaries incur Non-Recourse Indebtedness and any such Indebtedness ceases to be Non-Recourse Indebtedness of such Unrestricted Subsidiary, then such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Tesoro that was subject to this covenant.

     Tesoro will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Tesoro unless such Indebtedness is also contractually subordinated in right of payment to the notes on substantially identical terms; provided, however, that no Indebtedness of Tesoro will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Tesoro solely by virtue of being unsecured.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described above or is entitled to be incurred pursuant to the first paragraph of this covenant, Tesoro will, in its sole discretion, classify (or later reclassify) in whole or in part such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness or a portion thereof may be classified (or later reclassified) in whole or in part as having been incurred under more than one of the applicable clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

     Notwithstanding the foregoing, no Pipeline Subsidiary shall incur or maintain any Indebtedness or grant or become or remain subject to any Lien upon any of its property securing Indebtedness, except (i) liabilities outstanding on the Issue Date in respect of Tesoro's outstanding Senior Subordinated Notes,
(ii) guarantees of the notes (including the additional notes) and Term Loans (including additional Term Loans) and Liens securing Secured Obligations and
(iii) Permitted Liens.

  LIENS

     The indenture provides that Tesoro will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien other than Permitted Liens.

  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The indenture provides that Tesoro will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of Tesoro or Tesoro to:

          (1) (x) pay dividends or make any other distributions to Tesoro or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or
     (y) pay any Indebtedness owed to Tesoro or any of its Restricted Subsidiaries;

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          (2) make loans or advances to Tesoro or any of its Restricted
     Subsidiaries; or

          (3) transfer any of its properties or assets to Tesoro or any of its Restricted Subsidiaries.

However the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

     (a) agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings (collectively, for the purposes of this covenant, "amendments") of any such agreements or any Existing Indebtedness to which such agreements relate, provided that such amendments are no more restrictive with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in such agreement, as in effect on the Issue Date;

     (b) any Credit Facility in effect after the Issue Date to the extent its provisions are no more restrictive with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in the Term Loan Agreement or the Senior Credit Facility as in effect on the Issue Date;

     (c) the indenture, the notes, the exchange notes and the Subsidiary Guarantees, or any other indenture governing debt securities issued by Tesoro or any Guarantor that are no more restrictive with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in the indenture and the notes;

     (d) any future Liens that may be permitted to be granted under, or incurred not in violation of, any other provisions of the indenture;

     (e) applicable law;

     (f) any instrument governing Indebtedness or Capital Stock, or any other agreement relating to any property or assets, of a Person acquired by Tesoro or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except with respect to Indebtedness incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person or such Person's subsidiaries, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

     (g) restrictions of the nature described in clause (3) above by reason of customary non-assignment provisions in contracts, agreements, licenses and leases entered into in the ordinary course of business;

     (h) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property so acquired;

     (i) any restriction with respect to a Restricted Subsidiary of Tesoro imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

     (j) agreements relating to secured Indebtedness otherwise permitted to be incurred pursuant to the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock", and not in violation of the covenant described under caption "-- Liens", that limit the right of the debtor to dispose of assets securing such Indebtedness;

     (k) Permitted Refinancing Indebtedness in respect of Indebtedness referred to in clauses (a), (b), (c), (f), (h) and (j) of this paragraph, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in the agreements governing the Indebtedness being refinanced; and

     (l) provisions with respect to the disposition or distribution of assets in joint venture agreements and other similar agreements entered into in the ordinary course of business.

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  MERGER, CONSOLIDATION OR SALE OF ASSETS

     The indenture provides that Tesoro will not consolidate or merge with or into, or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets in one or more related transactions, to another Person unless:

          (1) Tesoro is the resulting, transferee or surviving Person or the resultant, transferee or surviving Person (if other than Tesoro) shall be a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (2) the resulting transferee or surviving Person (if other than Tesoro) assumes all the obligations and covenants of Tesoro under the notes, the indenture, all security documents and, if then in effect, the registration rights agreement, pursuant to a supplemental indenture and other appropriate documentation in form and substance reasonably satisfactory to the collateral agreement and the trustee;

          (3) immediately before and after such transaction no Default or Event of Default shall have occurred and be continuing; and

          (4) except in the case of a merger of Tesoro with or into a Restricted Subsidiary, Tesoro or the resultant, transferee or surviving Person (if other than Tesoro) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; provided, however, that this clause (4) shall be suspended for so long as Tesoro and its Restricted Subsidiaries are not subject to the Suspended Covenants. See "-- Covenant Suspension".

     Upon any transaction or series of related transactions that are of the type described in, and are effected in accordance with, the foregoing paragraph, the surviving Person (if other than Tesoro) shall succeed to, and be substituted for, and may exercise every right and power of, Tesoro under the indenture and the notes with the same effect as if such surviving Person had been named as Tesoro in the indenture; and when a surviving Person duly assumes all of the obligations and covenants of Tesoro pursuant to the indenture and the notes, the predecessor Person shall be relieved of all such obligations.

     In addition, Tesoro may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

     This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Tesoro and any of the Guarantors.

  ADDITIONAL SUBSIDIARY GUARANTEES AND LIENS

     The indenture provides that if Tesoro or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary (other than any Immaterial Subsidiary) after the Issue Date, then that newly acquired or created Subsidiary will become a Guarantor and (a) execute a supplemental indenture and a joinder agreement to the security documents in form and substance reasonably satisfactory to the trustee providing that such Subsidiary shall become a Guarantor under the indenture and a party to the security documents and (b) deliver an opinion of counsel to the effect that such supplemental indenture has been duly authorized and executed by such Subsidiary, in each case, within 30 days following the date on which it was acquired or created.

     If Tesoro or any of the Guarantors at any time owns or acquires Collateral that is not subject to a valid, enforceable perfected first priority Lien (subject to Permitted Prior Liens) in favor of the collateral agent as security for the Secured Obligations, then Tesoro will, or will cause such Guarantor to, concurrently:

          (1) execute and deliver to the collateral agent a security document upon substantially the same terms as the security documents delivered in connection with the issuance of the notes, granting a Lien upon such Collateral in favor of the collateral agent for the benefit of the holders of Secured Obligations;

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          (2) cause the Lien granted in such security document to be duly perfected in any manner permitted by law and cause each other Lien upon such Collateral to be (a) released, unless it is a Permitted Lien or (b) subordinated to the Collateral Agent's Liens if it is a Permitted Lien but not a Permitted Prior Lien; and

          (3) deliver to the collateral agent and the trustee an opinion of counsel reasonably satisfactory to the collateral agent and the trustee, confirming as to such security document and Lien the matters set forth as to the security documents and Liens in the opinions of counsel delivered on behalf of Tesoro to the initial purchasers on the Issue Date in connection with the original issuance of the notes and the initial incurrence of the Term Loans and, if the property subject to such security document is an interest in real estate, such local counsel opinions, title and flood insurance policies, surveys and other supporting documents as may have been delivered to the initial purchasers on the Issue Date in connection with the original issuance of the notes and the initial incurrence of the Term Loans, all as the collateral agent may reasonably request and in form and substance reasonably satisfactory to the collateral agent.

  TRANSACTIONS WITH AFFILIATES

     The indenture provides that Tesoro will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of any such Person (each of the foregoing, an "Affiliate Transaction"), unless

          (1) such Affiliate Transaction is on terms that are no less favorable to Tesoro or the relevant Restricted Subsidiary than those that could have been obtained in a transaction by Tesoro or such Restricted Subsidiary with an unrelated Person; and

          (2) Tesoro delivers to the trustee:

             (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of at least $5 million, an officers' certificate certifying that such Affiliate Transaction complies with clause (1) above;

             (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20 million, a resolution of its Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of its Board of Directors; and

             (c) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $30 million and for which there are no disinterested members of its Board of Directors, an opinion as to the fairness to Tesoro of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor;

provided that none of the following shall be deemed to be Affiliate Transactions and therefore shall not be subject to the provisions of the preceding paragraph:

     (1) Affiliate Transactions involving the purchase or sale of crude oil, natural gas and other hydrocarbons, and refined products therefrom, in the ordinary course of any Permitted Business, so long as such transactions are priced in line with industry accepted benchmark prices and the pricing of such transactions are equivalent to the pricing of comparable transactions with unrelated third parties;

     (2) any employment, equity award, equity option or equity appreciation agreement or plan, agreement or other similar compensation plan or arrangement entered into by Tesoro or any of its Restricted Subsidiaries in the ordinary course of its business;

     (3) transactions between or among (A) Tesoro and its Restricted Subsidiaries and (B) the Restricted Subsidiaries;

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

     (4) the performance of any agreement in effect on the Issue Date;

     (5) loans or advances to officers, directors and employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures and other purposes, in each case, in the ordinary course of business;

     (6) maintenance in the ordinary course of business of customary benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans and retirement or savings plans and similar plans;

     (7) fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of Tesoro or any of its Restricted Subsidiaries in their capacity as such, to the extent such fees and compensation are reasonable and customary;

     (8) sales of Equity Interests of Tesoro (other than Disqualified Stock) to Affiliates of Tesoro or any of its Restricted Subsidiaries; and

     (9) Restricted Payments that are permitted by the provisions of the indenture described above under the caption "-- Restricted Payments".

  BUSINESS ACTIVITIES

     The indenture provides that Tesoro will not, and Tesoro will not permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business, except to such extent as would not be material to Tesoro and its Restricted Subsidiaries taken as a whole.

  PAYMENTS FOR CONSENT

     The indenture provides that Tesoro will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes or Term Loans for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture, the notes, the Term Loans, the Term Loan Agreement or any security document unless such consideration is offered to be paid or agreed to be paid to all holders of the notes and/or Term Loans that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  REPORTS

     The indenture provides that whether or not required by the Commission's rules and regulations, so long as any notes are outstanding, Tesoro will furnish to each of the holders of notes, within the time periods specified in the Commission's rules and regulations:

          (1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if Tesoro were required to file such reports; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K if Tesoro were required to file such reports.

     All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Tesoro's consolidated financial statements by Tesoro's certified independent accountants. In addition, Tesoro will file a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

     If at any time, Tesoro is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Tesoro will nevertheless continue filing the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. Tesoro agrees that it will not take any action for the purpose of causing the Commission not to accept any such
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filings. If, notwithstanding the foregoing, the Commission will not accept
Tesoro's filings for any reason, Tesoro will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if Tesoro were required to file those reports with the Commission.

     In addition, Tesoro and the Guarantors agree that, for so long as any notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the Commission, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

  COVENANT SUSPENSION

     The indenture provides that in the event that (a) the rating assigned to the notes and the Term Loans by each of S&P and Moody's is an Investment Grade Rating and (b) no Default or Event of Default has occurred and is continuing under the indenture or the Term Loan Agreement, then, beginning on that day and subject to the provisions of the following paragraph, the provisions of the indenture described above under the following captions (and the corresponding provisions in the Term Loan Agreement) will be suspended:

          (a) "-- Repurchase at the Option of Holders -- Asset Sales", provided that those provisions relating to Sales of Collateral and the application of the proceeds therefrom will remain in full force and effect and will not be suspended;

          (b) "-- Restricted Payments";

          (c) "-- Incurrence of Indebtedness and Issuance of Preferred Stock";

          (d) "-- Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries";

          (e) "-- Transactions with Affiliates"; and

          (f) "-- Business Activities" (collectively, the "Suspended
     Covenants");

provided, however, that Tesoro and its Restricted Subsidiaries will remain subject to the provisions of the indenture (and the corresponding provisions in the Term Loan Agreement) described above under the following captions:

     (1) "-- Subsidiary Guarantees" (other than the financial tests described in clause (3) of such provision);

     (2) "-- Security";

     (3) "-- Repurchase at the Option of Holders -- Change of Control";

     (4) those provisions of the covenant described under "-- Repurchase at the Option of Holders -- Asset Sales" relating to Sales of Collateral and the application of the proceeds therefrom;

     (5) "-- Liens";

     (6) "-- Merger, Consolidation or Sale of Assets" (other than the financial tests described in clause (4) of such provision);

     (7) "-- Additional Subsidiary Guarantees and Liens";

     (8) "-- Payment for Consent"; and

     (9) "-- Reports".

     Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below an Investment Grade Rating, respectively, the foregoing covenants shall be reinstituted as of and from the date of such rating decline. The "-- Restricted Payments" covenant will be interpreted as if it had been in effect since the Issue Date except that no default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. There can be no assurance that the notes will ever achieve an Investment Grade Rating or that any such rating will be maintained.

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EVENTS OF DEFAULT AND REMEDIES

     The indenture provides that each of the following constitutes an Event of
Default:

          (1) default for 30 days in the payment when due of interest on, or special interest with respect to, the notes;

          (2) default in payment when due of the principal of, or premium, if any, on the notes;

          (3) failure by Tesoro or any of its Restricted Subsidiaries to comply with the provisions described under the captions "-- Certain
     Covenants -- Merger, Consolidation or Sale of Assets", "-- Repurchase at the Option of Holders -- Change of Control" and "-- Special Mandatory Redemption";

          (4) failure by Tesoro or any of its Restricted Subsidiaries for 60 days after written notice of such failure from the trustee or the holders of at least 25% in aggregate principal amount of outstanding notes to comply with any of its other agreements in the indenture, the notes or the security documents;

          (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Tesoro or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Tesoro or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default:

             (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default"); or

             (b) results in the acceleration of such Indebtedness prior to its express maturity,

        and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $20 million or more, and such default shall not have been cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within ten business days after the running of such grace period or the occurrence of such acceleration;

          (6) failure by Tesoro or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20 million (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;

          (7) any security document or any Lien purported to be granted thereby on any one or more items of Collateral having an aggregate Fair Market Value in excess of $20.0 million is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason (other than pursuant to a release that is delivered or becomes effective as set forth in the indenture) to be fully enforceable and perfected;

          (8) Tesoro or any Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of Tesoro or any Guarantor set forth in or arising under any security document;

          (9) certain events of bankruptcy or insolvency with respect to Tesoro, or any group of Subsidiaries that when taken together, would constitute a Significant Subsidiary or any Significant Subsidiary upon the occurrence of such events; and

          (10) except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee (other than by reason of the termination of the indenture or the release of any such Subsidiary Guarantee in accordance with the indenture).

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

     If any Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Tesoro, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable without further action or notice. Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or special interest) if it determines that withholding notice is in their interest.

     The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes (1) waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest (including special interest), if any, on, or the principal of, the notes and (2) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest (including special interest) that has become due solely because of the acceleration) have been cured or waived.

     Tesoro is required to deliver to the trustee annually a statement regarding compliance with the indenture, and Tesoro is required upon becoming aware of any Default or Event of Default, to deliver to the trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, MANAGERS, INCORPORATORS, MEMBERS, PARTNERS AND STOCKHOLDERS

     No director, officer, employee, manager, incorporator, member, partner or stockholder or other owner of Capital Stock of Tesoro or any of its Subsidiaries, as such, shall have any liability for any obligations of Tesoro or any Guarantor under the notes, the Subsidiary Guarantees, the indenture or the security documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Tesoro may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Guarantees ("Legal Defeasance") except for:

          (1) the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest (including special interest), if any, on such notes when such payments are due (but not the Change of Control Payment or the payment pursuant to an Asset Sale Offer) from the trust referred to below;

          (2) Tesoro's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the trustee, and Tesoro's obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the indenture.

     In addition, Tesoro may, at its option and at any time, elect to have the obligations of Tesoro and the Guarantors released with respect to certain covenants that are described in the indenture ("Covenant

Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "-- Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) Tesoro must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium, if any, and interest (including special interest), if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Tesoro must specify whether the notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of Legal Defeasance, Tesoro shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that (A) Tesoro has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, Tesoro shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness or the grant of Liens securing such Indebtedness, all or a portion of the proceeds of which will be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Tesoro or any of its Restricted Subsidiaries is a party or by which Tesoro or any of its Restricted Subsidiaries is bound, or if such breach, violation or default would occur, which is not waived as of, and for all purposes, on and after, the date of such deposit;

          (6) Tesoro must have delivered to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (7) Tesoro must deliver to the trustee an officers' certificate stating that the deposit was not made by Tesoro with the intent of preferring the holders of notes over the other creditors of Tesoro with the intent of defeating, hindering, delaying or defrauding creditors of Tesoro or others; and

          (8) Tesoro must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

     The Collateral will be released with respect to the Note Obligations only, as provided above under the caption "-- Security -- Release of Security Interests" upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described in this section.

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

SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

          (a) either (1) all such notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has heretofore been deposited in trust and thereafter repaid to Tesoro) have been delivered to the trustee for cancellation; or (2) all such notes not theretofore delivered to such trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and Tesoro has irrevocably deposited or caused to be deposited with such trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on such notes not theretofore delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

          (b) no Default or Event of Default with respect to the indenture or the notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which Tesoro is a party or by which Tesoro is bound;

          (c) Tesoro has paid or caused to be paid all sums due and payable by it under the indenture; and

          (d) Tesoro has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of such notes at maturity or the redemption date, as the case may be. In addition, Tesoro must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

     The Collateral will be released with respect to the Note Obligations only, as provided above under the caption "-- Security -- Release of Security Interests" upon a discharge of the indenture in accordance with the provisions described in this section.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange notes in accordance with the indenture. The Registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and Tesoro may require a holder to pay any taxes and fees required by law or permitted by the indenture. Tesoro is not required to transfer or exchange any note selected for redemption. Also, Tesoro is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

     The registered holder of a note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the indenture, the notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including consents obtained in connection with a tender offer or exchange offer for notes).

     Without the consent of each holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

          (1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

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

          (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders");

          (3) reduce the rate of or change the time for payment of interest or special interest on any note;

          (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or special interest, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any note payable in money other than that stated in the notes;

          (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of or premium, if any, or interest or special interest, if any, on the notes;

          (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders");

          (8) release any Collateral from the obligations created by the security documents except as provided in the security documents or the intercreditor provisions; or

          (9) make any change in the foregoing amendment and waiver provisions.

     In addition, no amendment or supplement to the provisions of the security documents described above under "-- Security" will impose any obligation on the trustee or adversely affect the rights of the trustee in its individual capacity without the consent of the trustee.

     Notwithstanding the foregoing, without the consent of any holder of notes, Tesoro and the trustee may amend or supplement the indenture, the notes, the Subsidiary Guarantees or the security documents:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated notes in addition to or in place of certificated notes;

          (3) to provide for the assumption of Tesoro's or any Guarantor's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of Tesoro's or such Guarantor's assets;

          (4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

          (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

          (6) to add any additional Guarantor or to release any Guarantor from its Subsidiary Guarantee, to evidence or provide for the acceptance of appointment of a successor trustee or to add any additional Events of Default, in each case, as provided in the indenture;

          (7) to make, complete or confirm any grant of Collateral permitted or required by the security documents or the indenture or any release of Collateral that becomes effective as set forth in the security documents or the indenture;

          (8) to conform the text of the indenture, the notes, the Subsidiary Guarantees or the security documents to any provision of this Description of the Exchange Notes to the extent that such provision in this Description of the Exchange Notes was intended to be a verbatim recitation of a provision of the indenture, the notes, the Subsidiary Guarantees or the security documents; or

          (9) to reflect any waiver or termination of any right arising under the provisions of the indenture that otherwise would be enforceable by any holder of a Term Loan Obligation, if such waiver or

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

     termination is set forth in the agreement governing such Term Loan Obligation, provided that no such waiver or amendment shall adversely affect the rights of holders of notes.

CONCERNING THE TRUSTEE

     The indenture will contain certain limitations on the rights of the trustee, should it become a creditor of Tesoro, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the indenture, the registration rights agreement and the security documents without charge by writing to Tesoro Petroleum Corporation, 300 Concord Plaza Drive, San Antonio, Texas 78216-6999, Attention: Vice President and Treasurer.

BOOK-ENTRY, DELIVERY AND FORM

     The notes offered and sold to qualified institutional buyers ("Qualified Institutional Buyers" or "QIBs") will be represented by one or more global notes in registered, global form without interest coupons (collectively, the "Rule 144A global note"). The Rule 144A global note will be initially deposited upon issuance with the trustee as custodian for The Depository Trust Company (the "Depositary"), in New York, New York, and registered in the name of the Depositary or its nominee, in each case, for credit to an account of a direct or indirect participant as described below.

     The notes sold in offshore transactions in reliance on Regulation S under the Securities Act will be initially represented by one or more global notes in registered, global form without interest coupons (collectively, the "Regulation S global note" and, together with the Rule 144A global note, the "global notes"). The Regulation S global note will be registered in the name of a nominee of the Depositary for credit to the subscribers' respective accounts at Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") and Clearstream Banking N.A. ("Clearstream"). Through and including the 40th day after the later of the commencement of this notes offering and the closing of this offering (such period through and including such 40th day, the "Restricted Period"), beneficial interests in the Regulation S global note may be held only through Euroclear or Clearstream (as indirect participants in the Depository). See "-- Depositary Procedures -- Exchanges between Regulation S Notes and the Rule 144A Global Note". Beneficial interests in the Rule 144A global note may not be exchanged for beneficial interests in the Regulation S global note at any time except in the limited circumstances described below. See "-- Depositary Procedures -- Exchanges between Regulation S Notes and the Rule 144A Global Note".

     Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "-- Depositary Procedures -- Exchange of Book-Entry Notes for Certificated Notes".

     The Rule 144A global note (including beneficial interests in the Rule 144A global note) is subject to certain restrictions on transfer and bears a restrictive legend as described under "Notice to Investors". In addition, transfer of beneficial interests in the global notes are subject to the applicable rules and procedures of

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

the Depositary and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

     The notes may be presented for registration of transfer and exchange at the offices of the Registrar.

DEPOSITARY PROCEDURES

     The Depositary has advised Tesoro that the Depositary is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Participants or Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of the Depositary are recorded on the records of the Participants and Indirect Participants.

     Clearstream and Euroclear hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which hold those interests in customers' securities accounts in the depositaries' names on the books of the Depositary. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream and The Chase Manhattan Bank acts as U.S. depositary for Euroclear (the "U.S. Depositaries"). Beneficial interests in the global securities are held in denominations of $1,000 and integral multiples thereof. Except as set forth below, the global securities may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

     Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the initial purchasers or their affiliates. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream Participant either directly or indirectly.

     Distributions with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

     Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants
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

include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the initial purchasers or their affiliates. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipt of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of, or relationship with, persons holding through Euroclear Participants.

     Distribution with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited to that extent. Because the Depositary can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants and certain banks, the ability of a person having beneficial interests in a global note to pledge such interests to persons or entities that do not participate in the Depositary system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the notes, see "-- Depository Procedures -- Exchange of Book-Entry Notes for Certificated Notes",
"-- Exchanges Between Regulation S Notes and the Rule 144A Note" and
"-- Certificated Notes".

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS, OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal and premium, if any, and interest (including special interest), if any, on a global note registered in the name of the Depositary or its nominee will be payable by the trustee to the Depositary or its nominee in its capacity as the registered holder under the indenture. Under the terms of the indenture, Tesoro and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither Tesoro, the trustee nor any agent of Tesoro or the trustee has or will have any responsibility or liability for

          (1) any aspect of the Depositary's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of the Depositary's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the global notes; or

          (2) any other matter relating to the actions and practices of the Depositary or any of its Participants or Indirect Participants.

     The Depositary has advised Tesoro that its current practices, upon receipt of any payment in respect of securities such as the notes (including principal and interest (including special interest), if any), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the global notes as shown on the records of the Depositary. Payments by Participants and the Indirect
Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will not be the responsibility of the Depositary, the trustee or Tesoro. Neither Tesoro nor the trustee will be liable for any
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delay by the Depositary or its Participants in identifying the beneficial owners of the notes, and Tesoro and the trustee may conclusively rely on and will be protected in relying on instructions from the Depositary or its nominee as the registered owner of the notes for all purposes.

     Except for trades involving only Euroclear and Clearstream Participants, interests in the global notes will trade in the Depositary's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of the Depositary and its Participants.

     Transfers between Participants in the Depositary will be effective in accordance with the Depositary's procedures, and will be settled in same-day funds. Transfers between Participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between Participants in the Depositary, on the one hand, and Euroclear or Clearstream Participants, on the other hand, will be effected through the Depositary in accordance with the depository's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in the Depositary, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to the Depositary. Euroclear Participants and Clearstream Participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

     Due to time zone differences, the securities accounts of a Euroclear or Clearstream Participant purchasing an interest in a global note from a Participant in the Depositary will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of the Depositary. Cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream Participant to a Participant in the Depositary will be received with value on the settlement date of the Depositary but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the Depositary's settlement date.

     The Depositary has advised Tesoro that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account the Depositary interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given direction. However, if there is an Event of Default under the notes, the Depositary reserves the right to exchange global notes for legended notes in certificated form, and to distribute such notes to its Participants.

     The information in this section concerning the Depositary, Euroclear and Clearstream and their book-entry systems has been obtained from sources that Tesoro believes to be reliable, but Tesoro takes no responsibility for the accuracy of that information.

     Although the Depositary, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Regulation S global note and in the Rule 144A global note among Participants in the Depositary, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of Tesoro, the initial purchasers or the trustee will have any responsibility for the performance by the Depositary, Euroclear or Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

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  EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

     A global note is exchangeable for definitive notes in registered certificated form if (1) the Depositary (A) notifies Tesoro that it is unwilling or unable to continue as depository for the global note and Tesoro thereupon fails to appoint a successor depository or (B) has ceased to be a clearing agency registered under the Exchange Act or (2) Tesoro, at its option, notifies the trustee in writing that it elects to cause issuance of the notes in certificated form. In addition, beneficial interests in a global note may be exchanged for certificated notes upon request but only upon at least 20 days prior written notice given to the trustee by or on behalf of the Depositary in accordance with customary procedures. In all cases, certificated notes delivered in exchange for any global note or beneficial interest therein will be registered in names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and will bear the restrictive legend referred to in "Notice to Investors" unless Tesoro determines otherwise in compliance with applicable law.

  EXCHANGES BETWEEN REGULATION S NOTES AND THE RULE 144A GLOBAL NOTE

     Beneficial interests in Regulation S global notes may be transferred to a person who takes delivery in the form of an interest in a Rule 144A global note only if:

          (1) such exchange occurs in connection with a transfer of the notes pursuant to Rule 144A; and

          (2) the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that the notes are being transferred to a Person:

             (a) who the transferor reasonably believes to be a qualified institutional buyer within the meaning of Rule 144A;

             (b) purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A; and

             (c) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

     Beneficial interests in Rule 144A global notes may be transferred to a person who takes delivery in the form of an interest in Regulation S global notes, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear and Clearstream.

     Any beneficial interest in one of the global notes that is transferred to a person who takes delivery in the form of an interest in another global note will, upon transfer, cease to be an interest in such global note and become an interest in such other global note, and accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other global note for as long as it remains such an interest.

     Transfers involving an exchange of a beneficial interest in the Regulation S global note for a beneficial interest in the Rule 144A global note or vice versa will be effected by the Depositary by means of an instruction originated by the trustee through the Depositary/Deposit Withdraw at Custodian system. Accordingly, in connection with such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S global note and a corresponding increase in the principal amount of the Rule 144A global note or vice versa, as applicable.

  CERTIFICATED NOTES

     Subject to certain conditions, any person having a beneficial interest in the global note may, upon request to the trustee, exchange such beneficial interest for notes in the form of certificated notes. Upon any such issuance, the trustee is required to register such certificated notes in the name of, and cause the same to be

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delivered to, such person or persons (or the nominee of any thereof). All such certificated notes would be subject to the legend requirements described herein under "Notice to Investors". In addition, if (1) Tesoro notifies the trustee in writing that the Depositary is no longer willing or able to act as a depository and Tesoro is unable to locate a qualified successor within 90 days or (2) Tesoro, at its option, notifies the trustee in writing that it elects to cause the issuance of notes in the form of certificated notes under the indenture, then, upon surrender by the global note holder of its global note, notes in such form will be issued to each person that the global note holder and the Depositary identify as being the beneficial owner of the related notes.

     Neither Tesoro nor the trustee will be liable for any delay by the global note holder or the Depositary in identifying the beneficial owners of notes and Tesoro and the trustee may conclusively rely on, and will be protected in relying on, instructions from the global note holder or the Depositary for all purposes.

  SAME DAY SETTLEMENT AND PAYMENT

     The indenture will require that payments in respect of the notes represented by the global note (including principal, premium, if any, and interest (including special interest), if any) be made by wire transfer of immediately available funds to the accounts specified by the global note holder. With respect to certificated notes, Tesoro will make all payments of principal, premium, if any, interest (including special interest), if any, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. Tesoro expects that secondary trading in the certificated notes will also be settled in immediately available funds.

REGISTRATION RIGHTS; SPECIAL INTEREST

     The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the proposed form of registration rights agreement in its entirety because it, and not this description, defines your registration rights as holders of these notes. See "-- Additional Information".

     Pursuant to the registration rights agreement, Tesoro will agree to file with the Commission the exchange offer registration statement on the appropriate form under the Securities Act with respect to the exchange notes. Upon the effectiveness of the exchange offer registration statement, Tesoro will offer pursuant to the Registered Exchange Offer to the holders of Transfer Restricted Securities who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for exchange notes. If (1) Tesoro is not required to file the exchange offer registration statement or permitted to consummate the Registered Exchange Offer because the Registered Exchange Offer is not permitted by applicable law or Commission policy or (2) any holder of Transfer Restricted Securities notifies Tesoro within 20 business days following consummation of the Registered Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Registered Exchange Offer or (B) it may not resell the exchange notes acquired by it in the Registered Exchange Offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns notes acquired directly from Tesoro or an affiliate of Tesoro, Tesoro will file with the Commission a shelf registration statement to cover resales of the notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement. Tesoro will use its reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each note until (1) the date on which such note has been exchanged by a person other than a broker-dealer for a exchange note in the Registered Exchange Offer, (2) following the exchange by a broker-dealer in the Registered Exchange Offer of a note for a exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer registration statement, (3) the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement or (4) the date on which such note is distributed to the public pursuant to Rule 144 under the Securities Act.

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

     The registration rights agreement provides that:

          (1) Tesoro will file an exchange offer registration statement with the Commission on or prior to 90 days after the closing of this Offering;

          (2) Tesoro will use its reasonable best efforts to have the exchange offer registration statement declared effective by the Commission on or prior to 210 days after the closing of this Offering;

          (3) unless the Registered Exchange Offer would not be permitted by applicable law or Commission policy, Tesoro will commence the Registered Exchange Offer and use its reasonable best efforts to issue on or prior to 60 days after the date on which the exchange offer registration statement was declared effective by the Commission, exchange notes in exchange for all notes tendered prior thereto in the Registered Exchange Offer; and

          (4) if obligated to file the shelf registration statement, Tesoro will use its reasonable best efforts to file the shelf registration statement with the Commission on or prior to 30 days after such filing obligation arises and to cause the shelf registration to be declared effective by the Commission on or prior to 90 days after the date upon which Tesoro is obligated to make such filing.

     If (a) Tesoro fails to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), or (c) Tesoro fails to consummate the Registered Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the exchange offer registration statement, or (d) the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then Tesoro will pay special interest to each holder of notes, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $0.05 per week per $1,000 principal amount of notes held by such holder. The amount of special interest will increase by an additional $0.05 per week per $1,000 principal amount of notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of special interest of $0.50 per week per $1,000 principal amount of notes. All accrued special interest will be paid by Tesoro on each Damages Payment Date to the global note holder by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of special interest will cease.

     Holders of notes will be required to make certain representations to Tesoro (as described in the registration rights agreement) in order to participate in the Registered Exchange Offer and will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their notes included in the shelf registration statement and benefit from the provisions regarding special interest set forth above.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

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

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person,

but excluding, in any event, Indebtedness that is extinguished, retired or repaid in connection with such Person merging with or becoming a Restricted Subsidiary of such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of the covenant described under the caption "-- Certain
Covenants -- Transactions with Affiliates" and the use of the term "Affiliates" thereunder, beneficial ownership of 10% or more of the voting securities of a specified Person shall be deemed to be control by the owner thereof.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business, or any damage or loss of property resulting in the payment of property insurance or condemnation proceeds to Tesoro or any Restricted Subsidiary (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Tesoro and its Restricted Subsidiaries taken as a whole will be governed by the covenants described above under the captions "-- Repurchase at the Option of Holders -- Change of Control" and "-- Certain
     Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales"); and

          (2) the issue or sale by Tesoro or any of its Restricted Subsidiaries of Equity Interests of any of Tesoro's Restricted Subsidiaries,

in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions, (a) that have a Fair Market Value in excess of $5 million or (b) for Net Proceeds in excess of $5 million; provided that the following will not be deemed to be Asset Sales:

          (1) any transfer, conveyance, sale, lease or other disposition of Credit Facility Collateral;

          (2) any sale or exchange of production of crude oil, natural gas and natural gas liquids, or refined products or residual hydrocarbons, or any other asset or right constituting inventory, made in the ordinary course of the Permitted Business;

          (3) (i) any disposition of assets (other than Collateral) in trade or exchange for assets of comparable Fair Market Value used or usable in any Permitted Business (including, without limitation, the trade or exchange for a controlling interest in another business or all or substantially all of the assets of a business, in each case, engaged in a Permitted Business or for other non-current assets to be used in a Permitted Business, including, without limitation, assets or Investments of the nature or type described in clause (13) of the definition of "Permitted Investments") and
     (ii) any disposition of assets constituting Collateral in trade or exchange for assets constituting Refinery Assets of comparable Fair Market Value; provided that, in each such case (x) except for trades or exchanges of oil and gas properties and interests therein for other oil and gas properties and interests therein, if the Fair Market Value of the assets so disposed of, in a single transaction or in a series of related transactions, is in excess of $35 million, Tesoro shall obtain an opinion or report from an Independent Financial Advisor confirming that the assets received by Tesoro and the Restricted Subsidiaries in such trade or exchange have a fair market value of at least the fair market value of the assets so disposed,
     (y) any cash or Cash Equivalents received by Tesoro or a Restricted Subsidiary in connection with such trade or exchange (net of any transaction costs of the type deducted under the definition of "Net Proceeds") shall be treated as Net Proceeds of an Asset Sale and shall be applied in the manner set forth in the covenant described under the caption "-- Repurchase at the Option of Holders -- Asset Sales" and (z) in the case of clause (ii) above, the

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     collateral agent shall concurrently be granted a perfected first priority security interest (subject to Permitted Prior Liens) in such Refinery Assets as additional Collateral under the security documents to secure the Secured Obligations, all on terms and pursuant to arrangements reasonably satisfactory to the collateral agent in its reasonable determination (which may include, at the collateral agent's request, customary officers' certificates and legal opinions);

          (4) a transfer of assets by Tesoro to a Restricted Subsidiary of Tesoro or by a Restricted Subsidiary of Tesoro to Tesoro or to a Restricted Subsidiary of Tesoro;

          (5) an issuance or sale of Equity Interests by a Restricted Subsidiary of Tesoro to Tesoro or to another Restricted Subsidiary of Tesoro;

          (6) (A) a Permitted Investment or (B) a Restricted Payment that is permitted by the covenant described above under the caption "Certain Covenants -- Restricted Payments";

          (7) the trade, sale or exchange of Cash Equivalents;

          (8) the sale, exchange or other disposition of obsolete assets not integral to any Permitted Business;

          (9) the abandonment or relinquishment of assets or property in the ordinary course of business, including without limitation the abandonment, relinquishment or farm-out of oil and gas leases, concessions or drilling or exploration rights or interests therein;

          (10) any lease of assets entered into in the ordinary course of business and with respect to which Tesoro or any Restricted Subsidiary of Tesoro is the lessor and the lessee has no option to purchase such assets for less than Fair Market Value at any time the right to acquire such asset occurs;

          (11) the disposition of assets received in settlement of debts accrued in the ordinary course of business;

          (12) the creation or perfection of a Lien on any properties or assets (or any income or profit therefrom) of Tesoro or any of its Restricted Subsidiaries that is not prohibited by any covenant of the indenture;

          (13) the surrender or waiver in the ordinary course of business of contract rights or the settlement, release or surrender of contractual, non-contractual or other claims of any kind; and

          (14) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property.

     "Board of Directors" means the Board of Directors of Tesoro or any committee thereof duly authorized to act on behalf of such Board.

     "Borrowing Base" means, as of any date, an amount equal to:

          (1) 85% of the face amount of all accounts receivable owned by Tesoro and its Domestic Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due; plus

          (2) 80% of the book value (before any reduction from current cost to LIFO cost) of all inventory owned by Tesoro and its Domestic Subsidiaries as of the end of the most recent fiscal quarter preceding such date; plus

          (3) 100% of the cash and Cash Equivalents owned by Tesoro and its Domestic Subsidiaries as of the end of the most recent fiscal quarter preceding such date.

     "Capital Lease Obligations" means, at the time any determination thereof is to be made, the amount of the liability in respect of one or more capital leases that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means: (1) in the case of a corporation, corporate stock;
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated)
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of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

          (1) United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

          (3) certificates of deposit and Eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above; and

          (5) commercial paper having the highest rating obtainable from Moody's or S&P with maturities of not more than one year from the date of acquisition.

     "Change of Control" means the occurrence of one or more of the following events:

          (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Tesoro to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the indenture) unless immediately following such sale, lease, exchange or other transfer in compliance with the indenture such assets are owned, directly or indirectly, by Tesoro or a Subsidiary of Tesoro;

          (2) the approval by the holders of Capital Stock of Tesoro of any plan or proposal for the liquidation or dissolution of Tesoro;

          (3) the acquisition in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Voting Securities of Tesoro by any Person or Group that either (A) beneficially owns (within the meaning of Rule 13d-3 under the Exchange
     Act), directly or indirectly, at least 50% of Tesoro's then outstanding voting securities entitled to vote on a regular basis for the board of directors of Tesoro, or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of Tesoro's board of directors, including, without limitation, by the acquisition of revocable proxies for the election of directors;

          (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Tesoro (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders (or members, as applicable) of Tesoro was approved by a vote of 66 2/3% of the directors of Tesoro then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office; or

          (5) Tesoro consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Tesoro, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Tesoro or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Tesoro outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

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Notwithstanding the foregoing, a Change of Control shall not be deemed to occur upon the consummation of any actions undertaken by Tesoro or any of its Restricted Subsidiaries solely for the purpose of changing the legal structure of Tesoro or such Restricted Subsidiary.

     "collateral agency agreement" means a declaration of trust for a collateral trust, a collateral trust agreement or a collateral agency agreement dated the Issue Date, executed and delivered by Tesoro, the Guarantors and the collateral agent on customary terms reasonably satisfactory to the trustee and the Term Loan Administrative Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

     "collateral agent" means Wilmington Trust Company, in its capacity as collateral agent under the collateral agency agreement, together with its successors in such capacity.

     "Collateral Agent's Liens" means a Lien granted to the collateral agent as security for Secured Obligations.

     "Commission" means the U.S. Securities and Exchange Commission.

     "Commodity Hedging Agreements" means agreements or arrangements designed to protect such Person against fluctuations in the price of (1) crude oil, natural gas, or other hydrocarbons, including refined hydrocarbon products; (2) electricity and other sources of energy or power used in Tesoro's refining or processing operations; or (3) any other commodity; in each case, in connection with the conduct of its business and not for speculative purposes.

     "Commodity Hedging Obligations" means, with respect to any Person, the net payment Obligations of such Person under Commodity Hedging Agreements.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus:

          (1) an amount equal to any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus

          (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus

          (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus

          (4) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, minus

          (5) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion)

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that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to Tesoro by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); provided that

          (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary;

          (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

          (4) the cumulative effect of a change in accounting principles shall be excluded; and

          (5) any ceiling limitation writedowns under Securities and Exchange Commission guidelines shall be treated as capitalized costs, as if such writedown had not occurred.

     "Credit Facility" means, with respect to Tesoro or any Restricted Subsidiary of Tesoro, one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, other borrowings (including term loans), receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, refunded, replaced or refinanced (in each case, without limitation as to amount) in whole or in part from time to time.

     "Credit Facility Agent" means, at any time in respect of any Qualified Credit Facility, the administrative agent, collateral agent or collateral trustee for holders of Obligations under such Qualified Credit Facility that holds the Liens securing such Obligations.

     "Credit Facility Collateral" means, at any time in respect of any Credit
Facility:

          (1) all now owned and hereafter acquired inventory (as defined in Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction), all documents (as defined in Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction) related thereto and all rights under any existing or future policy of property loss or casualty insurance on such inventory;

          (2) all now owned and hereafter acquired rights to payment from inventory sold or leased and services rendered (whether such rights to payment constitute accounts or payment intangibles, or arise under or in connection with chattel paper or instruments, each as defined in Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction, and whether or not such rights to payment constitute Indebtedness or conform to the underlying contract), together with (i) all rights in and to any merchandise or goods which such rights to payment may represent, whether as returned or repossessed goods or otherwise; and (ii) all Liens, letters of credit, insurance, guarantees and other obligations securing or supporting such rights to payment;

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          (3) all now owned and hereafter acquired money, deposit accounts (as defined in Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction) and deposits therein and Cash Equivalents (whether held directly or in securities accounts (as defined in Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction)), except (i) the Asset Sale Proceeds Account and deposits therein and (ii) money, deposit accounts, deposits and Cash Equivalents (whether held directly or in securities accounts) constituting identifiable proceeds of Collateral;

          (4) all now owned and hereafter acquired rights to payment constituting intercompany debt obligations (whether such rights to payment constitute accounts or payment intangibles, or arise under or in connection with chattel paper of instruments, and whether or not such rights to payment constitute Indebtedness), together with all Liens, letters of credit, insurance, guarantees and other obligations securing or supporting such rights to payment; provided, however, that such intercompany debt obligations shall not include (x) Specified Intercompany Debt, (y) any Liens, letters of credit, insurance, guarantees and other obligations securing or supporting Specified Intercompany Debt or (z) any cash or non-cash proceeds of Specified Intercompany Debt;

          (5) all now owned and hereafter acquired rights under contracts and other general intangibles, but only to the extent necessary, used or useful in (i) the collection, sale or other disposition of the rights to payment described in clause (2) above or (ii) the processing, shipment (including any rights of stoppage in transit), offtake, storage, completion, supply, lease, sale or other disposition (collectively, "Inventory Disposition Actions") of inventory which is owned or has been sold as of the date of any such Inventory Disposition Action; and

          (6) all cash and non-cash proceeds (as defined in Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction) of the foregoing.

     "Credit Facility Obligations" means Indebtedness under a Credit Facility permitted to be incurred under clauses (1) or (12) of the covenant described in the second paragraph under the caption "-- Certain Covenants -- Incurrence of Indebtedness" and other Obligations (not constituting Indebtedness) under such Credit Facility (which may, but need not, include Hedging Obligations and obligations under deposit account services agreements and cash management contracts with any lender that is or at any time was party to such Credit Facility or any of its Affiliates).

     "Default" means any event that is or with the passage of time or the giving of notice (or both) would be an Event of Default.

     "Designated Proceeds" means the amount of net cash proceeds received by Tesoro from each issuance or sale since the Issue Date of mandatorily convertible preferred stock of Tesoro (other than Disqualified Stock), that at the time of such issuance was designated by Tesoro as Designated Proceeds pursuant to an officer's certificate delivered to the trustee; provided, however, that if the mandatorily convertible preferred stock providing such Designated Proceeds is thereafter converted into common stock of Tesoro, that portion of the Designated Proceeds that has not been paid as dividends pursuant to clause (10) of the second paragraph of the covenant described under "Certain Covenants -- Restricted Payments" will no longer be considered to be Designated Proceeds.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock to the extent that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, it matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature, except such Capital Stock that is solely redeemable with, or solely exchangeable for, any Capital Stock of such Person that is not Disqualified Stock.

     Notwithstanding the preceding paragraph, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Tesoro or any of its Restricted Subsidiaries to repurchase Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Tesoro or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or
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redemption complies with the covenant described above under the caption
"-- Certain Covenants -- Restricted Payments".

     "Domestic Subsidiary" means any Restricted Subsidiary of Tesoro that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Tesoro.

     "equally and ratably" means, in reference to sharing of any Liens or proceeds thereof as between the holders of Note Obligations, on the one hand, and Term Loan Obligations, on the other hand, that such Liens or proceeds:

          (1) shall be allocated and distributed first to the trustee for account of the holders of notes, on the one hand, and to the Term Loan Administrative Agent, on the other hand, ratably in proportion to the principal of and interest and premium (if any) outstanding on the notes when the allocation or distribution is made, on the one hand, and the principal of and interest and premium (if any) outstanding on the Term Loans when the allocation or distribution is made, on the other hand; and thereafter

          (2) shall be allocated and distributed (if any remain after payment in full of all of the principal of and interest and premium on the notes and the Term Loans) to the trustee for account of the holders of any remaining Note Obligations, on the one hand, and to the Term Loan Administrative Agent for account of the holders of any remaining Term Loan Obligations, on the other hand, ratably in proportion to the aggregate unpaid amount of such remaining Note Obligations due and demanded (with written notice to the trustee and the collateral agent) prior to the date such distribution is made, on the one hand, and the aggregate unpaid amount of such remaining Term Loan Obligations due and demanded (with written notice to the trustee, the Term Loan Administrative Agent and the collateral agent) prior to the date such distribution is made, on the other hand.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means any public or private sale of Capital Stock of Tesoro (other than sales made to any Restricted Subsidiary of Tesoro and sales of Disqualified Stock) made for cash after the Issue Date.

     "exchange notes" means notes designated as "Series B" in the indenture and registered under the Securities Act that are issued under the indenture in exchange for the notes initially issued under the indenture pursuant to the Exchange Offer or in replacement of any such initially issued notes pursuant to the Shelf Registration Statement.

     "Excluded Assets" means:

          (1) Credit Facility Collateral;

          (2) any lease of premises used only as office space or to warehouse inventory;

          (3) all easements, rights-of-way, licenses and other real property interests for or pertaining to the construction, operation, use or maintenance of any pipeline over, upon or under land owned by another;

          (4) the fixtures and equipment of any pipeline and the Capital Stock of Tesoro High Plains Pipeline Company if, to the extent that and for as long as (i) the ownership or operation of such pipeline is regulated by any federal or state regulatory authority and (ii) under the law applicable to such regulatory authority the grant of a security interest in such fixtures and equipment or such Capital Stock, respectively, is prohibited or a security interest in such fixtures and equipment or such Capital Stock, respectively, may be granted only after completion of a filing with, or receipt of consent from, such regulatory authority which has not been effectively completed or received; provided, however, that (a) such fixtures and equipment or such Capital Stock, respectively, will be an Excluded Asset only to the extent and for as long as the conditions set forth in clauses (i) and (ii) in this definition are and remain satisfied and to the extent such assets otherwise constitute Collateral, will cease to be an Excluded Asset, and will become subject to the security interests granted to the collateral agent under the security documents, immediately and automatically at such time as the such conditions cease to exist, including
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     by reason of the effective completion of any required filing or effective receipt of any required regulatory approval; and (b) unless prohibited by law, the proceeds of any sale, lease or other disposition of any such fixtures, equipment or Capital Stock that are Excluded Assets shall not be an Excluded Asset and shall at all times be and remain subject to the security interests granted to the collateral agent under the security documents;

          (5) with respect to personal property, any lease, license, permit, franchise, power, authority or right if, to the extent that and for as long as (i) the grant of a security interest therein constitutes or would result in the abandonment, invalidation or unenforceability of such lease, license, interest, permit, franchise, power, authority or right or the termination of or a default under the instrument or agreement by which such lease, license, interest, permit, franchise, power, authority or right is governed and (ii) such abandonment, invalidation, unenforceability, breach, termination or default is not rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision) of any relevant jurisdiction or any other applicable law (including the United States bankruptcy code) or principles of equity; provided, however, that (a) such lease, license, interest, permit, franchise, power, authority or right will be an Excluded Asset only to the extent and for as long as the conditions set forth in clauses (i) and (ii) in this definition are and remain satisfied and to the extent such assets otherwise constitute Collateral, will cease to be an Excluded Asset, and will become subject to the security interests granted to the collateral agent under the security documents, immediately and automatically at such time as such conditions cease to exist, including by reason of any waiver or consent under the applicable instrument or agreement, and (b) the proceeds of any sale, lease or other disposition of any such lease, license, interest, permit, franchise, power, authority or right that is or becomes an Excluded Asset shall not be an Excluded Asset and shall at all times be and remain subject to the security interests granted to the collateral agent under the security documents;

          (6) with respect to any real property, any lease, license, permit, franchise, power, authority or right if, to the extent that and for as long as the grant of a security interest therein (i) requires a third party consent or (ii) constitutes or would result in the abandonment, invalidation or unenforceability of such lease, license, interest, permit, franchise, power, authority or right or the termination of or a default under the instrument or agreement by which such lease, license, interest, permit, franchise, power, authority or right is governed; provided, however, that such lease, license, interest, permit, franchise, power, authority or right will be an Excluded Asset only to the extent and for as long as the conditions set forth in this definition are and remain satisfied and to the extent such assets otherwise constitute Collateral, will cease to be an Excluded Asset, and will become subject to the security interests granted to the collateral agent under the security documents, immediately and automatically at such time as such conditions cease to exist, including by reason of any waiver or consent under the applicable instrument or agreement;

          (7) all trademarks;

          (8) the Marine Services Business;

          (9) the Retail Properties; and

          (10) (i) other property in which a security interest cannot be perfected by the filing of a financing statement under the Uniform Commercial Code and (ii) without duplication, motor vehicles, that have, in the aggregate for all such property and motor vehicles, a fair market value (as determined in good faith by Tesoro) not exceeding $10 million.

     "Existing Indebtedness" means the aggregate Indebtedness of Tesoro and its Restricted Subsidiaries (other than Indebtedness under the Senior Credit Facility) in existence on the Issue Date.

     "Fair Market Value" means, with respect to consideration received or to be received, or given or to be given, pursuant to any transaction by Tesoro or any Restricted Subsidiary, the fair market value of such consideration as determined in good faith by the Board of Directors of Tesoro.

     "Financial Hedging Agreements" means (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (2) other agreements or arrangements designed to protect such Person

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against fluctuations in interest rates or currency exchange rates in connection with the conduct of its business and not for speculative purposes.

     "Financial Hedging Obligations" means, with respect to any Person, the net payment Obligations of such Person under Financial Hedging Agreements.

     "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that Tesoro or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings under any Credit Facility) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above:

          (1) acquisitions that have been made by Tesoro or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

          (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation or duplication, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations);

          (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period;

          (3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon); and

          (4) the product of:

             (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of Tesoro (other than Disqualified Stock), times

             (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

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

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities as have been approved by a significant segment of the accounting profession, which are applicable at the date of determination.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantees or obligations the full faith and credit of the United States is pledged.

     "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof or pledging assets to secure), of all or any part of any Indebtedness.

     "Guarantors" means:

          (1) each of Digicomp Inc., Far East Maritime Company, Gold Star Maritime Company, Kenai Pipe Line Company, Smiley's Super Service, Inc., Tesoro Alaska Company, Tesoro Alaska Pipeline Company, Tesoro Aviation Company, Tesoro Financial Services Holding Company, Tesoro Gas Resources Company, Inc., Tesoro Hawaii Corporation, Tesoro High Plains Pipeline Company, Tesoro Marine Services Holding Company, Tesoro Marine Services, LLC, Tesoro Maritime Company, Tesoro Northstore Company, Tesoro Petroleum Companies, Inc., Tesoro Refining and Marketing Company, Tesoro Technology Company, Tesoro Trading Company, Tesoro Vostok Company, Tesoro Wasatch, LLC and Victory Finance Company;

          (2) each of Tesoro's Restricted Subsidiaries that becomes a guarantor of the notes pursuant to the covenant described above under "-- Certain Covenants -- Additional Subsidiary Guarantees and Liens"; and

          (3) each of Tesoro's Restricted Subsidiaries executing a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the indenture;

provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Subsidiary Guarantee is released in accordance with the terms thereof.

     "Hedging Obligations" means, with respect to any Person, collectively, the Commodity Hedging Obligations of such Person and the Financial Hedging Obligations of such Person.

     "Immaterial Subsidiary" means any Domestic Subsidiary for so long as:

          (1) such Domestic Subsidiary has total assets with a fair market value (as determined by Tesoro in good faith) of less than $1.0 million;

          (2) such Domestic Subsidiary has total revenues for each of its annual fiscal periods ending after the Issue Date of less than $1.0 million; and

          (3) such Domestic Subsidiary has not guaranteed or otherwise provided direct or indirect credit support for any Indebtedness of Tesoro or any of its Restricted Subsidiaries.

     "Indebtedness" means, with respect to any Person, without duplication,

          (1) the principal of and premium, if any, with respect to indebtedness of such Person for borrowed money or evidenced by bonds, notes, debentures or similar instruments;

          (2) reimbursement obligations of such Person for letters of credit or banker's acceptances;

          (3) Capital Lease Obligations of such Person;

          (4) obligations of such Person for the payment of the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

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          (5) Hedging Obligations,

in each case of the foregoing clauses (1) through (5) if and to the extent any of the foregoing obligations or indebtedness (other than letters of credit, banker's acceptances and Hedging Obligations), but excluding amounts recorded in accordance with Statement of Financial Accounting Standard No. 133, would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes:

          (A) obligations or indebtedness of others of the type referred to in the foregoing clauses (1) through (5) that are secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person), but in an amount not to exceed the lesser of the amount of such other Person's obligation or indebtedness or the Fair Market Value of such asset; and

          (B) to the extent not otherwise included, the guarantee by such Person of any obligations or indebtedness of others of the type referred to in the foregoing clauses (1) through (5), whether or not such guarantee is contingent, and whether or not such guarantee appears on the balance sheet of such Person.

     "Independent Financial Advisor" means a nationally recognized accounting, appraisal or investment banking firm that is, in the reasonable judgment of the Board of Directors, qualified to perform the task for which such firm has been engaged hereunder and disinterested and independent with respect to Tesoro and its Affiliates; provided, that providing accounting, appraisal or investment banking services to Tesoro or any of its Affiliates or having an employee, officer or other representative serving as a member of the Board of Directors of Tesoro or any of its Affiliates will not disqualify any firm from being an Independent Financial Advisor.

     "intercreditor agreement" means any agreement at any time entered into between the collateral agent and a Credit Facility Agent as described under "-- Intercreditor Agreement with Credit Facility Agent under Qualified Credit Facility", in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

     "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other Obligations), advances (other than advances to customers in the ordinary course of business which are recorded as accounts receivable on the balance sheet of the lender and commissions, moving, travel and similar advances to employees and officers made in the ordinary course of business) or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Tesoro or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Tesoro such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary of Tesoro, Tesoro, or such Restricted Subsidiary, as the case may be, shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the fourth paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments".

     "Issue Date" means April 17, 2003, the first date on which the outstanding 8% notes were issued, authenticated and delivered under the indenture.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

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     "Marine Services Business" means (1) all assets involved in the marketing and distribution of petroleum products and provision of logistical support services to the marine and offshore exploration and production industries operating in the Gulf of Mexico, including, without limitation, the 15 terminals located on the Texas and Louisiana coast and all related tugboats, barges and trucks, provided that such assets are owned by either entity referred to in clauses (2) or (3) of this definition and such assets are located on or near either the Texas or Louisiana coast, (2) the Capital Stock of Tesoro Marine Services Holding Company and (3) the membership interests of Tesoro Marine Services, LLC; provided that such assets will not include any assets relating to the sale of petroleum products in bulk and wholesale markets.

     "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions); or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and (2) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds or Cash Equivalents received by Tesoro or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of
(i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking and brokers fees, sales and underwriting commissions and other reasonable costs incurred in preparing such asset for sale), any relocation expenses incurred as a result thereof and any related severance and associated costs, expenses and charges of personnel related to the sold assets and related operations, (ii) taxes paid or reserved as payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale, (iv) amounts paid in order to satisfy any Lien attaching to an asset in connection with such Asset Sale and (v) any reserve for adjustment (whether or not placed in escrow) in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Net Sale Consideration" means the aggregate cash proceeds, Cash Equivalents and other consideration received by Tesoro or any of its Restricted Subsidiaries in respect of any Sale of Collateral, net of (i) the direct costs relating to such Sale of Collateral (including, without limitation, legal, accounting, investment banking and brokers fees, sales and underwriting commissions and other reasonable costs incurred in preparing such asset for sale), any relocation expenses incurred as a result thereof and any related severance and associated costs, expenses and charges of personnel related to the sold assets and related operations, (ii) taxes paid or reserved as payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts paid in order to satisfy any Lien attaching to an asset in connection with such Sale of Collateral and (iv) distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Sale of Collateral.

     "Non-Recourse Indebtedness" means Indebtedness:

          (1) as to which neither Tesoro nor any of its Restricted Subsidiaries,
     (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness); or (b) is directly or indirectly liable (as a guarantor or otherwise);

          (2) the incurrence of which will not result in any recourse against any of the assets of Tesoro or its Restricted Subsidiaries; and

          (3) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Tesoro or any of its Restricted Subsidiaries to declare pursuant to the express terms governing such Indebtedness a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.
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     "Note Documents" means the indenture, the notes, the exchange notes, the
Subsidiary Guarantees and the security documents.

     "Note Obligations" means the notes (including all additional notes and all exchange notes therefor), the Subsidiary Guarantees and all other Obligations of any Obligor under the Note Documents.

     "Obligations" means any principal, premium (if any), interest (including special interest), if any, and interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Tesoro or its Restricted Subsidiaries whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages (including special interest), guarantees (including the Subsidiary Guarantees) and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.

     "Obligor" means Tesoro, the Guarantors and each other Subsidiary of Tesoro that has granted the collateral agent a Lien upon any of the Collateral as security for any Secured Obligation.

     "Permitted Business" means, with respect to Tesoro and its Restricted Subsidiaries, the businesses of:

          (1) the acquisition, development, operation and disposition of interests in oil, gas and other hydrocarbon properties;

          (2) the acquisition, gathering, treating, processing, storage, transportation of production from such interests or properties;

          (3) the acquisition, processing, marketing, refining, distilling, storage and/or transportation of hydrocarbons and/or royalty or other interests in crude oil or refined or associated products related thereto;

          (4) the acquisition, operation, improvement, leasing and other use of convenience stores, retail service stations, truck stops and other public accommodations in connection therewith;

          (5) the marketing and distribution of petroleum and marine products and the provision of logistical services to marine and offshore exploration and production industries;

          (6) any business currently engaged in by Tesoro or its Restricted Subsidiaries; and

          (7) any activity or business that is a reasonable extension, development or expansion of, or reasonably related to, any of the foregoing.

     "Permitted Investments" means:

          (1) any Investment in Tesoro or in a Restricted Subsidiary of Tesoro that is a Guarantor;

          (2) any Investment in Cash Equivalents or deposit accounts maintained in the ordinary course of business consistent with past practices;

          (3) any Investment by Tesoro or any Restricted Subsidiary of Tesoro in a Person, if as a result of such Investment:

             (a) such Person becomes a Restricted Subsidiary of Tesoro and a Guarantor; or

             (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, Tesoro or a Restricted Subsidiary of Tesoro that is a Guarantor;

          (4) any security or other Investment received or Investment made as a result of the receipt of non-cash consideration from:

             (a) an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales"; or

             (b) a disposition of assets that do not constitute an Asset Sale;

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          (5) any acquisition of assets solely in exchange for the issuance of
     Equity Interests (other than Disqualified Stock) of Tesoro;

          (6) any Investment received in settlement of debts, claims or disputes owed to Tesoro or any Restricted Subsidiary of Tesoro that arose out of transactions in the ordinary course of business;

          (7) any Investment received in connection with or as a result of a bankruptcy, workout or reorganization of any Person;

          (8) advances and extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services or the licensing of property in the ordinary course of business;

          (9) relocation allowances for, and advances and loans to, employees, officers and directors (including, without limitation, loans and advances the net cash proceeds of which are used solely to purchase Equity Interests of Tesoro in connection with restricted stock or employee stock purchase plans, or to exercise stock received pursuant thereto or other incentive plans in a principal amount not to exceed the aggregate exercise or purchase price), or loans to refinance principal and accrued interest on any such loans, provided that the aggregate principal amount of such loans, advances and allowances shall not exceed at any time $20 million;

          (10) other Investments by Tesoro or any Restricted Subsidiary of Tesoro in any Person having an aggregate Fair Market Value (measured as of the date each such Investment is made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) (net of returns of capital, dividends and interest paid on Investments and sales, liquidations and redemptions of Investments), not in excess of $50 million;

          (11) Investments in the form of intercompany Indebtedness or Guarantees of Indebtedness of a Restricted Subsidiary of Tesoro permitted under clauses (6) and (11) of the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock";

          (12) Investments arising in connection with Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging currency, commodity or interest rate risk in connection with the conduct of the business of Tesoro and its Subsidiaries and not for speculative purposes;

          (13) Investments in the form of, or pursuant to, operating agreements, joint ventures, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling agreements, area of mutual interests agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case, made or entered into the ordinary course of the business described in clauses (1) and (2) of the definition of "Permitted Business" excluding, however, investments in corporations;

          (14) any Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, worker's compensation, performance and other similar deposits and prepaid expenses made in the ordinary course of business; and

          (15) Investments pursuant to agreements and obligations of Tesoro and any Restricted Subsidiary in effect on the Issue Date.

     "Permitted Liens" means:

          (1) Liens on Credit Facility Collateral of Tesoro and any Guarantor (other than a Pipeline Subsidiary) securing the Credit Facility Obligations;

          (2) Liens created pursuant to the security documents securing, equally and ratably, the notes and the Term Loans, having an aggregate principal amount at any one time outstanding not to exceed $725 million, together with all other Secured Obligations;

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          (3) Liens (not securing Obligations under a Credit Facility) in favor of Tesoro or the Guarantors;

          (4) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (7) of the second paragraph of the covenant described above under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

          (5) Liens existing on the Issue Date;

          (6) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings diligently pursued, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefore;

          (7) Liens on the Marine Services Business;

          (8) Liens on the Retail Properties;

          (9) carriers', warehousemen's, mechanics', materialmen's, repairman's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

          (10) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (11) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (12) easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not materially interfere with the ordinary conduct of the business of Tesoro or any of its Subsidiaries;

          (13) any interest or title of a lessor under any lease entered into by Tesoro or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;

          (14) any Lien securing Indebtedness, neither assumed nor guaranteed by Tesoro or any of its Subsidiaries nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by Tesoro for substation, metering station, pump station, storage, gathering line, transmission line, transportation line, distribution line or for right-of-way purposes, any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause (14) does not materially impair the use of the property covered by such Lien for the purposes of which such property is held by Tesoro or any of its Subsidiaries;

          (15) inchoate Liens arising under ERISA;

          (16) any obligations or duties affecting any of the property of Tesoro or its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

          (17) defects, irregularities and deficiencies in title of any rights of way or other property of Tesoro or any of its Subsidiaries which, in the aggregate, do not materially impair the use of such rights of way or other property for the purposes for which such rights of way and other property are held by Tesoro or any of its Subsidiaries and defects, irregularities and deficiencies in title to any property of Tesoro or any of its Subsidiaries, which defects, irregularities or deficiencies have been cured by possession under applicable statutes of limitation;

          (18) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of Tesoro or any of its Subsidiaries on deposit with or in possession of such bank;

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          (19) Liens on cash or cash equivalents to secure obligations of Tesoro and its Subsidiaries in respect of Commodity Hedging Agreements and Financial Hedging Agreements, in each case entered into in the ordinary course of business and not for speculative purposes, and Liens with respect to hedging accounts maintained with dealers of NYMEX or similar contracts which require the maintenance of cash margin account balances; and

          (20) Liens incurred in the ordinary course of business of Tesoro or any Subsidiary of Tesoro with respect to obligations that do not exceed $5.0 million at any one time outstanding.

     "Permitted Prior Liens" means (a) Liens described in clauses (4), (5),
(12), (13), (17) or (18) of the definition of "Permitted Liens" and (b) Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the security documents.

     "Permitted Refinancing Indebtedness" means any Indebtedness of Tesoro or any of its Restricted Subsidiaries, or portion of such Indebtedness, issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Tesoro or any of its Restricted Subsidiaries (other than intercompany Indebtedness), including Indebtedness that extends, refinances, renews, replaces, defeases or refunds Permitted Refinancing Indebtedness, provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued and unpaid interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus fees and expenses incurred in connection therewith, including any premium or defeasance cost);

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is secured, the Liens securing such Permitted Refinancing Indebtedness (a) are not materially less favorable to the holders of the notes and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (b) do not extend to or cover any property or assets of Tesoro or any of its Subsidiaries not securing the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded; and

          (5) such Indebtedness is incurred either by Tesoro or a Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Pipeline Subsidiary" means (i) each of Kenai Pipe Line Company, Tesoro Alaska Pipeline Company and Tesoro High Plains Pipeline Company, and (ii) each other Restricted Subsidiary of Tesoro which acquires any of the Pipelines after the Issue Date.

     "Qualified Credit Facility" means the Senior Credit Facility or any other Credit Facility:

          (1) which is governed by an agreement that provides for the benefit of the holders of the notes, the trustee, the collateral agent, the holders of the Term Loans and the Term Loan Administrative Agent, as third party beneficiaries thereof, unless and until the notes and Term Loans are paid in full and the Collateral Agent's Liens are released, that (a) the Credit Facility Agent shall be bound by and shall
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     perform each of the obligations of the Credit Facility Agent as set forth in the indenture and (b) neither the Credit Facility Agent nor any lender or other holder of Credit Facility Obligations will ever accept, enforce or claim or retain any benefit of (i) any guarantee of any Credit Facility Obligation from any subsidiary that was a Pipeline Subsidiary on the date of such agreement, (ii) any Lien upon any assets of any such Pipeline Subsidiary as security for any Credit Facility Obligations or (iii) any consensual security interest in any Capital Stock of any Subsidiary of Tesoro; and

          (2) in respect of which such Credit Facility Agent has delivered to the trustee, the Term Loan Administrative Agent and the collateral agent:

             (a) written notice (that has not been withdrawn by such agent or representative) certifying that such Credit Facility is a Qualified Credit Facility and that such Credit Facility Agent is bound by and will perform the obligations of the Credit Facility Agent; and

             (b) if any other Credit Facility Agent previously delivered such notice and certification in respect of any predecessor Credit Facility, an instrument reasonably satisfactory to the collateral agent signed by such previous Credit Facility Agent withdrawing the previous notice and certification and forever renouncing and discharging all rights and benefits under the indenture that otherwise would have been enforceable by such previous Credit Facility Agent or the holders of Obligations under such previous Credit Facility, in each case, as amended, modified, renewed, restated, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part, from time to time.

     "Rating Agency" means each of S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Tesoro (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody's, or both, as the case may be.

     "Refinery Assets" means property, plant and equipment used or to be used in the business of gathering, wholesale marketing, refining, distilling, wholesale distributing, terminalling, treating, processing, storing or transporting oil, gas or other hydrocarbons or related products, and other assets that are reasonably related thereto.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Representative" means the administrative agent under the Senior Credit Facility or its successor thereunder.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary or a direct or indirect Subsidiary of an Unrestricted Subsidiary; provided that, on the Issue Date, all Subsidiaries of Tesoro were Restricted Subsidiaries of Tesoro.

     "Retail Properties" means all assets directly related to the retail sale of gasoline and diesel fuel in retail markets in the mid-continental and western United States (including Alaska and Hawaii), including, without limitation, all related gas stations, convenience stores, merchandise items, tow trucks, auto maintenance facilities, oil change facilities, and car washes; provided that such assets will not include any assets relating to the sale of petroleum products in bulk and wholesale markets.

     "S&P" means Standard & Poor's Ratings Group, Inc., or any successor to the rating agency business thereof.

     "Sale of Collateral" means any Asset Sale to the extent involving assets, rights or other property that constitutes Collateral under the security documents.

     "Secured Obligations" means, collectively, the Note Obligations and the Term Loan Obligations.

     "security documents" means the collateral agency agreement and one or more security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, deed of trust or other
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grants or transfers for security executed and delivered by Tesoro or any other
Obligor creating (or purporting to create) a Lien upon Collateral in favor of the collateral agent equally and ratably for the benefit of the holders of the Secured Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

     "Senior Credit Facility" means those certain senior secured credit facilities of Tesoro available pursuant to the Three-Year Credit Agreement, by and among Tesoro, Bank One, NA, as Administrative Agent, Banc One Capital Markets, Inc., as Sole Lead Arranger and Sole Bookrunner, Goldman Credit Partners L.P., as Syndication Agent, and certain other financials institutions from time to time parties thereto, as lenders, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and, in each case, as amended, modified, renewed, restated, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part, from time to time and any agreements (and related documents) governing Indebtedness incurred to refund or refinance credit extensions and commitments then outstanding or permitted to be outstanding under such Senior Credit Facility, whether by the same or any other lender or group of lenders. Tesoro shall promptly notify the trustee of any such refunding or refinancing of the existing Senior Credit Facility.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

     "Stated Maturity" means, with respect to any installment of interest or principal, or sinking fund or mandatory redemption of principal, on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid or made, as applicable, in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person,

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person; and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause
     (1) and related to such Person or (b) the only general partners of which are such Person or of one or more entities described in clause (1) and related to such Person (or any combination thereof).

     "Subsidiary Guarantee" means the guarantee of the notes and the exchange notes by each of the Guarantors pursuant to the indenture and in the form of guarantee endorsed on the form of note attached as Exhibit A-1 or A-2 to the indenture and any additional guarantee of the notes and the exchange notes to be executed by any Subsidiary of Tesoro pursuant to the covenant described above under the caption "-- Certain Covenants -- Additional Subsidiary Guarantees and Liens".

     "Term Loan Administrative Agent" means Goldman Sachs Credit Partners L.P., as administrative agent under the Term Loan Agreement, together with its successors in such capacity.

     "Term Loan Agreement" means that certain Credit and Guaranty Agreement dated the Issue Date among Tesoro, the Guarantors and the Term Loan Administrative Agent, relating to $200 million in aggregate principal amount of Term Loans, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

     "Term Loan Documents" means the Term Loan Agreement and the security documents.

     "Term Loan Obligations" means the Term Loans (including additional Term Loans) and all other Obligations under the Term Loan Agreement or the security documents.

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     "Term Loans" means the principal of and interest and premium (if any) on
Indebtedness of Tesoro incurred under the Term Loan Agreement.

     "Unrestricted Subsidiary" means: (1) any Subsidiary of Tesoro (including any newly acquired or newly formed Subsidiary of Tesoro) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors as certified in an officers' certificate delivered to the trustee; and (2) each Subsidiary of an Unrestricted Subsidiary, whenever it shall become such a Subsidiary.

     The Board of Directors may designate any Subsidiary of Tesoro to become an Unrestricted Subsidiary if it:

          (1) has no Indebtedness other than Non-Recourse Indebtedness;

          (2) is not party to any agreement, contract, arrangement or understanding with Tesoro or any Restricted Subsidiary of Tesoro unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Tesoro or such Restricted Subsidiary than those that might be obtained, in light of all the circumstances, at the time from Persons who are not Affiliates of Tesoro;

          (3) is a Person with respect to which neither Tesoro nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Persons' financial condition or to cause such Persons to achieve any specified levels of operating results;

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Tesoro or any of its Restricted Subsidiaries;

          (5) does not own any Capital Stock of or own or hold any Lien on any property of, Tesoro or any Restricted Subsidiary of Tesoro; and

          (6) would constitute an Investment which Tesoro could make in compliance with the covenant under the caption "-- Certain
     Covenants -- Restricted Payments".

     Notwithstanding the foregoing, if, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding principal amount of such Indebtedness.

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                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of (1) certain United States federal income tax considerations relevant to persons holding the outstanding 8% notes that acquired the outstanding 8% notes in the initial offering at the initial issue price and are U.S. Holders (as defined below), and (2) certain United States federal income and estate tax considerations relevant to persons holding the outstanding 8% notes that acquired the notes in the initial offering at the initial issue price and are Non-U.S. Holders (as defined below). This summary is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and temporary Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. No advance tax ruling has been sought or obtained from the Internal Revenue Service regarding the U.S. federal income or estate tax consequences of any of the transactions described herein. If the Internal Revenue Service contests a conclusion set forth herein, no assurance can be given that a holder of the notes would ultimately prevail in a final determination by a court. This discussion does not address the tax consequences to subsequent holders of notes and is limited to holders who hold the notes as capital assets, within the meaning of Section 1221 of the Code. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to particular holders in light of their personal circumstances or to certain types of holders (such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities or currencies, persons holding notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to market method of accounting for their securities holdings, persons liable for alternative minimum tax, certain U.S. expatriates or holders of notes whose "functional currency" is not the U.S. dollar) or the effect of any applicable state, local or foreign tax law.

     This discussion does not address the tax consequences to persons who hold the notes through a partnership or similar pass-through entity. If a partnership holds the notes, the tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner of a partnership holding the notes should consult its tax advisors.

     YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICABILITY OF ANY FEDERAL TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND ANY CHANGES (OR PROPOSED CHANGES) IN APPLICABLE TAX LAWS OR INTERPRETATIONS THEREOF.

UNITED STATES FEDERAL INCOME TAXATION OF U.S. HOLDERS

     As used herein, the term "U.S. Holder" means a beneficial owner of a note that is, for United States federal income tax purposes (a) an individual who is a citizen or resident of the United States (including certain former citizens and former long-term residents), (b) a corporation or other entity (other than a partnership) created or organized in or under the laws of the United States or any political subdivision thereof, (c) an estate, the income of which is subject to United States federal income taxation regardless of its source, or (d) a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person. A "Non-U.S. Holder" is a beneficial owner of notes that is not a U.S. Holder.

  PAYMENT OF INTEREST ON NOTES AND ORIGINAL ISSUE DISCOUNT

     In general, stated interest paid or payable on a note will be taxable to a U.S. Holder as ordinary interest income from domestic sources, generally at the time it is received or accrued, in accordance with such U.S. Holder's regular method of accounting for United States federal income tax purposes.

     The notes were issued with original issue discount ("OID") for United States federal income tax purposes. Consequently, persons holding the notes are required to include that OID in income as ordinary interest as it accrues under a constant yield method in advance of receipt of cash payments attributable to that income. In general, a note will be treated as issued with OID under the Code if the excess of its "stated redemption price at maturity" over its "issue price" equals or exceeds 0.25% of the stated redemption price at maturity multiplied by the number of complete years to the maturity date of the note. The amount of OID on a note will be equal to such excess. The stated redemption price at maturity of a note is its face amount. The issue price of a note is the first price at which a substantial amount of the notes are sold to the public for cash. In general, persons holding the notes are required to include OID in income for any period in an amount equal to the sum of the accrued OID allocated to each day in that period, regardless of payments made on the notes during that period. Consequently, persons holding the notes may be required to include OID in income prior to the receipt of payments representing that income.

     Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes, including the accrual of OID, is unclear.

     Our failure to consummate the Registered Exchange Offer or to file or cause to be declared effective the shelf registration statement as described under "Description of the Exchange Notes -- Registration Rights; Special Interest" will cause a U.S. Holder to recognize as ordinary income the additional interest payable as a result of such failure when that amount is accrued or paid, in accordance with such U.S. Holder's regular method of accounting. According to United States Treasury regulations, the possibility of a change in the interest rate will not affect the amount of interest income recognized by a U.S. Holder (or the timing of such recognition) if the likelihood of the change, as of the date the notes are issued, is remote. We believe that the likelihood of a change in the interest rate on the notes is remote and do not intend to treat the possibility of a change in the interest rate as affecting the yield to maturity of any note.

     In certain circumstances, as described under "Description of the Exchange Notes -- Repurchase at the Option of Holders; Change of Control" we will become obligated to make payments on the notes in excess of the stated interest and principal. According to United States Treasury regulations, the possibility that any such additional payments will be made will not affect the amount of interest income recognized by a U.S. Holder (or the timing of such recognition) if the likelihood that such payments will be made, as of the date the notes are issued, is remote. We believe that the likelihood that we will be obligated to make any such payments is remote and therefore we do not intend to treat the potential payment of such additional amounts as affecting the yield to maturity on any note.

  SALE, EXCHANGE OR RETIREMENT OF THE NOTES

     Upon the sale, exchange, redemption, retirement at maturity or other disposition of a note, the U.S. Holder generally will recognize taxable gain or loss equal to the difference between the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid stated interest, which will be taxable as ordinary income) and such U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the note to such holder, increased by the OID previously included in income by the holder with respect to the note, and less any payments of principal or OID received by such U.S. Holder.

     Gain or loss recognized by a U.S. Holder on the disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder's holding period for the note is more than one year. Long-term capital gains of individuals generally may be subject to tax at a lower tax rate. The deduction of capital losses is subject to certain limitations. U.S. Holders of notes should consult their tax advisors regarding the treatment of capital gains and losses.

     The exchange of a note by a U.S. Holder for an exchange note pursuant to the Registered Exchange Offer should not constitute a taxable exchange. Accordingly, there should be no United States federal income tax consequences to holders who exchange notes for exchange notes pursuant to the Exchange Offer Registration Statement, and any such holder should have the same adjusted tax basis and holding period in the exchange notes as such holder had in the notes immediately before the exchange. Under existing Treasury regulations relating to modifications and exchanges of debt instruments, any increase in the interest rate of the notes resulting from the Registered Exchange Offer not being consummated, or a shelf registration statement not being declared effective, would not be treated as a taxable exchange, as such change in interest rate would occur pursuant to the original terms of the notes.

  BACKUP WITHHOLDING AND INFORMATION REPORTING

     Backup withholding and information reporting requirements may apply to certain payments ("reportable payments") of principal, premium, if any, and interest (including OID) on a note to a U.S. Holder, and to proceeds paid to a U.S. Holder from the sale or redemption of a note before maturity. We, our agent, a broker, the Trustee or any paying agent, as the case may be, will be required to deduct and withhold the applicable tax from any reportable payment that is subject to backup withholding tax, if, among other things, a U.S. Holder fails to furnish his taxpayer identification number (social security or employer identification number), certify that such number is correct, certify that such holder is not subject to backup withholding or otherwise comply with the applicable requirements of the backup withholding rules. Certain holders, including all corporations and financial institutions, are not subject to backup withholding and reporting requirements. Any amounts withheld under the backup withholding rules from a reportable payment to a U.S. Holder will be allowed as a credit against such U.S. Holder's United States federal income tax and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

     The amount of any reportable payments, including interest and OID, made to the record U.S. Holders of notes (other than to holders that are exempt recipients) and the amount of tax withheld, if any, with respect to such payments will be reported to such U.S. Holders and to the Internal Revenue Service for each calendar year.

UNITED STATES FEDERAL INCOME TAXATION OF NON-U.S. HOLDERS

     The following discussion is a summary of certain United States federal income tax and estate tax consequences to a Non-U.S. Holder that holds a note.

  PAYMENT OF INTEREST ON NOTES

     In general, no United States federal withholding tax under Sections 1441 and 1442 of the Code will be imposed with respect to the payment by us or our paying agent of principal, premium, if any, or interest (including OID) on a note owned by an Non-U.S. Holder (the "Portfolio Interest Exception"), provided that (1) the Non-U.S. Holder or the Financial Institution holding the note on behalf of the Non-U.S. Holder provides a statement, which may be provided on IRS Form W-8BEN, IRS Form W-8EXP, or IRS Form W-8IMY, as applicable (an "Owner's Statement"), to us, our paying agent or the person who would otherwise be required to withhold tax, certifying, under penalties of perjury, that such Non-U.S. Holder is not a United States person and providing the name and address of the Non-U.S. Holder, (2) such interest is treated as not effectively connected with the Non-U.S. Holder's United States trade or business, (3) such interest payments are not made to a Non-U.S. Holder within a foreign country that the Internal Revenue Service has listed on a list of countries having provisions inadequate to prevent United States tax evasion, (4) interest payable with respect to the notes is not deemed contingent interest within the meaning of the portfolio debt provisions, (5) such Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (6) such Non-U.S. Holder is not a controlled foreign corporation within the meaning of Section 957 of the Code that is related to us within the meaning of Section 864(d)(4) of the Code, and (7) the beneficial owner is not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code. As used herein, the term "Financial Institution" means a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that holds a note on behalf of the owner of the note.

     A Non-U.S. Holder who does not qualify for the Portfolio Interest Exception would, under current law, generally be subject to United States federal withholding tax at a flat rate of 30% (or lower applicable treaty rate) on interest payments (including payments of OID). However, a Non-U.S. Holder will not be subject to the 30% withholding tax if such Non-U.S. Holder provides us with a properly executed (1) IRS

Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of a tax treaty, or (2) IRS Form W-8ECI (or substitute form) stating that the interest paid on the notes is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States. The 30% United States federal withholding tax will generally not apply to any gain that a Non-U.S. Holder recognizes upon the redemption, retirement, sale, exchange or other disposition of a note.

  SALE, EXCHANGE OR RETIREMENT OF THE NOTES

     In general, gain recognized by a Non-U.S. Holder upon the redemption, retirement, sale, exchange or other disposition of a note will not be subject to United States federal income tax unless such gain or loss is effectively connected with a trade or business in the United States of such Non-U.S. Holder (and, if an income tax treaty applies, such gain is attributable to a U.S. "permanent establishment" maintained by the Non-U.S. Holder). However, a Non-U.S. Holder may be subject to United States federal income tax at a flat rate of 30% (unless a lower applicable treaty rate applies) on any such gain if the Non-U.S. Holder is an individual deemed to be present in the United States for 183 days or more during the taxable year of the disposition of the note and certain other requirements are met.

     If a Non-U.S. Holder is engaged in a trade or business in the United States and if interest or gain on a note is effectively connected with the conduct of such trade or business (and, if an income tax treaty applies, such interest or gain is attributable to a U.S. "permanent establishment" maintained by the Non-U.S. Holder), the Non-U.S. Holder, although exempt from United States federal withholding tax as discussed above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if the holder were a U.S. Holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or applicable lower tax treaty rate, of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest and gain on a note will be included in such foreign corporation's effectively connected earnings and profits.

     The exchange of a note by a Non-U.S. Holder for an exchange note pursuant to the Registered Exchange Offer should not constitute a taxable exchange. Accordingly, there should be no United States federal income tax consequences to holders who exchange notes for exchange notes pursuant to the Exchange Offer Registration Statement, and any such holder should have the same adjusted tax basis and holding period in the exchange notes as such holder had in the notes immediately before the exchange. Under existing Treasury regulations relating to modifications and exchanges of debt instruments, any increase in the interest rate of the notes resulting from the Registered Exchange Offer not being consummated, or a shelf registration statement not being declared effective, would not be treated as a taxable exchange, as such change in interest rate would occur pursuant to the original terms of the notes.

  BACKUP WITHHOLDING AND INFORMATION REPORTING

     Backup withholding and information reporting requirements generally do not apply to payments of principal and interest (including OID) made by us or a paying agent to a Non-U.S. Holder if the Owner's Statement described above is received, provided that the payor does not have actual knowledge that the holder is a U.S. Holder. If any payments of principal and interest (including OID) are made to the beneficial owner of a note by or through the foreign office of a foreign custodian, foreign nominee, broker (as defined in applicable Treasury regulations), or other foreign agent of such beneficial owner, backup withholding and information reporting also will not apply, assuming the applicable Owner's Statement described above is received (and the payor does not have actual knowledge that the beneficial owner is a United States person) or the beneficial owner otherwise establishes an exemption. Information reporting requirements (but not backup withholding) may apply, however, to a payment by a foreign office of such a custodian, nominee, broker or agent that is (1) a United States person, (2) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (3) a foreign partnership in which one or more United States persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or a foreign partnership that is engaged in a trade or business in the United States, or (4) a controlled foreign corporation within the meaning of
Section 957 of the Code unless
the holder is a Non-U.S. Holder and certain other conditions are met or the holder otherwise establishes an exemption. Payment of principal and interest (including OID) on a note to a Non-U.S. Holder by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a note, will be subject to both backup withholding and information reporting unless the beneficial owner provides the Owner's Statement described above (and the payor does not have actual knowledge that the beneficial owner is a United States person) or otherwise establishes an exemption.

  FEDERAL ESTATE TAXES

     Subject to applicable estate tax treaty provisions, notes beneficially owned by an individual Non-U.S. Holder at the time of death will not be included in such Non-U.S. Holder's gross estate for United States federal estate tax purposes provided that (1) such individual Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of the Code and applicable Treasury regulations and (2) the interest payments with respect to such note would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual Non-U.S. Holder.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for the outstanding 8% notes where the outstanding 8% notes were acquired as a result of market-making activities or other trading activities. We have agreed that, after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale, if required under applicable securities laws and upon prior written request.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or in a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to those prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers-dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker-dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commission or concessions received by such person may be considered underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will be delivering a prospectus, a broker-dealer will not be regarded as admitting that it is an "underwriter", within the meaning of the Securities Act.

     As required by applicable securities laws, after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer and will indemnify the holders of the outstanding 8% notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the exchange notes will be passed upon for us by Fulbright & Jaworski L.L.P., Houston, Texas.

                                    EXPERTS

     The financial statements incorporated in this prospectus by reference from the Annual Report on Form 10-K for the year ended December 31, 2002 of Tesoro Petroleum Corporation have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements as of December 31, 2001 and 2000 and for the year ended December 31, 2001 and the four month period ended December 31, 2000 of the Golden Eagle Refining and Marketing Assets Business included in Tesoro Petroleum Corporation's Current Report on Form 8-K filed on February 25, 2002, as amended by Amendment No. 1 to Tesoro Petroleum Corporation's Current Report on Form 8-K filed on April 22, 2002, incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of such firm as experts in accounting and auditing in giving such report. After reasonable efforts, we have not been able to obtain Arthur Andersen LLP's consent to the incorporation by reference of its audit report dated February 14, 2002 (Note 16 is dated February 20, 2002) into this prospectus. However, Rule 437a under the Securities Act of 1933 permits us to file the registration statement of which this prospectus is a part without Arthur Andersen LLP's written consent. Accordingly, investors will not be able to sue Arthur Andersen LLP pursuant to Section 11(a)(4) of the Securities Act of 1933, and any recovery under that section you may have may be limited as a result of the lack of Arthur Andersen LLP's consent.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $375,000,000

                      (TESORO PETROLEUM CORPORATION LOGO)

                          TESORO PETROLEUM CORPORATION

                            8% SENIOR SECURED NOTES
                               DUE 2008, SERIES B

                              --------------------

                                   PROSPECTUS
                              --------------------


                                 JUNE 20, 2003


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, rules, or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Article II, Section 2.9 of the Company's By-laws requires indemnification to the full extent authorized or permitted by the laws of the State of Delaware of any person who is made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer, or employee of the Company or serves or served any other enterprise at the request of the Company.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or
(iv) any transaction from which the director derived an improper personal benefit.

     Article Ninth of the Company's Restated Certificate of Incorporation, as amended, provides that a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which concerns unlawful payment of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of the Company and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of the Company and/or its subsidiaries, as the case may be.

     The Company has entered into indemnification agreements with its directors and certain of its officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  *1.1             Purchase Agreement, dated April 7, 2002, among the Company,
                   Goldman, Sachs & Co. and Banc One Capital Markets, Inc.
   2.1             Stock Sale Agreement, dated March 18, 1998, among the
                   Company, BHP Hawaii Inc. and BHP Petroleum Pacific Islands
                   Inc. (incorporated by reference herein to Exhibit 2.1 to Registration Statement No. 333-51789).

   2.2             Stock Sale Agreement, dated May 1, 1998, among Shell
                   Refining Holding Company, Shell Anacortes Refining Company and the Company (incorporated by reference herein to the Company's Quarterly Report on Form 10-Q for the period ended
                   March 31, 1998, File No. 1-3473).
   2.3 Stock Purchase Agreement, dated as of October 8, 1999, but effective as of July 1, 1999 among the Company, Tesoro Gas
                   Resources Company, Inc., EEX Operating LLC and EEX
                   Corporation (incorporated by reference herein to Exhibit 2.1 to the Company's Current Report on Form 8-K filed on January
                   3, 2000, File No. 1-3473).
   2.4             First Amendment to Stock Purchase Agreement dated December
                   16, 1999, but effective as of October 8, 1999, among the Company, Tesoro Gas Resources Company, Inc., EEX Operating
                   LLC and EEX Corporation (incorporated by reference herein to Exhibit 2.2 to the Company's Current Report on Form 8-K filed on January 3, 2000, File No. 1-3473).
   2.5             Purchase Agreement dated as of December 17, 1999 among the
                   Company, Tesoro Gas Resources Company, Inc. and EEX
                   Operating LLC (Membership Interests in Tesoro Grande LLC)
                   (incorporated by reference herein to Exhibit 2.3 to the Company's Current Report on Form 8-K filed on January 3,
                   2000, File No. 1-3473).
   2.6             Purchase Agreement dated as of December 17, 1999 among the
                   Company, Tesoro Gas Resources Company, Inc. and EEX
                   Operating LLC (Membership Interests in Tesoro Reserves
                   Company LLC) (incorporated by reference herein to Exhibit
                   2.4 to the Company's Current Report on Form 8-K filed on
                   January 3, 2000, File No. 1-3473).
   2.7             Purchase Agreement dated as of December 17, 1999 among the
                   Company, Tesoro Gas Resources Company, Inc. and EEX
                   Operating LLC (Membership Interests in Tesoro Southeast LLC)
                   (incorporated by reference herein to Exhibit 2.5 to the Company's Current Report on Form 8-K filed on January 3,
                   2000, File No. 1-3473).
   2.8 Stock Purchase Agreement, dated as of November 19, 1999, by and between the Company and BG International Limited
                   (incorporated by reference herein to Exhibit 2.1 to the Company's Current Report on Form 8-K filed on January 13,
                   2000, File No. 1-3473).
   2.9 Asset Purchase Agreement, dated July 16, 2001, by and among the Company, BP Corporation North America Inc. and Amoco Oil
                   Company (incorporated by reference herein to Exhibit 2.1 to the Company's Current Report on Form 8-K filed on September
                   21, 2001, File No. 1-3473).
   2.10 Asset Purchase Agreement, dated July 16, 2001, by and among the Company, BP Corporation North America Inc. and Amoco Oil
                   Company (incorporated by reference herein to Exhibit 2.2 to the Company's Current Report on Form 8-K filed on September
                   21, 2001, File No. 1-3473).
   2.11 Asset Purchase Agreement, dated July 16, 2001, by and among the Company, BP Corporation North America Inc. and BP
                   Pipelines (North America) Inc. (incorporated by reference herein to Exhibit 2.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001, File No. 1-3473).
   2.12            Sale and Purchase Agreement for Golden Eagle Refining and
                   Marketing Assets, dated February 4, 2002, by and among
                   Ultramar Inc. and Tesoro Refining and Marketing Company, including First Amendment dated February 20, 2002 and related Purchaser Parent Guaranty dated February 4, 2002, and Second Amendment dated May 3, 2002 (incorporated by reference herein to Exhibit 2.12 to the Company's Annual
                   Report on Form 10-K for the fiscal year ended December 31, 2001, File No. 1-3473, and Exhibit 2.1 to the Company's
                   Current Report on Form 8-K filed on May 9, 2002, File No.
                   1-3473).
   3.1             Restated Certificate of Incorporation of the Company
                   (incorporated by reference herein to Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-3473).
   3.2             By-Laws of the Company, as amended through June 6, 1996
                   (incorporated by reference herein to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, File No. 1-3473).
   3.3             Amendment to Restated Certificate of Incorporation of the
                   Company adding a new Article IX limiting Directors'
                   Liability (incorporated by reference herein to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-3473).

   3.4             Certificate of Designation Establishing a Series A
                   Participating Preferred Stock, dated as of December 16, 1985
                   (incorporated by reference herein to Exhibit 3(d) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-3473).
   3.5             Certificate of Amendment, dated as of February 9, 1994, to
                   Restated Certificate of Incorporation of the Company amending Article IV, Article V, Article VII and Article VIII
                   (incorporated by reference herein to Exhibit 3(e) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-3473).
   3.6             Certificate of Amendment, dated as of August 3, 1998, to
                   Certificate of Incorporation of the Company, amending
                   Article IV, increasing the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 (incorporated by reference herein to Exhibit 3.1 to the Company's Quarterly
                   Report on Form 10-Q for the period ended September 30, 1998,
                   File No. 1-3473).
   3.7 Certificate of Incorporation of Digicomp, Inc. (incorporated by reference herein to Exhibit 3.9 to Registration Statement
                   No. 333-75056).
   3.8 Bylaws of Digicomp, Inc., as amended (incorporated by reference herein to Exhibit 3.10 to Registration Statement
                   No. 333-75056).
   3.9             Certificate of Incorporation of Far East Maritime Company
                   (incorporated by reference herein to Exhibit 3.11 to Registration Statement No. 333-75056).
   3.10 Bylaws of Far East Maritime Company (incorporated by reference herein to Exhibit 3.12 to Registration Statement
                   No. 333-75056).
   3.11            Certificate of Incorporation of Gold Star Maritime Company
                   (incorporated by reference herein to Exhibit 3.13 to Registration Statement No. 333-75056).
   3.12 Bylaws of Gold Star Maritime Company (incorporated by reference herein to Exhibit 3.14 to Registration Statement
                   No. 333-75056).
   3.13            Certificate of Incorporation of Kenai Pipe Line Company
                   (incorporated by reference herein to Exhibit 3.15 to Registration Statement No. 333-75056).
   3.14 Bylaws of Kenai Pipe Line Company, as amended (incorporated by reference herein to Exhibit 3.16 to Registration
                   Statement No. 333-75056).
   3.15            Articles of Incorporation of Smiley's Super Service, Inc.
                   (incorporated by reference herein to Exhibit 3.17 to Registration Statement No. 333-75056).
   3.16 Bylaws of Smiley's Super Service, Inc. (incorporated by reference herein to Exhibit 3.18 to Registration Statement
                   No. 333-75056).
   3.17 Certificate of Incorporation of Tesoro Alaska Company, as amended (incorporated by reference herein to Exhibit 3.19 to Registration Statement No. 333-75056).
   3.18 Bylaws of Tesoro Alaska Company, as amended (incorporated by reference herein to Exhibit 3.20 to Registration Statement
                   No. 333-75056).
   3.19            Certificate of Incorporation of Tesoro Alaska Pipeline
                   Company, as amended (incorporated by reference herein to Exhibit 3.21 to Registration Statement No. 333-75056).
   3.20            Bylaws of Tesoro Alaska Pipeline Company, as amended
                   (incorporated by reference herein to Exhibit 3.22 to Registration Statement No. 333-75056).
   3.21 Certificate of Incorporation of Tesoro Aviation Company, as amended (incorporated by reference herein to Exhibit 3.23 to Registration Statement No. 333-75056).
   3.22 Bylaws of Tesoro Aviation Company (incorporated by reference herein to Exhibit 3.24 to Registration Statement No.
                   333-75056).
   3.23            Certificate of Tesoro Financial Services Holding Company
                   (incorporated by reference herein to Exhibit 3.25 to Registration Statement No. 333-75056).
   3.24            Bylaws of Tesoro Financial Services Holding Company
                   (incorporated by reference herein to Exhibit 3.26 to Registration Statement No. 333-75056).
   3.25            Certificate of Incorporation of Tesoro Gas Resources
                   Company, Inc. (incorporated by reference herein to Exhibit
                   3.27 to Registration Statement No. 333-75056).
   3.26 Bylaws of Tesoro Gas Resources Company, Inc. (incorporated by reference herein to Exhibit 3.28 to Registration
                   Statement No. 333-75056).

   3.27            Articles of Incorporation of Tesoro Hawaii Corporation, as
                   amended (incorporated by reference herein to Exhibit 3.29 to
                   Registration Statement No. 333-75056).
   3.28            Bylaws of Tesoro Hawaii Corporation, as amended
                   (incorporated by reference herein to Exhibit 3.30 to
                   Registration Statement No. 333-75056).
   3.29            Certificate of Incorporation of Tesoro High Plains Pipeline
                   Company, as amended (incorporated by reference herein to
                   Exhibit 3.31 to Registration Statement No. 333-75056).
   3.30            Bylaws of Tesoro High Plains Pipeline Company (incorporated by reference herein to Exhibit 3.32 to Registration
                   Statement No. 333-75056).
   3.31            Certificate of Incorporation of Tesoro Marine Services
                   Holding Company, as amended (incorporated by reference
                   herein to Exhibit 3.33 to Registration Statement No.
                   333-75056).
   3.32            Bylaws of Tesoro Marine Services Holding Company
                   (incorporated by reference herein to Exhibit 3.34 to
                   Registration Statement No. 333-75056).
   3.33            Certificate of Formation of Tesoro Marine Services, LLC
                   (formerly Tesoro Marine Services, Inc)(incorporated by
                   reference herein to Exhibit 3.35 to Registration Statement
                   No. 333-75056).
   3.34            Limited Liability Company Agreement of Tesoro Marine
                   Services, LLC (incorporated by reference herein to Exhibit
                   3.36 to Registration Statement No. 333-75056).
   3.35            Certificate of Incorporation of Tesoro Maritime Company
                   (incorporated by reference herein to Exhibit 3.37 to
                   Registration Statement No. 333-75056).
   3.36            Bylaws of Tesoro Maritime Company (incorporated by reference herein to Exhibit 3.38 to Registration Statement No.
                   333-75056).
   3.37            Articles of Incorporation of Tesoro Northstore Company, as
                   amended (incorporated by reference herein to Exhibit 3.39 to
                   Registration Statement No. 333-75056).
   3.38            Bylaws of Tesoro Northstore Company, as amended
                   (incorporated by reference herein to Exhibit 3.40 to
                   Registration Statement No. 333-75056).
   3.39            Certificate of Incorporation of Tesoro Petroleum Companies,
                   Inc., as amended (incorporated by reference herein to
                   Exhibit 3.41 to Registration Statement No. 333-75056).
   3.40            Bylaws of Tesoro Petroleum Companies, Inc., as amended
                   (incorporated by reference herein to Exhibit 3.9 to
                   Registration Statement No. 333-75056).
   3.41            Certificate of Incorporation of Tesoro Refining and
                   Marketing Company (formerly Tesoro West Coast Company), as amended (incorporated by reference herein to Exhibit 3.51 to
                   Registration Statement No. 333-75056).
   3.42            Bylaws of Tesoro Refining and Marketing Company (formerly
                   Tesoro West Coast Company), as amended (incorporated by
                   reference herein to Exhibit 3.52 to Registration Statement
                   No. 333-75056).
   3.43            Certificate of Incorporation of Tesoro Technology Company,
                   as amended (incorporated by reference herein to Exhibit 3.47 to Registration Statement No. 333-75056).
   3.44            Bylaws of Tesoro Technology Company, as amended
                   (incorporated by reference herein to Exhibit 3.48 to
                   Registration Statement No. 333-75056).
   3.45            Certificate of Incorporation of Tesoro Trading Company, as
                   amended (incorporated by reference herein to Exhibit 3.1 to
                   Amendment No. 1 to Registration Statement No. 333-84018).
   3.46            Bylaws of Tesoro Trading Company (incorporated by reference herein to Exhibit 3.2 to Amendment No. 1 to Registration
                   Statement No. 333-84018).
  *3.47            Certificate of Formation of Tesoro Wasatch, LLC.
  *3.48            Limited Liability Company Agreement of Tesoro Wasatch, LLC.
   3.49            Certificate of Incorporation of Tesoro Vostock Company, as
                   amended (incorporated by reference herein to Exhibit 3.49 to
                   Registration Statement No. 333-75056).
   3.50            Bylaws of Tesoro Vostock Company, as amended (incorporated by reference herein to Exhibit 3.50 to Registration
                   Statement No. 333-75056).
   3.51            Certificate of Incorporation of Victory Finance Company, as
                   amended (incorporated by reference herein to Exhibit 3.53 to
                   Registration Statement No. 333-75056).

   3.52            Bylaws of Victory Finance Company (incorporated by reference herein to Exhibit 3.54 to Registration Statement No.
                   333-75056).
   4.1             Indenture, dated as of July 2, 1998, between Tesoro
                   Petroleum Corporation and U.S. Bank Trust National
                   Association, as Trustee (incorporated by reference herein to
                   Exhibit 4.4 to Registration Statement No. 333-59871).
   4.2             Form of 9% Senior Subordinated Notes due 2008 and 9% Senior
                   Subordinated Notes due 2008, Series B (incorporated by
                   reference herein to Exhibit 4.5 to Registration Statement
                   No. 333-59871).
   4.3             Indenture, dated as of November 6, 2001, between Tesoro
                   Petroleum Corporation and U.S. Bank Trust National
                   Association, as Trustee (incorporated by reference herein to
                   Exhibit 4.8 to Registration Statement No. 333-75056).
   4.4             Form of 9 5/8% Senior Subordinated Notes due 2008 and 9 5/8%
                   Senior Subordinated Notes due 2008, Series B (incorporated by reference herein to Exhibit 4.7 to Registration Statement
                   No. 333-92468).
   4.5             Indenture, dated as of April 9, 2002, between Tesoro Escrow
                   Corp. and U.S. Bank National Association, as Trustee
                   (incorporated by reference herein to Exhibit 4.9 to
                   Registration Statement No. 333-84018).
   4.6             Supplemental Indenture, dated as of May 17, 2002, among
                   Tesoro Escrow Corp., Tesoro Petroleum Corporation, the
                   subsidiary guarantors and U.S. Bank National Association, as
                   Trustee (incorporated by reference herein to Exhibit 4.10 to
                   Registration Statement No. 333-92468).
   4.7             Form of 9 5/8% Senior Subordinated Notes due 2012
                   (incorporated by reference herein to Exhibit 4.10 to
                   Registration Statement No. 333-84018).
  *4.8             Indenture, dated as of April 17, 2003, among Tesoro
                   Petroleum Corporation, certain subsidiary guarantors and The
                   Bank of New York, as Trustee.
  *4.9             Form of 8% Senior Secured Notes due 2008 (incorporated by
                   reference herein to Exhibit 4.8).
  *4.10            Registration Rights Agreement, dated as of April 17, 2003, among Tesoro Petroleum Corporation, certain subsidiary
                   guarantors, and Goldman, Sachs & Co., as representative of the initial purchasers.
  *4.11            Credit and Guaranty Agreement related to Senior Secured Term
                   Loans Due 2008, dated as of April 17, 2003, among Tesoro
                   Petroleum Corporation, certain subsidiary guarantors,
                   Goldman Sachs Credit Partners L.P., as Administrative Agent,
                   and Goldman Sachs Credit Partners L.P., as Sole Lead
                   Arranger, Sole Bookrunner and Syndication Agent.
  *4.12            Pledge and Security Agreement related to Senior Secured Term
                   Loans Due 2008 and 8% Senior Secured Notes due 2008, dated as of April 17, 2003, among Tesoro Petroleum Corporation,
                   certain subsidiary guarantors and Wilmington Trust Company, as Collateral Agent.
  *4.13            Collateral Agency Agreement related to Senior Secured Term
                   Loans Due 2008 and 8% Senior Secured Notes due 2008, dated as of April 17, 2003, among Tesoro Petroleum Corporation,
                   certain subsidiary guarantors, Goldman Sachs Credit Partners
                   L.P., The Bank of New York Trust Company and Wilmington
                   Trust Company.
 **4.14            Control Agreement related to Senior Secured Term Loans Due
                   2008 and 8% Senior Secured Notes due 2008, dated as of May
                   16, 2003, among Tesoro Petroleum Corporation, Wilmington
                   Trust Company, as Collateral Agent, and Frost Bank, as
                   Depositary Agent.
  *5.1             Opinion of Fulbright & Jaworski L.L.P.
  10.1             $100 million Promissory Note, dated as of May 17, 2002,
                   payable by the Company to Ultramar Inc. (incorporated by
                   reference to Exhibit 10.1 to the Company's Current Report on
                   Form 8-K filed on May 24, 2002, File No. 1-3473).
  10.2             $50 million Promissory Note, dated as of May 17, 2002,
                   payable by the Company to Ultramar Inc. (incorporated by
                   reference to Exhibit 10.2 to the Company's Current Report on
                   Form 8-K filed on May 24, 2002, File No. 1-3473).
 +10.3             The Company's Amended Executive Security Plan, as amended
                   through November 13, 1989, and Funded Executive Security
                   Plan, as amended through February 28, 1990, for executive
                   officers and key personnel (incorporated by reference herein to Exhibit 10(f) to the Company's Annual Report on Form 10-K
                   for the fiscal year ended September 30, 1990, File No.
                   1-3473).

 +10.4             Sixth Amendment to the Company's Amended Executive Security
                   Plan and Seventh Amendment to the Company's Funded Executive
                   Security Plan, both dated effective March 6, 1991
                   (incorporated by reference herein to Exhibit 10(g) to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1991, File No. 1-3473).
 +10.5             Seventh Amendment to the Company's Amended Executive
                   Security Plan and Eighth Amendment to the Company's Funded
                   Executive Security Plan, both dated effective December 8,
                   1994 (incorporated by reference herein to Exhibit 10(f) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, File No. 1-3473).
 +10.6             Eighth Amendment to the Company's Amended Executive Security
                   Plan and Ninth Amendment to the Company's Funded Executive
                   Security Plan, both dated effective June 6, 1996
                   (incorporated by reference herein to Exhibit 10.5 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, File No. 1-3473).
 +10.7             Ninth Amendment to the Company's Amended Executive Security
                   Plan and Tenth Amendment to the Company's Funded Executive
                   Security Plan, both dated effective October 1, 1998
                   (incorporated by reference herein to Exhibit 10.6 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, File No. 1-3473).
 +10.8             Amended and Restated Employment Agreement between the
                   Company and Bruce A. Smith dated November 1, 1997
                   (incorporated by reference therein to Exhibit 10.4 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 1-3473).
 +10.9             First Amendment dated October 28, 1998 to Amended and
                   Restated Employment Agreement between the Company and Bruce
                   A. Smith dated November 1, 1997 (incorporated by reference herein to Exhibit 10.8 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, File
                   No. 1-3473).
 +10.10            Amended and Restated Employment Agreement between the
                   Company and William T. Van Kleef dated as of October 28,
                   1998 (incorporated by reference herein to Exhibit 10.9 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, File No. 1-3473).
 +10.11            Amended and Restated Employment Agreement between the
                   Company and James C. Reed, Jr. dated as of October 28, 1998
                   (incorporated by reference herein to Exhibit 10.10 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, File No. 1-3473).
 +10.12            Management Stability Agreement between the Company and
                   Thomas E. Reardon dated November 6, 2002 (incorporated by reference herein to Exhibit 10.16 to the Company's Annual
                   Report on Form 10-K for the year ended December 31, 2002,
                   File No. 1-3473).
 +10.13            Management Stability Agreement between the Company and
                   Donald A. Nyberg dated December 12, 1996 (incorporated by reference herein to Exhibit 10.7 to the Company's Annual
                   Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 1-3473).
 +10.14            Management Stability Agreement between the Company and Susan
                   A. Lerette dated November 6, 2002 (incorporated by reference herein to Exhibit 10.19 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002, File No.
                   1-3473).
 +10.15            Management Stability Agreement between the Company and
                   Stephen L. Wormington dated November 6, 2002 (incorporated by reference herein to Exhibit 10.20 to the Company's Annual
                   Report on Form 10-K for the year ended December 31, 2002,
                   File No. 1-3473).
 +10.16            Management Stability Agreement between the Company and
                   Gregory A. Wright dated November 6, 2002 (incorporated by reference herein to Exhibit 10.21 to the Company's Annual
                   Report on Form 10-K for the year ended December 31, 2002,
                   File No. 1-3473).
 +10.17            Management Stability Agreement between the Company and W.
                   Eugene Burden dated November 6, 2002 (incorporated by reference herein to Exhibit 10.23 to the Company's Annual
                   Report on Form 10-K for the year ended December 31, 2002,
                   File No. 1-3473).
 +10.18            Management Stability Agreement between the Company and
                   Everett D. Lewis dated November 6, 2002 (incorporated by reference herein to Exhibit 10.24 to the Company's Annual
                   Report on Form 10-K for the year ended December 31, 2002,
                   File No. 1-3473).
 +10.19            Management Stability Agreement between the Company and James
                   L. Taylor dated November 6, 2002 (incorporated by reference herein to Exhibit 10.25 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002, File No.
                   1-3473).

 +10.20            Management Stability Agreement between the Company and
                   Daniel J. Porter dated September 6, 2001 (incorporated by reference herein to Exhibit 10.25 to Registration Statement
                   No. 333-75056).
 +10.21            Management Stability Agreement between the Company and Rick
                   D. Weyen dated September 6, 2001 (incorporated by reference herein to Exhibit 10.26 to Registration Statement No.
                   333-75056).
 +10.22            Management Stability Agreement between the Company and Otto
                   C. Schwethelm dated November 6, 2002 (incorporated by reference herein to Exhibit 10.28 to the Company's Annual
                   Report on Form 10-K for the year ended December 31, 2002,
                   File No. 1-3473).
 +10.23            Management Stability Agreement between the Company and
                   Rodney S. Cason dated November 6, 2002 (incorporated by reference herein to Exhibit 10.29 to the Company's Annual
                   Report on Form 10-K for the year ended December 31, 2002,
                   File No. 1-3473).
 +10.24            Management Stability Agreement between the Company and
                   Joseph M. Monroe dated November 6, 2002 (incorporated by reference herein to Exhibit 10.30 to the Company's Annual
                   Report on Form 10-K for the year ended December 31, 2002,
                   File No. 1-3473).
 +10.25            Management Stability Agreement between the Company and Alan
                   R. Anderson dated November 6, 2002 (incorporated by reference herein to Exhibit 10.31 to the Company's Annual
                   Report on Form 10-K for the year ended December 31, 2002,
                   File No. 1-3473).
 +10.26            Management Stability Agreement between the Company and J.
                   William Haywood dated November 6, 2002 (incorporated by reference herein to Exhibit 10.32 to the Company's Annual
                   Report on Form 10-K for the year ended December 31, 2002,
                   File No. 1-3473).
 +10.27            Management Stability Agreement between the Company and G.
                   Scott Spendlove dated January 24, 2002 (incorporated by reference herein to Exhibit 10.1 to the Company's Quarterly
                   Report on Form 10-Q for the quarterly period ended March 31, 2002, File No. 1-3473.)
 +10.28 The Company's Amended Incentive Stock Plan of 1982, as amended through February 24, 1988 (incorporated by reference herein to Exhibit 10(t) to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1988, File
                   No. 1-3473).
 +10.29            Resolution approved by the Company's stockholders on April
                   30, 1992 extending the term of the Company's Amended
                   Incentive Stock Plan of 1982 to February 24, 1994
                   (incorporated by reference herein to Exhibit 10(o) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, File No. 1-3473).
 +10.30            Copy of the Company's Key Employee Stock Option Plan dated
                   November 12, 1999 (incorporated by reference herein to Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002, File No.
                   1-3473.)
 +10.31            Copy of the Company's Amended and Restated Executive
                   Long-Term Incentive Plan, as amended through May 25, 2000
                   (incorporated by reference herein to Exhibit 99.1 to the Company's Registration Statement No. 333-39070 filed on Form
                   S-8).
 +10.32            Amendment to the Company's Amended and Restated Executive
                   Long-Term Incentive Plan effective as of June 20, 2002
                   (incorporated by reference herein to Exhibit 10.31 to the Company's Registration Statement No. 333-92468).
 *10.33            Second Amendment to the Company's Amended and Restated
                   Executive Long-Term Incentive Plan effective as of May 1,
                   2003.
 +10.34 Copy of the Company's Non-Employee Director Retirement Plan dated December 8, 1994 (incorporated by reference herein to Exhibit 10(t) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, File No.
                   1-3473).
 +10.35            Amended and Restated 1995 Non-Employee Director Stock Option
                   Plan, as amended through March 15, 2000 (incorporated by reference herein to Exhibit 10.2 to the Company's Quarterly
                   Report on Form 10-Q for the quarterly period ended March 31, 2002, File No. 1-3473.)
 +10.36            Amendment to the Company's Amended and Restated 1995
                   Non-Employee Director Stock Option Plan (incorporated by reference herein to Exhibit 10.40 to the Company's
                   Registration Statement No. 333-92468).
 +10.37            Copy of the Company's Board of Directors Deferred
                   Compensation Plan dated February 23, 1995 (incorporated by reference herein to Exhibit 10(u) to the Company's Annual
                   Report on Form 10-K for the fiscal year ended December 31, 1994, File No. 1-3473).

 +10.38            Copy of the Company's Board of Directors Deferred
                   Compensation Trust dated February 23, 1995 (incorporated by reference herein to Exhibit 10(v) to the Company's Annual
                   Report on Form 10-K for the fiscal year ended December 31,
                   1994, File No. 1-3473).
 +10.39            Copy of the Company's Board of Directors Deferred Phantom
                   Stock Plan (incorporated by reference herein to Exhibit 10 to the Company's Quarterly Report on Form 10-Q for the
                   quarterly period ended March 31, 1997, File No. 1-3473).
 +10.40            Phantom Stock Option Agreement between the Company and Bruce
                   A. Smith dated effective October 29, 1997 (incorporated by reference herein to Exhibit 10.20 to the Company's Annual
                   Report on Form 10-K for the fiscal year ended December 31,
                   1997, File No. 1-3473).
 +10.41            Form of Indemnification Agreement between the Company and
                   its officers and directors (incorporated by reference herein to Exhibit B to the Company's Proxy Statement for the Annual
                   Meeting of Stockholders held on February 25, 1987, File No.
                   1-3473).
  10.42            Letter dated May 5, 2002 from the Company to the State of
                   California Department of Justice, Office of Attorney General
                   (incorporated by reference to Exhibit 10.3 to the Company's
                   Current Report on Form 8-K filed on May 24, 2002, File No.
                   1-3473; portions of this document have been omitted pursuant to a request for confidential treatment).
**10.43            $650,000,000 Second Amended and Restated Credit Agreement,
                   dated as of June 17, 2003, among the Company, Goldman Sachs
                   Credit Partners L.P. (the syndication agent), Bank One, NA
                   (the administrative agent) and a syndicate of banks,
                   financial institutions and other entities.
**10.44            Security Agreement dated as of April 17, 2003, by and
                   between the Company, certain of its subsidiary parties
                   thereto and Bank One NA as Agent.
**10.45            Affirmation of Security Agreement and Guarantee dated as of
                   June 17, 2003 by certain of the Company's subsidiary parties thereto.
 *12.1             Statement of Computation of Ratio of Earnings to Fixed
                   Charges.
  21.1             Subsidiaries of the Company (incorporated by reference
                   herein to Exhibit 21.1 to the Company's Annual Report on
                   Form 10-K for the year ended December 31, 2002, File No.
                   1-3473).
**23.1             Consent of Deloitte & Touche LLP.
 *23.3             Consent of Fulbright & Jaworski L.L.P. (included in its
                   opinion filed as Exhibit 5.1).
 *24.1             Powers of Attorney of certain officers and directors of
                   Tesoro Petroleum Corporation and other Registrants (included on the signature pages of the Company's Registration
                   Statement on Form S-4, Reg. No. 333-105783, filed on June 2,
                   2003).
**24.2             Certified copies of resolutions of each of the Registrants'
                   Boards of Directors authorizing the Attorney-in-Fact to sign on behalf of the officers of such Registrants.
 *25.1             Form T-1, Statement of Eligibility under the Trust Indenture
                   Act of 1939 of The Bank of New York.
 *99.1             Form of Letter of Transmittal and Consent.
 *99.2             Form of Notice of Guaranteed Delivery.
 *99.3             Form of Letter from Tesoro Petroleum Corporation to
                   Registered Holders and Depository Trust Company
                   Participants.
 *99.4             Form of Instructions from Beneficial Owners to Registered
                   Holders and Depository Trust Company Participants.
 *99.5             Form of Letter to Clients.


---------------


 * Filed with Registration Statement on Form S-4, Reg. No. 333-105783 on June 2, 2003.



** Filed herewith.


 + Identifies management contracts or compensatory plans or arrangements.


     As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant has not filed with this prospectus certain instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries because the total amount of securities authorized under any of such instruments does not exceed

10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant agrees to furnish a copy of any such agreements to the Securities and Exchange Commission upon request.

     Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

ITEM 22.  UNDERTAKINGS

     The each of the undersigned co-registrants hereby undertakes:

          (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

          (2) To respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This undertaking also includes documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (3) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (4) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (5) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 19, 2003.


                                          TESORO PETROLEUM CORPORATION

                                          By:     /s/ GREGORY A. WRIGHT
                                            ------------------------------------
                                                     Gregory A. Wright
                                              Senior Vice President and Chief
                                                      Financial Officer


                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.


              SIGNATURE                                 TITLE                      DATE
              ---------                                 -----                      ----

                  *                      Chairman of the Board of Directors,   June 19, 2003
--------------------------------------      President and Chief Executive
            Bruce A. Smith                  Officer (Principal Executive
                                                      Officer)


                  *                                 Lead Director              June 19, 2003
--------------------------------------
         Steven H. Grapstein


                  *                        Senior Vice President and Chief     June 19, 2003
--------------------------------------      Financial Officer (Principal
          Gregory A. Wright                      Financial Officer)


                  *                         Vice President and Controller      June 19, 2003
--------------------------------------     (Principal Accounting Officer)
          Otto C. Schwethelm


                  *                                   Director                 June 19, 2003
--------------------------------------
          William J. Johnson


                  *                                   Director                 June 19, 2003
--------------------------------------
           A. Maurice Myers


                  *                                   Director                 June 19, 2003
--------------------------------------
          Donald H. Schmude


                  *                                   Director                 June 19, 2003
--------------------------------------
           Patrick J. Ward


 *By:       /s/ CHARLES S. PARRISH
        ------------------------------
              Charles S. Parrish
               Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 19, 2003.


                                          DIGICOMP INC.

                                          By:     /s/ GREGORY A. WRIGHT
                                            ------------------------------------
                                                     Gregory A. Wright
                                              Senior Vice President and Chief
                                                      Financial Officer


                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.


              SIGNATURE                                 TITLE                      DATE
              ---------                                 -----                      ----

                  *                              Director, President           June 19, 2003
--------------------------------------      (Principal Executive Officer)
            Bruce A. Smith


                  *                      Director, Executive Vice President    June 19, 2003
--------------------------------------
         William T. Van Kleef


                  *                      Director, Executive Vice President,   June 19, 2003
--------------------------------------      General Counsel and Secretary
          James C. Reed, Jr.


                  *                        Senior Vice President and Chief     June 19, 2003
--------------------------------------      Financial Officer (Principal
          Gregory A. Wright                      Financial Officer)


                  *                         Vice President and Controller      June 19, 2003
--------------------------------------     (Principal Accounting Officer)
          Otto C. Schwethelm


 *By:       /s/ CHARLES S. PARRISH
        ------------------------------
              Charles S. Parrish
               Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 19, 2003.


                                          TESORO PETROLEUM COMPANIES, INC.

                                          By:      /s/ BRUCE A. SMITH
                                            ------------------------------------
                                                       Bruce A. Smith
                                             Chairman of the Board of Directors
                                                       and President


                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.


              SIGNATURE                                 TITLE                      DATE
              ---------                                 -----                      ----

                  *                      Chairman of the Board of Directors    June 19, 2003
--------------------------------------              and President
            Bruce A. Smith


                  *                      Director, Executive Vice President    June 19, 2003
--------------------------------------
         William T. Van Kleef


                  *                      Director, Executive Vice President,   June 19, 2003
--------------------------------------      General Counsel and Secretary
          James C. Reed, Jr.


                  *                        Senior Vice President and Chief     June 19, 2003
--------------------------------------      Financial Officer (Principal
          Gregory A. Wright                      Financial Officer)


                  *                         Vice President and Controller      June 19, 2003
--------------------------------------     (Principal Accounting Officer)
          Otto C. Schwethelm


 *By:       /s/ CHARLES S. PARRISH
        ------------------------------
              Charles S. Parrish
               Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 19, 2003.


                                          FAR EAST MARITIME COMPANY
                                          GOLD STAR MARITIME COMPANY

                                          By:    /s/ TIMOTHY F. PLUMMER
                                            ------------------------------------
                                                     Timothy F. Plummer
                                                         President


                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.


              SIGNATURE                                 TITLE                      DATE
              ---------                                 -----                      ----

                  *                      Chairman of the Board of Directors    June 19, 2003
--------------------------------------   and President (Principal Executive
          Timothy F. Plummer                          Officer)


                  *                                   Director                 June 19, 2003
--------------------------------------
          Gregory A. Wright


                  *                      Treasurer (Principal Financial and    June 19, 2003
--------------------------------------           Accounting Officer)
           James B. Willcox


 *By:       /s/ CHARLES S. PARRISH
        ------------------------------
              Charles S. Parrish
               Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 19, 2003.


                                          KENAI PIPE LINE COMPANY

                                          By:      /s/ RODNEY S. CASON
                                            ------------------------------------
                                                      Rodney S. Cason
                                                         President


                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.


              SIGNATURE                                 TITLE                      DATE
              ---------                                 -----                      ----

                  *                      Chairman of the Board of Directors    June 19, 2003
--------------------------------------
            Bruce A. Smith


                  *                      Director, Executive Vice President    June 19, 2003
--------------------------------------
         William T. Van Kleef


                  *                      Director, Executive Vice President    June 19, 2003
--------------------------------------              and Secretary
          James C. Reed, Jr.


                  *                        President (Principal Executive      June 19, 2003
--------------------------------------                Officer)
           Rodney S. Cason


                  *                         Vice President and Controller      June 19, 2003
--------------------------------------   (Principal Financial and Accounting
          Otto C. Schwethelm                          Officer)


 *By:       /s/ CHARLES S. PARRISH
        ------------------------------
              Charles S. Parrish
               Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 19, 2003.


                                          SMILEY'S SUPER SERVICE, INC.

                                          By:     /s/ GREGORY A. WRIGHT
                                            ------------------------------------
                                                     Gregory A. Wright
                                                Senior Vice President, Chief
                                               Financial Officer and Treasurer


                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.


              SIGNATURE                                 TITLE                      DATE
              ---------                                 -----                      ----

                  *                              Director, President           June 19, 2003
--------------------------------------      (Principal Executive Officer)
            Bruce A. Smith


                  *                      Director, Executive Vice President    June 19, 2003
--------------------------------------
         William T. Van Kleef


                  *                      Director, Executive Vice President    June 19, 2003
--------------------------------------              and Secretary
          James C. Reed, Jr.


                  *                            Senior Vice President,          June 19, 2003
--------------------------------------       Chief Financial Officer and
          Gregory A. Wright                Treasurer (Principal Financial
                                                      Officer)


                  *                         Vice President and Controller      June 19, 2003
--------------------------------------     (Principal Accounting Officer)
          Otto C. Schwethelm


 *By:       /s/ CHARLES S. PARRISH
        ------------------------------
              Charles S. Parrish
               Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 19, 2003.


                                          TESORO ALASKA COMPANY

                                          By:     /s/ GREGORY A. WRIGHT
                                            ------------------------------------
                                                     Gregory A. Wright
                                              Senior Vice President and Chief
                                                      Financial Officer


                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.


                    SIGNATURE                                       TITLE                      DATE
                    ---------                                       -----                      ----

                        *                            Chairman of the Board of Directors    June 19, 2003
 ------------------------------------------------
                  Bruce A. Smith


                        *                            Director, Executive Vice President    June 19, 2003
 ------------------------------------------------
               William T. Van Kleef


                        *                            Director, Executive Vice President    June 19, 2003
 ------------------------------------------------               and Secretary
                James C. Reed, Jr.


                        *                              President (Principal Executive      June 19, 2003
 ------------------------------------------------                 Officer)
                 Rodney S. Cason


                        *                              Senior Vice President and Chief     June 19, 2003
 ------------------------------------------------       Financial Officer (Principal
                Gregory A. Wright                            Financial Officer)


                        *                               Vice President and Controller      June 19, 2003
 ------------------------------------------------      (Principal Accounting Officer)
                Otto C. Schwethelm


 *By:             /s/ CHARLES S. PARRISH
        ------------------------------------------
                    Charles S. Parrish
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 19, 2003.


                                          TESORO ALASKA PIPELINE COMPANY
                                          TESORO NORTHSTORE COMPANY

                                          By:     /s/ GREGORY A. WRIGHT
                                            ------------------------------------
                                                     Gregory A. Wright
                                              Senior Vice President and Chief
                                                      Financial Officer


                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.


                    SIGNATURE                                       TITLE                      DATE
                    ---------                                       -----                      ----

                        *                            Chairman of the Board of Directors    June 19, 2003
 ------------------------------------------------
                  Bruce A. Smith

                        *                            Director, Executive Vice President    June 19, 2003
 ------------------------------------------------
               William T. Van Kleef

                        *                            Director, Executive Vice President    June 19, 2003
 ------------------------------------------------               and Secretary
                James C. Reed, Jr.

                        *                              President (Principal Executive      June 19, 2003
 ------------------------------------------------                 Officer)
                 Rodney S. Cason

                        *                              Senior Vice President and Chief     June 19, 2003
 ------------------------------------------------       Financial Officer (Principal
                Gregory A. Wright                            Financial Officer)

                        *                               Vice President and Controller      June 19, 2003
 ------------------------------------------------      (Principal Accounting Officer)
                Otto C. Schwethelm


 *By:             /s/ CHARLES S. PARRISH
        ------------------------------------------
                    Charles S. Parrish
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 19, 2003.


                                          TESORO AVIATION COMPANY

                                          By:     /s/ GREGORY A. WRIGHT
                                            ------------------------------------
                                                     Gregory A. Wright
                                              Senior Vice President and Chief
                                                      Financial Officer

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                                 TITLE                      DATE
              ---------                                 -----                      ----

                  *                      Chairman of the Board of Directors    June 19, 2003
--------------------------------------   and President (Principal Executive
            Bruce A. Smith                            Officer)


                  *                      Director, Executive Vice President    June 19, 2003
--------------------------------------
         William T. Van Kleef


                  *                      Director, Executive Vice President,   June 19, 2003
--------------------------------------      General Counsel and Secretary
          James C. Reed, Jr.


                  *                        Senior Vice President and Chief     June 19, 2003
--------------------------------------      Financial Officer (Principal
          Gregory A. Wright                      Financial Officer)


                  *                         Vice President and Controller      June 19, 2003
--------------------------------------     (Principal Accounting Officer)
          Otto C. Schwethelm


 *By:       /s/ CHARLES S. PARRISH
        ------------------------------
              Charles S. Parrish
               Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 19, 2003.


                                          TESORO FINANCIAL SERVICES HOLDING
                                          COMPANY
                                          VICTORY FINANCE COMPANY

                                          By:     /s/ CHARLES L. MAGEE
                                            ------------------------------------
                                                      Charles L. Magee
                                                         President

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                                 TITLE                      DATE
              ---------                                 -----                      ----

                  *                            Director and President          June 19, 2003
--------------------------------------   (Principal Executive, Financial and
           Charles L. Magee                      Accounting Officer)


                  *                                   Director                 June 19, 2003
--------------------------------------
           Heather R. Hill


 *By:       /s/ CHARLES S. PARRISH
        ------------------------------
              Charles S. Parrish
               Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 19, 2003.


                                          TESORO GAS RESOURCES COMPANY, INC.

                                          By:      /s/ BRUCE A. SMITH
                                            ------------------------------------
                                                       Bruce A. Smith
                                             Chairman of the Board of Directors
                                                       and President

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                                 TITLE                      DATE
              ---------                                 -----                      ----

                  *                      Chairman of the Board of Directors    June 19, 2003
--------------------------------------              and President
            Bruce A. Smith                  (Principal Executive Officer)


                  *                      Director, Executive Vice President,   June 19, 2003
--------------------------------------      General Counsel and Secretary
          James C. Reed, Jr.


                  *                         Vice President and Controller      June 19, 2003
--------------------------------------        (Principal Financial and
          Otto C. Schwethelm                     Accounting Officer)


 *By:       /s/ CHARLES S. PARRISH
        ------------------------------
              Charles S. Parrish
               Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 19, 2003.


                                          TESORO HAWAII CORPORATION

                                          By:     /s/ GREGORY A. WRIGHT
                                            ------------------------------------
                                                     Gregory A. Wright
                                                Senior Vice President, Chief
                                                      Financial Officer
                                                       and Treasurer

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                                 TITLE                      DATE
              ---------                                 -----                      ----

                  *                         Director, President and Chief      June 19, 2003
--------------------------------------      Executive Officer (Principal
            Bruce A. Smith                       Executive Officer)


                  *                      Director, Executive Vice President    June 19, 2003
--------------------------------------
         William T. Van Kleef


                  *                      Director, Executive Vice President    June 19, 2003
--------------------------------------              and Secretary
          James C. Reed, Jr.


                  *                            Senior Vice President,          June 19, 2003
--------------------------------------       Chief Financial Officer and
          Gregory A. Wright                           Treasurer
                                            (Principal Financial Officer)


                  *                         Vice President and Controller      June 19, 2003
--------------------------------------     (Principal Accounting Officer)
          Otto C. Schwethelm


 *By:       /s/ CHARLES S. PARRISH
        ------------------------------
              Charles S. Parrish
               Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 19, 2003.


                                          TESORO HIGH PLAINS PIPELINE COMPANY

                                          By:      /s/ BRUCE A. SMITH
                                            ------------------------------------
                                                       Bruce A. Smith
                                             Chairman of the Board of Directors
                                                       and President

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                                 TITLE                      DATE
              ---------                                 -----                      ----

                  *                      Chairman of the Board of Directors    June 19, 2003
--------------------------------------                   and
            Bruce A. Smith                 President (Principal Executive
                                                      Officer)


                  *                      Director, Executive Vice President    June 19, 2003
--------------------------------------
         William T. Van Kleef


                  *                      Director, Executive Vice President,   June 19, 2003
--------------------------------------      General Counsel and Secretary
          James C. Reed, Jr.


                  *                           Senior Vice President and        June 19, 2003
--------------------------------------         Chief Financial Officer
          Gregory A. Wright                 (Principal Financial Officer)


                  *                         Vice President and Controller      June 19, 2003
--------------------------------------     (Principal Accounting Officer)
          Otto C. Schwethelm


 *By:       /s/ CHARLES S. PARRISH
        ------------------------------
              Charles S. Parrish
               Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 19, 2003.


                                          TESORO MARINE SERVICES, LLC ("LLC")
                                          by Tesoro Marine Services Holding
                                          Company,
                                            its sole member
                                          TESORO MARINE SERVICES HOLDING COMPANY
                                          ("Holding Co.")

                                          By:     /s/ GREGORY A. WRIGHT
                                            ------------------------------------
                                                     Gregory A. Wright
                                              Senior Vice President and Chief
                                                      Financial Officer

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

                        *                             Chairman of the Board of Directors    June 19, 2003
 ------------------------------------------------               of Holding Co.
                  Bruce A. Smith


                        *                                Director of Holding Co. and        June 19, 2003
 ------------------------------------------------    Executive Vice President of LLC and
               William T. Van Kleef                              Holding Co.


                        *                                Director of Holding Co. and        June 19, 2003
 ------------------------------------------------     Executive Vice President, General
                James C. Reed, Jr.                     Counsel and Secretary of LLC and
                                                                 Holding Co.


                        *                                Director of Holding Co. and        June 19, 2003
 ------------------------------------------------                 President
                 Donald A. Nyberg                     of LLC and Holding Co. (Principal
                                                              Executive Officer)


                        *                              Senior Vice President and Chief      June 19, 2003
 ------------------------------------------------    Financial Officer of LLC and Holding
                Gregory A. Wright                     Co. (Principal Financial Officer)


                        *                             Controller of LLC and Holding Co.     June 19, 2003
 ------------------------------------------------       (Principal Accounting Officer)
                 Dean M. Krakosky


 *By:             /s/ CHARLES S. PARRISH
        ------------------------------------------
                    Charles S. Parrish
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 19, 2003.


                                          TESORO MARITIME COMPANY

                                          By:     /s/ GREGORY A. WRIGHT
                                            ------------------------------------
                                                     Gregory A. Wright
                                              Senior Vice President and Chief
                                                      Financial Officer

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                                 TITLE                      DATE
              ---------                                 -----                      ----

                  *                      Chairman of the Board of Directors    June 19, 2003
--------------------------------------   and President (Principal Executive
          Timothy F. Plummer                          Officer)


                  *                      Director, Senior Vice President and   June 19, 2003
--------------------------------------   Chief Financial Officer (Principal
          Gregory A. Wright                      Financial Officer)


                  *                         Vice President and Controller      June 19, 2003
--------------------------------------     (Principal Accounting Officer)
          Otto C. Schwethelm


 *By:       /s/ CHARLES S. PARRISH
        ------------------------------
              Charles S. Parrish
               Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 19, 2003.


                                          TESORO REFINING AND MARKETING COMPANY

                                          By:     /s/ GREGORY A. WRIGHT
                                            ------------------------------------
                                                     Gregory A. Wright
                                              Senior Vice President and Chief
                                                      Financial Officer

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                                 TITLE                      DATE
              ---------                                 -----                      ----

                  *                      Chairman of the Board of Directors    June 19, 2003
--------------------------------------
            Bruce A. Smith


                  *                        Director, President (Principal      June 19, 2003
--------------------------------------           Executive Officer)
         William T. Van Kleef


                  *                      Director, Executive Vice President    June 19, 2003
--------------------------------------              and Secretary
          James C. Reed, Jr.


                  *                        Senior Vice President and Chief     June 19, 2003
--------------------------------------      Financial Officer (Principal
          Gregory A. Wright                      Financial Officer)


                  *                         Vice President and Controller      June 19, 2003
--------------------------------------     (Principal Accounting Officer)
          Otto C. Schwethelm


 *By:       /s/ CHARLES S. PARRISH
        ------------------------------
              Charles S. Parrish
               Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 19, 2003.


                                          TESORO TECHNOLOGY COMPANY

                                          By:      /s/ BRUCE A. SMITH
                                            ------------------------------------
                                                       Bruce A. Smith
                                             Chairman of the Board of Directors
                                                       and President

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                                 TITLE                      DATE
              ---------                                 -----                      ----

                  *                      Chairman of the Board of Directors    June 19, 2003
--------------------------------------   and President (Principal Executive
            Bruce A. Smith                            Officer)


                  *                      Director, Executive Vice President    June 19, 2003
--------------------------------------
         William T. Van Kleef


                  *                      Director, Executive Vice President,   June 19, 2003
--------------------------------------      General Counsel and Secretary
          James C. Reed, Jr.


                  *                         Vice President and Controller      June 19, 2003
--------------------------------------   (Principal Financial and Accounting
          Otto C. Schwethelm                          Officer)


 *By:       /s/ CHARLES S. PARRISH
        ------------------------------
              Charles S. Parrish
               Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 19, 2003.


                                          TESORO TRADING COMPANY

                                          By:      /s/ BRUCE A. SMITH
                                            ------------------------------------
                                                       Bruce A. Smith
                                             Chairman of the Board of Directors
                                                       and President

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                                 TITLE                      DATE
              ---------                                 -----                      ----

                  *                      Chairman of the Board of Directors    June 19, 2003
--------------------------------------   and President (Principal Executive
            Bruce A. Smith                            Officer)


                  *                      Director, Executive Vice President    June 19, 2003
--------------------------------------
         William T. Van Kleef


                  *                      Director, Executive Vice President,   June 19, 2003
--------------------------------------      General Counsel and Secretary
          James C. Reed, Jr.


                  *                         Vice President and Controller      June 19, 2003
--------------------------------------   (Principal Financial and Accounting
          Otto C. Schwethelm                          Officer)


 *By:       /s/ CHARLES S. PARRISH
        ------------------------------
              Charles S. Parrish
               Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 19, 2003.


                                          TESORO VOSTOK COMPANY

                                          By:      /s/ BRUCE A. SMITH
                                            ------------------------------------
                                                       Bruce A. Smith
                                             Chairman of the Board of Directors
                                                       and President

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                                 TITLE                      DATE
              ---------                                 -----                      ----

                  *                      Chairman of the Board of Directors    June 19, 2003
--------------------------------------   and President (Principal Executive
            Bruce A. Smith                            Officer)


                  *                      Director, Executive Vice President    June 19, 2003
--------------------------------------
         William T. Van Kleef


                  *                      Director, Executive Vice President    June 19, 2003
--------------------------------------              and Secretary
          James C. Reed, Jr.


                  *                        Senior Vice President and Chief     June 19, 2003
--------------------------------------      Financial Officer (Principal
          Gregory A. Wright                      Financial Officer)


                  *                         Vice President and Controller      June 19, 2003
--------------------------------------     (Principal Accounting Officer)
          Otto C. Schwethelm


 *By:       /s/ CHARLES S. PARRISH
        ------------------------------
              Charles S. Parrish
               Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 19, 2003.


                                          TESORO WASATCH, LLC

                                          By:      /s/ BRUCE A. SMITH
                                            ------------------------------------
                                                       Bruce A. Smith
                                             Chairman of the Board of Directors
                                                       and President

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                                 TITLE                      DATE
              ---------                                 -----                      ----

                  *                      Chairman of the Board of Directors,   June 19, 2003
--------------------------------------     President (Principal Executive
            Bruce A. Smith                            Officer)


                  *                      Director, Executive Vice President    June 19, 2003
--------------------------------------
         William T. Van Kleef


                  *                      Director, Executive Vice President,   June 19, 2003
--------------------------------------      General Counsel and Secretary
          James C. Reed, Jr.


                  *                         Vice President and Controller      June 19, 2003
--------------------------------------   (Principal Financial and Accounting
          Otto C. Schwethelm                          Officer)


 *By:       /s/ CHARLES S. PARRISH
        ------------------------------
              Charles S. Parrish
               Attorney-in-Fact

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
  *1.1   Purchase Agreement, dated April 7, 2002, among the Company,
         Goldman, Sachs & Co. and Banc One Capital Markets, Inc.
   2.1   Stock Sale Agreement, dated March 18, 1998, among the
         Company, BHP Hawaii Inc. and BHP Petroleum Pacific Islands
         Inc. (incorporated by reference herein to Exhibit 2.1 to
         Registration Statement No. 333-51789).
   2.2   Stock Sale Agreement, dated May 1, 1998, among Shell
         Refining Holding Company, Shell Anacortes Refining Company
         and the Company (incorporated by reference herein to the
         Company's Quarterly Report on Form 10-Q for the period ended
         March 31, 1998, File No. 1-3473).
   2.3   Stock Purchase Agreement, dated as of October 8, 1999, but effective as of July 1, 1999 among the Company, Tesoro Gas
         Resources Company, Inc., EEX Operating LLC and EEX
         Corporation (incorporated by reference herein to Exhibit 2.1 to the Company's Current Report on Form 8-K filed on January
         3, 2000, File No. 1-3473).
   2.4   First Amendment to Stock Purchase Agreement dated December
         16, 1999, but effective as of October 8, 1999, among the
         Company, Tesoro Gas Resources Company, Inc., EEX Operating
         LLC and EEX Corporation (incorporated by reference herein to
         Exhibit 2.2 to the Company's Current Report on Form 8-K
         filed on January 3, 2000, File No. 1-3473).
   2.5   Purchase Agreement dated as of December 17, 1999 among the
         Company, Tesoro Gas Resources Company, Inc. and EEX
         Operating LLC (Membership Interests in Tesoro Grande LLC)
         (incorporated by reference herein to Exhibit 2.3 to the
         Company's Current Report on Form 8-K filed on January 3,
         2000, File No. 1-3473).
   2.6   Purchase Agreement dated as of December 17, 1999 among the
         Company, Tesoro Gas Resources Company, Inc. and EEX
         Operating LLC (Membership Interests in Tesoro Reserves
         Company LLC) (incorporated by reference herein to Exhibit
         2.4 to the Company's Current Report on Form 8-K filed on
         January 3, 2000, File No. 1-3473).
   2.7   Purchase Agreement dated as of December 17, 1999 among the
         Company, Tesoro Gas Resources Company, Inc. and EEX
         Operating LLC (Membership Interests in Tesoro Southeast LLC)
         (incorporated by reference herein to Exhibit 2.5 to the
         Company's Current Report on Form 8-K filed on January 3,
         2000, File No. 1-3473).
   2.8   Stock Purchase Agreement, dated as of November 19, 1999, by and between the Company and BG International Limited
         (incorporated by reference herein to Exhibit 2.1 to the
         Company's Current Report on Form 8-K filed on January 13,
         2000, File No. 1-3473).
   2.9   Asset Purchase Agreement, dated July 16, 2001, by and among the Company, BP Corporation North America Inc. and Amoco Oil
         Company (incorporated by reference herein to Exhibit 2.1 to the Company's Current Report on Form 8-K filed on September
         21, 2001, File No. 1-3473).
   2.10  Asset Purchase Agreement, dated July 16, 2001, by and among the Company, BP Corporation North America Inc. and Amoco Oil
         Company (incorporated by reference herein to Exhibit 2.2 to the Company's Current Report on Form 8-K filed on September
         21, 2001, File No. 1-3473).
   2.11  Asset Purchase Agreement, dated July 16, 2001, by and among the Company, BP Corporation North America Inc. and BP
         Pipelines (North America) Inc. (incorporated by reference
         herein to Exhibit 2.1 to the Company's Quarterly Report on
         Form 10-Q for the quarterly period ended September 30, 2001,
         File No. 1-3473).
   2.12  Sale and Purchase Agreement for Golden Eagle Refining and
         Marketing Assets, dated February 4, 2002, by and among
         Ultramar Inc. and Tesoro Refining and Marketing Company,
         including First Amendment dated February 20, 2002 and
         related Purchaser Parent Guaranty dated February 4, 2002,
         and Second Amendment dated May 3, 2002 (incorporated by
         reference herein to Exhibit 2.12 to the Company's Annual
         Report on Form 10-K for the fiscal year ended December 31,
         2001, File No. 1-3473, and Exhibit 2.1 to the Company's
         Current Report on Form 8-K filed on May 9, 2002, File No.
         1-3473).

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
   3.1   Restated Certificate of Incorporation of the Company
         (incorporated by reference herein to Exhibit 3 to the
         Company's Annual Report on Form 10-K for the fiscal year
         ended December 31, 1993, File No. 1-3473).
   3.2   By-Laws of the Company, as amended through June 6, 1996
         (incorporated by reference herein to Exhibit 3.2 to the
         Company's Annual Report on Form 10-K for the fiscal year
         ended December 31, 1996, File No. 1-3473).
   3.3   Amendment to Restated Certificate of Incorporation of the
         Company adding a new Article IX limiting Directors'
         Liability (incorporated by reference herein to Exhibit 3(b)
         to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-3473).
   3.4   Certificate of Designation Establishing a Series A
         Participating Preferred Stock, dated as of December 16, 1985
         (incorporated by reference herein to Exhibit 3(d) to the
         Company's Annual Report on Form 10-K for the fiscal year
         ended December 31, 1993, File No. 1-3473).
   3.5   Certificate of Amendment, dated as of February 9, 1994, to
         Restated Certificate of Incorporation of the Company
         amending Article IV, Article V, Article VII and Article VIII
         (incorporated by reference herein to Exhibit 3(e) to the
         Company's Annual Report on Form 10-K for the fiscal year
         ended December 31, 1993, File No. 1-3473).
   3.6   Certificate of Amendment, dated as of August 3, 1998, to
         Certificate of Incorporation of the Company, amending
         Article IV, increasing the number of authorized shares of
         Common Stock from 50,000,000 to 100,000,000 (incorporated by reference herein to Exhibit 3.1 to the Company's Quarterly
         Report on Form 10-Q for the period ended September 30, 1998,
         File No. 1-3473).
   3.7   Certificate of Incorporation of Digicomp, Inc. (incorporated by reference herein to Exhibit 3.9 to Registration Statement
         No. 333-75056).
   3.8   Bylaws of Digicomp, Inc., as amended (incorporated by
         reference herein to Exhibit 3.10 to Registration Statement
         No. 333-75056).
   3.9   Certificate of Incorporation of Far East Maritime Company
         (incorporated by reference herein to Exhibit 3.11 to
         Registration Statement No. 333-75056).
   3.10  Bylaws of Far East Maritime Company (incorporated by reference herein to Exhibit 3.12 to Registration Statement
         No. 333-75056).
   3.11  Certificate of Incorporation of Gold Star Maritime Company
         (incorporated by reference herein to Exhibit 3.13 to
         Registration Statement No. 333-75056).
   3.12  Bylaws of Gold Star Maritime Company (incorporated by reference herein to Exhibit 3.14 to Registration Statement
         No. 333-75056).
   3.13  Certificate of Incorporation of Kenai Pipe Line Company
         (incorporated by reference herein to Exhibit 3.15 to
         Registration Statement No. 333-75056).
   3.14  Bylaws of Kenai Pipe Line Company, as amended (incorporated by reference herein to Exhibit 3.16 to Registration
         Statement No. 333-75056).
   3.15  Articles of Incorporation of Smiley's Super Service, Inc.
         (incorporated by reference herein to Exhibit 3.17 to
         Registration Statement No. 333-75056).
   3.16  Bylaws of Smiley's Super Service, Inc. (incorporated by reference herein to Exhibit 3.18 to Registration Statement
         No. 333-75056).
   3.17  Certificate of Incorporation of Tesoro Alaska Company, as
         amended (incorporated by reference herein to Exhibit 3.19 to
         Registration Statement No. 333-75056).
   3.18  Bylaws of Tesoro Alaska Company, as amended (incorporated by reference herein to Exhibit 3.20 to Registration Statement
         No. 333-75056).
   3.19  Certificate of Incorporation of Tesoro Alaska Pipeline
         Company, as amended (incorporated by reference herein to
         Exhibit 3.21 to Registration Statement No. 333-75056).
   3.20  Bylaws of Tesoro Alaska Pipeline Company, as amended
         (incorporated by reference herein to Exhibit 3.22 to
         Registration Statement No. 333-75056).
   3.21  Certificate of Incorporation of Tesoro Aviation Company, as
         amended (incorporated by reference herein to Exhibit 3.23 to
         Registration Statement No. 333-75056).

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
   3.22  Bylaws of Tesoro Aviation Company (incorporated by reference herein to Exhibit 3.24 to Registration Statement No.
         333-75056).
   3.23  Certificate of Tesoro Financial Services Holding Company
         (incorporated by reference herein to Exhibit 3.25 to
         Registration Statement No. 333-75056).
   3.24  Bylaws of Tesoro Financial Services Holding Company
         (incorporated by reference herein to Exhibit 3.26 to
         Registration Statement No. 333-75056).
   3.25  Certificate of Incorporation of Tesoro Gas Resources
         Company, Inc. (incorporated by reference herein to Exhibit
         3.27 to Registration Statement No. 333-75056).
   3.26  Bylaws of Tesoro Gas Resources Company, Inc. (incorporated by reference herein to Exhibit 3.28 to Registration
         Statement No. 333-75056).
   3.27  Articles of Incorporation of Tesoro Hawaii Corporation, as
         amended (incorporated by reference herein to Exhibit 3.29 to
         Registration Statement No. 333-75056).
   3.28  Bylaws of Tesoro Hawaii Corporation, as amended
         (incorporated by reference herein to Exhibit 3.30 to
         Registration Statement No. 333-75056).
   3.29  Certificate of Incorporation of Tesoro High Plains Pipeline
         Company, as amended (incorporated by reference herein to
         Exhibit 3.31 to Registration Statement No. 333-75056).
   3.30  Bylaws of Tesoro High Plains Pipeline Company (incorporated by reference herein to Exhibit 3.32 to Registration
         Statement No. 333-75056).
   3.31  Certificate of Incorporation of Tesoro Marine Services
         Holding Company, as amended (incorporated by reference
         herein to Exhibit 3.33 to Registration Statement No.
         333-75056).
   3.32  Bylaws of Tesoro Marine Services Holding Company
         (incorporated by reference herein to Exhibit 3.34 to
         Registration Statement No. 333-75056).
   3.33  Certificate of Formation of Tesoro Marine Services, LLC
         (formerly Tesoro Marine Services, Inc)(incorporated by
         reference herein to Exhibit 3.35 to Registration Statement
         No. 333-75056).
   3.34  Limited Liability Company Agreement of Tesoro Marine
         Services, LLC (incorporated by reference herein to Exhibit
         3.36 to Registration Statement No. 333-75056).
   3.35  Certificate of Incorporation of Tesoro Maritime Company
         (incorporated by reference herein to Exhibit 3.37 to
         Registration Statement No. 333-75056).
   3.36  Bylaws of Tesoro Maritime Company (incorporated by reference herein to Exhibit 3.38 to Registration Statement No.
         333-75056).
   3.37  Articles of Incorporation of Tesoro Northstore Company, as
         amended (incorporated by reference herein to Exhibit 3.39 to
         Registration Statement No. 333-75056).
   3.38  Bylaws of Tesoro Northstore Company, as amended
         (incorporated by reference herein to Exhibit 3.40 to
         Registration Statement No. 333-75056).
   3.39  Certificate of Incorporation of Tesoro Petroleum Companies,
         Inc., as amended (incorporated by reference herein to
         Exhibit 3.41 to Registration Statement No. 333-75056).
   3.40  Bylaws of Tesoro Petroleum Companies, Inc., as amended
         (incorporated by reference herein to Exhibit 3.9 to
         Registration Statement No. 333-75056).
   3.41  Certificate of Incorporation of Tesoro Refining and
         Marketing Company (formerly Tesoro West Coast Company), as amended (incorporated by reference herein to Exhibit 3.51 to
         Registration Statement No. 333-75056).
   3.42  Bylaws of Tesoro Refining and Marketing Company (formerly
         Tesoro West Coast Company), as amended (incorporated by
         reference herein to Exhibit 3.52 to Registration Statement
         No. 333-75056).
   3.43  Certificate of Incorporation of Tesoro Technology Company,
         as amended (incorporated by reference herein to Exhibit 3.47 to Registration Statement No. 333-75056).
   3.44  Bylaws of Tesoro Technology Company, as amended
         (incorporated by reference herein to Exhibit 3.48 to
         Registration Statement No. 333-75056).

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
   3.45  Certificate of Incorporation of Tesoro Trading Company, as
         amended (incorporated by reference herein to Exhibit 3.1 to
         Amendment No. 1 to Registration Statement No. 333-84018).
   3.46  Bylaws of Tesoro Trading Company (incorporated by reference herein to Exhibit 3.2 to Amendment No. 1 to Registration
         Statement No. 333-84018).
  *3.47  Certificate of Formation of Tesoro Wasatch, LLC.
  *3.48  Limited Liability Company Agreement of Tesoro Wasatch, LLC.
   3.49  Certificate of Incorporation of Tesoro Vostock Company, as
         amended (incorporated by reference herein to Exhibit 3.49 to
         Registration Statement No. 333-75056).
   3.50  Bylaws of Tesoro Vostock Company, as amended (incorporated by reference herein to Exhibit 3.50 to Registration
         Statement No. 333-75056).
   3.51  Certificate of Incorporation of Victory Finance Company, as
         amended (incorporated by reference herein to Exhibit 3.53 to
         Registration Statement No. 333-75056).
   3.52  Bylaws of Victory Finance Company (incorporated by reference herein to Exhibit 3.54 to Registration Statement No.
         333-75056).
   4.1   Indenture, dated as of July 2, 1998, between Tesoro
         Petroleum Corporation and U.S. Bank Trust National
         Association, as Trustee (incorporated by reference herein to
         Exhibit 4.4 to Registration Statement No. 333-59871).
   4.2   Form of 9% Senior Subordinated Notes due 2008 and 9% Senior
         Subordinated Notes due 2008, Series B (incorporated by
         reference herein to Exhibit 4.5 to Registration Statement
         No. 333-59871).
   4.3   Indenture, dated as of November 6, 2001, between Tesoro
         Petroleum Corporation and U.S. Bank Trust National
         Association, as Trustee (incorporated by reference herein to
         Exhibit 4.8 to Registration Statement No. 333-75056).
   4.4   Form of 9 5/8% Senior Subordinated Notes due 2008 and 9 5/8%
         Senior Subordinated Notes due 2008, Series B (incorporated by reference herein to Exhibit 4.7 to Registration Statement
         No. 333-92468).
   4.5   Indenture, dated as of April 9, 2002, between Tesoro Escrow
         Corp. and U.S. Bank National Association, as Trustee
         (incorporated by reference herein to Exhibit 4.9 to
         Registration Statement No. 333-84018).
   4.6   Supplemental Indenture, dated as of May 17, 2002, among
         Tesoro Escrow Corp., Tesoro Petroleum Corporation, the
         subsidiary guarantors and U.S. Bank National Association, as
         Trustee (incorporated by reference herein to Exhibit 4.10 to
         Registration Statement No. 333-92468).
   4.7   Form of 9 5/8% Senior Subordinated Notes due 2012
         (incorporated by reference herein to Exhibit 4.10 to
         Registration Statement No. 333-84018).
  *4.8   Indenture, dated as of April 17, 2003, among Tesoro
         Petroleum Corporation, certain subsidiary guarantors and The
         Bank of New York, as Trustee.
  *4.9   Form of 8% Senior Secured Notes due 2008 (incorporated by
         reference herein to Exhibit 4.8).
  *4.10  Registration Rights Agreement, dated as of April 17, 2003, among Tesoro Petroleum Corporation, certain subsidiary
         guarantors, and Goldman, Sachs & Co., as representative of the initial purchasers.
  *4.11  Credit and Guaranty Agreement related to Senior Secured Term
         Loans Due 2008, dated as of April 17, 2003, among Tesoro
         Petroleum Corporation, certain subsidiary guarantors,
         Goldman Sachs Credit Partners L.P., as Administrative Agent,
         and Goldman Sachs Credit Partners L.P., as Sole Lead
         Arranger, Sole Bookrunner and Syndication Agent.
  *4.12  Pledge and Security Agreement related to Senior Secured Term
         Loans Due 2008 and 8% Senior Secured Notes due 2008, dated as of April 17, 2003, among Tesoro Petroleum Corporation,
         certain subsidiary guarantors and Wilmington Trust Company, as Collateral Agent.
  *4.13  Collateral Agency Agreement related to Senior Secured Term
         Loans Due 2008 and 8% Senior Secured Notes due 2008, dated as of April 17, 2003, among Tesoro Petroleum Corporation,
         certain subsidiary guarantors, Goldman Sachs Credit Partners
         L.P., The Bank of New York Trust Company and Wilmington
         Trust Company.

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
 **4.14  Control Agreement related to Senior Secured Term Loans Due
         2008 and 8% Senior Secured Notes due 2008, dated as of May
         16, 2003, among Tesoro Petroleum Corporation, Wilmington
         Trust Company, as Collateral Agent, and Frost Bank, as
         Depositary Agent.
  *5.1   Opinion of Fulbright & Jaworski L.L.P.
  10.1   $100 million Promissory Note, dated as of May 17, 2002,
         payable by the Company to Ultramar Inc. (incorporated by
         reference to Exhibit 10.1 to the Company's Current Report on
         Form 8-K filed on May 24, 2002, File No. 1-3473).
  10.2   $50 million Promissory Note, dated as of May 17, 2002,
         payable by the Company to Ultramar Inc. (incorporated by
         reference to Exhibit 10.2 to the Company's Current Report on
         Form 8-K filed on May 24, 2002, File No. 1-3473).
 +10.3   The Company's Amended Executive Security Plan, as amended
         through November 13, 1989, and Funded Executive Security
         Plan, as amended through February 28, 1990, for executive
         officers and key personnel (incorporated by reference herein to Exhibit 10(f) to the Company's Annual Report on Form 10-K
         for the fiscal year ended September 30, 1990, File No.
         1-3473).
 +10.4   Sixth Amendment to the Company's Amended Executive Security
         Plan and Seventh Amendment to the Company's Funded Executive
         Security Plan, both dated effective March 6, 1991
         (incorporated by reference herein to Exhibit 10(g) to the
         Company's Annual Report on Form 10-K for the fiscal year
         ended September 30, 1991, File No. 1-3473).
 +10.5   Seventh Amendment to the Company's Amended Executive
         Security Plan and Eighth Amendment to the Company's Funded
         Executive Security Plan, both dated effective December 8,
         1994 (incorporated by reference herein to Exhibit 10(f) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, File No. 1-3473).
 +10.6   Eighth Amendment to the Company's Amended Executive Security
         Plan and Ninth Amendment to the Company's Funded Executive
         Security Plan, both dated effective June 6, 1996
         (incorporated by reference herein to Exhibit 10.5 to the
         Company's Annual Report on Form 10-K for the fiscal year
         ended December 31, 1998, File No. 1-3473).
 +10.7   Ninth Amendment to the Company's Amended Executive Security
         Plan and Tenth Amendment to the Company's Funded Executive
         Security Plan, both dated effective October 1, 1998
         (incorporated by reference herein to Exhibit 10.6 to the
         Company's Annual Report on Form 10-K for the fiscal year
         ended December 31, 1998, File No. 1-3473).
 +10.8   Amended and Restated Employment Agreement between the
         Company and Bruce A. Smith dated November 1, 1997
         (incorporated by reference therein to Exhibit 10.4 to the
         Company's Annual Report on Form 10-K for the fiscal year
         ended December 31, 1997, File No. 1-3473).
 +10.9   First Amendment dated October 28, 1998 to Amended and
         Restated Employment Agreement between the Company and Bruce
         A. Smith dated November 1, 1997 (incorporated by reference herein to Exhibit 10.8 to the Company's Annual Report on
         Form 10-K for the fiscal year ended December 31, 1998, File
         No. 1-3473).
 +10.10  Amended and Restated Employment Agreement between the
         Company and William T. Van Kleef dated as of October 28,
         1998 (incorporated by reference herein to Exhibit 10.9 to
         the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, File No. 1-3473).
 +10.11  Amended and Restated Employment Agreement between the
         Company and James C. Reed, Jr. dated as of October 28, 1998
         (incorporated by reference herein to Exhibit 10.10 to the
         Company's Annual Report on Form 10-K for the fiscal year
         ended December 31, 1998, File No. 1-3473).
 +10.12  Management Stability Agreement between the Company and
         Thomas E. Reardon dated November 6, 2002 (incorporated by
         reference herein to Exhibit 10.16 to the Company's Annual
         Report on Form 10-K for the year ended December 31, 2002,
         File No. 1-3473).
 +10.13  Management Stability Agreement between the Company and
         Donald A. Nyberg dated December 12, 1996 (incorporated by
         reference herein to Exhibit 10.7 to the Company's Annual
         Report on Form 10-K for the fiscal year ended December 31,
         1997, File No. 1-3473).

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
 +10.14  Management Stability Agreement between the Company and Susan
         A. Lerette dated November 6, 2002 (incorporated by reference herein to Exhibit 10.19 to the Company's Annual Report on
         Form 10-K for the year ended December 31, 2002, File No.
         1-3473).
 +10.15  Management Stability Agreement between the Company and
         Stephen L. Wormington dated November 6, 2002 (incorporated by reference herein to Exhibit 10.20 to the Company's Annual
         Report on Form 10-K for the year ended December 31, 2002,
         File No. 1-3473).
 +10.16  Management Stability Agreement between the Company and
         Gregory A. Wright dated November 6, 2002 (incorporated by
         reference herein to Exhibit 10.21 to the Company's Annual
         Report on Form 10-K for the year ended December 31, 2002,
         File No. 1-3473).
 +10.17  Management Stability Agreement between the Company and W.
         Eugene Burden dated November 6, 2002 (incorporated by
         reference herein to Exhibit 10.23 to the Company's Annual
         Report on Form 10-K for the year ended December 31, 2002,
         File No. 1-3473).
 +10.18  Management Stability Agreement between the Company and
         Everett D. Lewis dated November 6, 2002 (incorporated by
         reference herein to Exhibit 10.24 to the Company's Annual
         Report on Form 10-K for the year ended December 31, 2002,
         File No. 1-3473).
 +10.19  Management Stability Agreement between the Company and James
         L. Taylor dated November 6, 2002 (incorporated by reference herein to Exhibit 10.25 to the Company's Annual Report on
         Form 10-K for the year ended December 31, 2002, File No.
         1-3473).
 +10.20  Management Stability Agreement between the Company and
         Daniel J. Porter dated September 6, 2001 (incorporated by
         reference herein to Exhibit 10.25 to Registration Statement
         No. 333-75056).
 +10.21  Management Stability Agreement between the Company and Rick
         D. Weyen dated September 6, 2001 (incorporated by reference herein to Exhibit 10.26 to Registration Statement No.
         333-75056).
 +10.22  Management Stability Agreement between the Company and Otto
         C. Schwethelm dated November 6, 2002 (incorporated by
         reference herein to Exhibit 10.28 to the Company's Annual
         Report on Form 10-K for the year ended December 31, 2002,
         File No. 1-3473).
 +10.23  Management Stability Agreement between the Company and
         Rodney S. Cason dated November 6, 2002 (incorporated by
         reference herein to Exhibit 10.29 to the Company's Annual
         Report on Form 10-K for the year ended December 31, 2002,
         File No. 1-3473).
 +10.24  Management Stability Agreement between the Company and
         Joseph M. Monroe dated November 6, 2002 (incorporated by
         reference herein to Exhibit 10.30 to the Company's Annual
         Report on Form 10-K for the year ended December 31, 2002,
         File No. 1-3473).
 +10.25  Management Stability Agreement between the Company and Alan
         R. Anderson dated November 6, 2002 (incorporated by
         reference herein to Exhibit 10.31 to the Company's Annual
         Report on Form 10-K for the year ended December 31, 2002,
         File No. 1-3473).
 +10.26  Management Stability Agreement between the Company and J.
         William Haywood dated November 6, 2002 (incorporated by
         reference herein to Exhibit 10.32 to the Company's Annual
         Report on Form 10-K for the year ended December 31, 2002,
         File No. 1-3473).
 +10.27  Management Stability Agreement between the Company and G.
         Scott Spendlove dated January 24, 2002 (incorporated by
         reference herein to Exhibit 10.1 to the Company's Quarterly
         Report on Form 10-Q for the quarterly period ended March 31,
         2002, File No. 1-3473.)
 +10.28  The Company's Amended Incentive Stock Plan of 1982, as
         amended through February 24, 1988 (incorporated by reference herein to Exhibit 10(t) to the Company's Annual Report on
         Form 10-K for the fiscal year ended September 30, 1988, File
         No. 1-3473).
 +10.29  Resolution approved by the Company's stockholders on April
         30, 1992 extending the term of the Company's Amended
         Incentive Stock Plan of 1982 to February 24, 1994
         (incorporated by reference herein to Exhibit 10(o) to the
         Company's Annual Report on Form 10-K for the fiscal year
         ended December 31, 1992, File No. 1-3473).
 +10.30  Copy of the Company's Key Employee Stock Option Plan dated
         November 12, 1999 (incorporated by reference herein to
         Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q
         for the quarterly period ended March 31, 2002, File No.
         1-3473.)

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
 +10.31  Copy of the Company's Amended and Restated Executive
         Long-Term Incentive Plan, as amended through May 25, 2000
         (incorporated by reference herein to Exhibit 99.1 to the
         Company's Registration Statement No. 333-39070 filed on Form
         S-8).
 +10.32  Amendment to the Company's Amended and Restated Executive
         Long-Term Incentive Plan effective as of June 20, 2002
         (incorporated by reference herein to Exhibit 10.31 to the
         Company's Registration Statement No. 333-92468).
 *10.33  Second Amendment to the Company's Amended and Restated
         Executive Long-Term Incentive Plan effective as of May 1,
         2003.
 +10.34  Copy of the Company's Non-Employee Director Retirement Plan
         dated December 8, 1994 (incorporated by reference herein to
         Exhibit 10(t) to the Company's Annual Report on Form 10-K
         for the fiscal year ended December 31, 1994, File No.
         1-3473).
 +10.35  Amended and Restated 1995 Non-Employee Director Stock Option
         Plan, as amended through March 15, 2000 (incorporated by
         reference herein to Exhibit 10.2 to the Company's Quarterly
         Report on Form 10-Q for the quarterly period ended March 31,
         2002, File No. 1-3473.)
 +10.36  Amendment to the Company's Amended and Restated 1995
         Non-Employee Director Stock Option Plan (incorporated by
         reference herein to Exhibit 10.40 to the Company's
         Registration Statement No. 333-92468).
 +10.37  Copy of the Company's Board of Directors Deferred
         Compensation Plan dated February 23, 1995 (incorporated by reference herein to Exhibit 10(u) to the Company's Annual
         Report on Form 10-K for the fiscal year ended December 31,
         1994, File No. 1-3473).
 +10.38  Copy of the Company's Board of Directors Deferred
         Compensation Trust dated February 23, 1995 (incorporated by reference herein to Exhibit 10(v) to the Company's Annual
         Report on Form 10-K for the fiscal year ended December 31,
         1994, File No. 1-3473).
 +10.39  Copy of the Company's Board of Directors Deferred Phantom
         Stock Plan (incorporated by reference herein to Exhibit 10 to the Company's Quarterly Report on Form 10-Q for the
         quarterly period ended March 31, 1997, File No. 1-3473).
 +10.40  Phantom Stock Option Agreement between the Company and Bruce
         A. Smith dated effective October 29, 1997 (incorporated by reference herein to Exhibit 10.20 to the Company's Annual
         Report on Form 10-K for the fiscal year ended December 31,
         1997, File No. 1-3473).
 +10.41  Form of Indemnification Agreement between the Company and its officers and directors (incorporated by reference herein to Exhibit B to the Company's Proxy Statement for the Annual
         Meeting of Stockholders held on February 25, 1987, File No.
         1-3473).
  10.42  Letter dated May 5, 2002 from the Company to the State of
         California Department of Justice, Office of Attorney General
         (incorporated by reference to Exhibit 10.3 to the Company's
         Current Report on Form 8-K filed on May 24, 2002, File No.
         1-3473; portions of this document have been omitted pursuant to a request for confidential treatment).
**10.43  $650,000,000 Second Amended and Restated Credit Agreement,
         dated as of June 17, 2003, among the Company, Goldman Sachs
         Credit Partners L.P. (the syndication agent), Bank One, NA
         (the administrative agent) and a syndicate of banks,
         financial institutions and other entities.
**10.44  Security Agreement dated as of April 17, 2003, by and between the Company, certain of its subsidiary parties
         thereto and Bank One NA as Agent.
**10.45  Affirmation of Security Agreement and Guarantee dated as of
         June 17, 2003 by certain of the Company's subsidiary parties thereto.
 *12.1   Statement of Computation of Ratio of Earnings to Fixed
         Charges.
  21.1   Subsidiaries of the Company (incorporated by reference
         herein to Exhibit 21.1 to the Company's Annual Report on
         Form 10-K for the year ended December 31, 2002, File No.
         1-3473).
**23.1   Consent of Deloitte & Touche LLP.
 *23.3   Consent of Fulbright & Jaworski L.L.P. (included in its
         opinion filed as Exhibit 5.1).

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
 *24.1   Powers of Attorney of certain officers and directors of
         Tesoro Petroleum Corporation and other Registrants (included on the signature pages of the Company's Registration
         Statement on Form S-4, Reg. No. 333-105783, filed on June 2,
         2003).
**24.2   Certified copies of resolutions of each of the Registrants'
         Boards of Directors authorizing the Attorney-in-Fact to sign on behalf of the officers of such Registrants.
 *25.1   Form T-1, Statement of Eligibility under the Trust Indenture
         Act of 1939 of The Bank of New York.
 *99.1   Form of Letter of Transmittal and Consent.
 *99.2   Form of Notice of Guaranteed Delivery.
 *99.3   Form of Letter from Tesoro Petroleum Corporation to
         Registered Holders and Depository Trust Company
         Participants.
 *99.4   Form of Instructions from Beneficial Owners to Registered
         Holders and Depository Trust Company Participants.
 *99.5   Form of Letter to Clients.


---------------


 * Filed with Registration Statement on Form S-4, Reg. No. 333-105783 on June 2, 2003.



** Filed herewith.


 + Identifies management contracts or compensatory plans or arrangements.


     As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant has not filed with this prospectus certain instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant agrees to furnish a copy of any such agreements to the Securities and Exchange Commission upon request.